UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2251 Corporate Park Drive Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MANT	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On May 13, 2022, ManTech International Corporation, a Delaware corporation (“ManTech” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Moose Bidco, Inc., a Delaware corporation (“Parent”), and Moose Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and in accordance with the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. As a result of the Merger, the Company will be acquired by Parent, which will be controlled by investment funds managed by The Carlyle Group Inc. in an all-cash transaction valued at approximately $4.2 billion.

The Company’s Board of Directors (the “Company Board”) has unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of the Company and its stockholders, and approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Company Board has also unanimously resolved to recommend that the Company’s stockholders vote to adopt the Merger Agreement and approve the Merger and other transactions contemplated thereby.

Under the Merger Agreement, in accordance with the terms and subject to the conditions set forth therein, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Class A Common Stock, par value $0.01 per share, of the Company and Class B Common Stock, par value $0.01 per share, of the Company (collectively, the “Company Common Stock”), then outstanding will be automatically converted into the right to receive $96.00 in cash, without interest (the “Per Share Merger Consideration”), other than (1) those shares owned by Parent, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective wholly owned subsidiaries (which will be cancelled without any consideration) and (2) any shares as to which appraisal rights have been properly exercised, and not withdrawn, in accordance with the Delaware General Corporation Law.

The Merger Agreement also provides that, at the Effective Time, unless otherwise mutually agreed by Parent and the holder thereof following adoption of the Merger Agreement by the Company’s stockholders, (1) each outstanding award of restricted stock or restricted stock units with respect to Company Common Stock that is outstanding immediately prior to the Effective Time (whether or not vested) will, by virtue of the Merger and without any action on the part of the holder thereof, immediately vest in full and be cancelled and converted automatically into the right to receive an amount in cash equal to the product obtained by multiplying the number of shares of Company Common Stock subject to such award as of the Effective Time by the Per Share Merger Consideration and (2) each “in-the-money” option to purchase shares of Company Common Stock that is outstanding and unexercised immediately prior to the Effective Time (whether or not vested or exercisable) will immediately vest in full and be cancelled and converted into the right to receive the excess of the Per Share Merger Consideration over the per share exercise price of such option with respect to each share of Company Common Stock subject to such award immediately prior to the Effective Time.

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of customary closing conditions set forth in the Merger Agreement, including, among others, (1) the adoption of the Merger Agreement by the Company’s stockholders, (2) the expiration or termination of any waiting period (and any extension thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (3) the absence of any law or order by a governmental authority that has the effect of preventing, making illegal or prohibiting the consummation of the Merger or any other transaction contemplated by the Merger Agreement and (4) the absence of a “Company Material Adverse Effect” (as defined in the Merger Agreement). While the Merger is not conditioned on Parent or any other party obtaining financing, Parent has obtained equity and debt financing commitments pursuant to the Commitment Letters (as defined in the Merger Agreement) from the parties thereto for the purpose of financing the transactions contemplated by the Merger and paying related fees and expenses. The obligations of the financing sources under the Commitment Letters are subject to customary conditions.

The Merger Agreement contains customary representations, warranties and covenants made by each of the Company, Parent and Merger Sub, including, among others, covenants by each party to use its respective reasonable best efforts to effect the Merger, including obtaining required regulatory approvals, and customary covenants by the Company to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the Effective Time. Beginning on the date of the Merger Agreement, the Company is subject to customary non-solicitation restrictions pursuant to which the Company may not, among other things, (1) solicit, initiate, knowingly facilitate or knowingly encourage the submission by any person of an Alternative Acquisition Proposal (as defined in the Merger Agreement) or (2) enter into, engage in or otherwise participate in any discussions or negotiations with, or furnish any material non-public information to, any person in connection with, or related to, any Alternative Acquisition Proposal, in each case, subject to certain customary “fiduciary out” exceptions. In addition, the Company has agreed that, subject to certain customary “fiduciary out” exceptions, the Company Board is required to recommend that the Company stockholders adopt the Merger Agreement and to call a meeting of the Company stockholders to vote on a proposal to adopt the Merger Agreement. The Company has also agreed that it will file with the Securities and Exchange Commission (the “SEC”) a proxy statement in preliminary form relating to the adoption of the Merger Agreement by the Company’s stockholders as promptly as reasonably practicable after the date of the Merger Agreement, and will convene and hold a special meeting of the Company’s stockholders for the purpose of seeking the adoption of the Merger Agreement as promptly as reasonably practicable after the proxy statement in definitive form is ready to be filed, subject to the terms of the Merger Agreement.

Either the Company or Parent may terminate the Merger Agreement prior to the Effective Time in certain circumstances, including, among others, (1) by mutual agreement, (2) if the Merger is not completed by February 13, 2023 (the “Outside Date”), which date may be extended by the Company for an additional three months if the closing conditions related to approval under the HSR Act (including the expiration or termination of any waiting period and the absence of any related applicable law or order preventing, making illegal or prohibiting the Merger) have not been satisfied as of such date, (3) if a governmental authority of competent jurisdiction has issued a final non-appealable order or law permanently preventing, making illegal or prohibiting the Merger (provided such party is not in material breach of any provision of the Merger Agreement that caused such prohibition), (4) the Company’s stockholders fail to adopt the Merger Agreement after the final adjournment of the special meeting held for the purpose of such vote, or (5) the other party breaches its representations, warranties or covenants in the Merger Agreement or fails to perform its obligations under the Merger Agreement, which breach or failure would give rise to the failure of the applicable condition to the consummation of the Merger to be satisfied and is not capable of being cured prior to the Outside Date or, if capable of being cured by the Outside Date, is not cured within thirty (30) days after receipt of notice of such breach or failure. In addition, subject to the conditions and applicable termination fees as set forth in the Merger Agreement, prior to the adoption of the Merger Agreement by the Company’s stockholders, (a) the Company may terminate the Merger Agreement in order to substantially concurrently enter into a written definitive agreement providing for the consummation of transactions determined by the Company Board to constitute a Superior Acquisition Proposal (as defined in the Merger Agreement), and (b) Parent may terminate the Merger Agreement in the event that the Company Board has effected a Change of Recommendation (as defined in the Merger Agreement).

Upon termination of the Merger Agreement under specified limited circumstances, the Company will be required to pay Parent a termination fee of $115,876,916.00. Specifically, this termination fee is payable by the Company to Parent in the event that (1) the Company terminates the Merger Agreement in order to substantially concurrently enter into a definitive agreement for an alternative acquisition proposal that the Company Board determines constitutes a Superior Acquisition Proposal or (2) Parent terminates the Merger Agreement because the Company Board has effected a Change of Recommendation. This termination fee will also be payable by the Company to Parent in the event that, generally, (a) an alternative acquisition proposal for 50% or more of the stock or consolidated assets of the Company has been publicly announced or publicly disclosed and not withdrawn, (b) the Merger Agreement is terminated because the Company’s stockholders fail to adopt the Merger Agreement or because the Company materially breaches the Merger Agreement, (c) within twelve months of such termination of the Merger Agreement, the Company enters into a definitive agreement providing for an alternative acquisition proposal for 50% or more of the stock or consolidated assets of the Company and such acquisition is subsequently consummated and (d) at the time of such termination, the debt and equity commitment letters have not been terminated or withdrawn and the Company was not entitled to terminate the Merger Agreement for material breach or failure by Parent to consummate the Merger.

Upon termination of the Merger Agreement under other specified limited circumstances, Parent will be required to pay the Company a termination fee of $239,745,343.00. Specifically, this termination fee is payable by Parent to the Company if the Merger Agreement is terminated because (1) the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger are satisfied and Parent fails to consummate the Merger as required pursuant to the terms of the Merger Agreement, (2) Parent or Merger Sub materially breaches any of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied and such breach is uncured or (3) of the failure to obtain clearance and approval under the HSR Act prior to the Outside Date. Carlyle Partners VIII, L.P. has provided the Company with a limited guarantee in favor of the Company (the “Limited Guarantee”). The Limited Guarantee guarantees, among other things, the payment of the termination fee payable by Parent to the Company, subject to the conditions set forth in the Limited Guarantee.

Pursuant to an equity commitment letter, dated as of May 13, 2022, and subject to the terms thereof, Carlyle Partners VIII, L.P. committed to provide Parent, at the effective time of the Merger, with an equity contribution of up to approximately $2,340,469,716.00. Pursuant to debt commitment letters dated May 13, 2022, and subject to the terms and conditions set forth therein, the commitment parties party thereto committed to provide to Parent, at the effective time of the Merger, debt financing of approximately $2.85 billion.

The Merger Agreement also provides that the Company, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, except that the Company may only cause Parent’s equity financing commitment to be funded and the Merger to be consummated in circumstances where the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger are satisfied and the debt financing is funded or available.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting Agreement

In connection with the parties’ entry into the Merger Agreement, and as a condition to Parent entering into the Merger Agreement, George J. Pedersen and certain affiliated trusts (collectively, the “Voting Agreement Parties”) concurrently entered into a Voting Agreement, dated as of May 13, 2022, in the form attached as Exhibit B to the Merger Agreement, pursuant to which the Voting Agreement Parties have agreed, among other things, to (1) vote their respective beneficially owned shares of the Company Common Stock (a) in favor of the adoption of the Merger Agreement, the approval of the Merger, and any related proposal that is intended to facilitate the consummation of the Merger and other transactions contemplated by the Merger Agreement, and (b) against any Alternative Acquisition Proposal or any proposals for an Alternative Acquisition Proposal, any change in the Company Board or any action that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger or other transactions contemplated by the Merger Agreement and (2) comply with certain restrictions on the disposition of such shares, in each case subject to the terms and conditions contained therein. The Voting Agreement will terminate upon the earliest to occur of (i) the consummation of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the date of any modification, waiver or amendment to any provision of the Merger Agreement that is effected without the prior written consent of the Voting Agreement Parties and affects the economics or material terms of the Merger Agreement in a manner that is adverse to the Company or its stockholders.

The shares of Company Common Stock subject to the Voting Agreement represent approximately 49.2% of the current outstanding voting power of currently outstanding Company Common Stock. The foregoing description of the Voting Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the form of Voting Agreement, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On May 16, 2022, the Company issued a press release announcing its entry into the Merger Agreement. The text of the press release is included as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving ManTech and The Carlyle Group. A meeting of the stockholders of ManTech will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. ManTech expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of ManTech and will contain important information about the proposed Merger and related matters. STOCKHOLDERS OF MANTECH ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MANTECH AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by ManTech with the SEC at the SEC’s website at www.sec.gov.

ManTech and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ManTech’s stockholders in connection with the proposed transaction will be set forth in ManTech’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by ManTech’s stockholders. You may also find additional information about ManTech’s directors and executive officers in ManTech’s definitive proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2022, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward-Looking Statements

This communication contains certain forward-looking statements concerning ManTech and the proposed transaction between ManTech and The Carlyle Group. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, the inability to obtain required regulatory approvals or satisfy other conditions to the closing of the proposed transaction; unexpected costs, liabilities or delays in connection with the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the significant transaction costs associated with the proposed transaction and other risks that may imperil the consummation of the proposed transaction, which may result in the transaction not being consummated within the expected time period or at all; negative effects of the announcement, pendency or consummation of the transaction on the market price of ManTech’s common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; the inability of ManTech to retain and hire key personnel; the risk that certain contractual restrictions contained in the business combination agreement during the pendency of the proposed transaction could adversely affect ManTech’s ability to pursue business opportunities or strategic transactions; and failure to maintain ManTech’s relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts during the pendency of the transaction.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this communication are cautioned not to place undue reliance on such forward-looking statements. ManTech assumes no obligation to update or revise the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 13, 2022, by and among Moose Bidco, Inc., Moose Merger Sub, Inc. and ManTech International Corporation.*

99.1	Form of Voting Agreement.

99.2	Press Release, dated May 16, 2022,

104	Cover Page Interactive Data File (embedded in the Inline XBRL document).

*

Certain exhibits and schedules to the exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2022	MANTECH INTERNATIONAL CORPORATION

	By:	/s/ Michael R. Putnam
	Name:	Michael R. Putnam
	Title:	Senior VP - Corporate & Regulatory Affairs

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

MOOSE BIDCO, INC.,

MOOSE MERGER SUB, INC.,

and

MANTECH INTERNATIONAL CORPORATION

Dated as of May 13, 2022

Exhibits

Exhibit A: Amended and Restated Certificate of Incorporation

Exhibit B: Form of Voting Agreement

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of May 13, 2022 (this “Agreement”), is made and entered into by and among Moose Bidco, Inc., a Delaware corporation (“Parent”), Moose Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), and ManTech International Corporation, a Delaware corporation (the “Company” and, together with Parent and Merger Sub, the “Parties”).

RECITALS:

WHEREAS, Parent desires to acquire the Company upon the terms and subject to the conditions set forth herein;

WHEREAS, it is proposed that, on the terms and subject to the conditions hereof, Merger Sub merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Parent, and each share of Company Common Stock outstanding immediately prior to the effective time of the Merger, other than the Cancelled Shares and the Dissenting Shares, shall be converted into the right to receive an amount equal to the Per Share Merger Consideration (as defined below);

WHEREAS, the Parties acknowledge and agree that the Merger shall be effected in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), including Section 251 thereof;

WHEREAS, the Company Board has unanimously (a) approved, adopted and declared advisable this Agreement, the Voting Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby, (b) determined that the terms hereof, the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, the Company and the Company Stockholders, (c) directed that the approval and adoption of this Agreement (including the Merger) be submitted to a vote at a meeting of the Company Stockholders and (d) resolved to recommend that the Company Stockholders approve and adopt this Agreement (including the Merger);

WHEREAS, each of the Parent Board and the Merger Sub Board has unanimously approved and declared advisable the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and determined that the Merger and the other transactions contemplated are advisable, and in the best interests of, Parent, Merger Sub and their respective stockholders, and Parent, acting in its capacity as the sole stockholder of Merger Sub, will approve and adopt this Agreement and the consummation of the transactions contemplated hereby, including the Merger, by written consent immediately following the execution and delivery hereof by each of the Parties;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Carlyle Partners VIII, L.P. (“Guarantor”) is entering into a limited guarantee in favor of the Company (the “Limited Guarantee”), pursuant to which Guarantor is guaranteeing certain obligations of Parent and Merger Sub under this Agreement;

WHEREAS, following approval by the Company Board and concurrently with the execution and delivery of this Agreement, certain Company Stockholders are entering into a Voting Agreement in the form attached hereto as Exhibit B (the “Voting Agreement”), dated as of the date hereof, pursuant to which such Company Stockholders have agreed to vote all shares of Company Common Stock Beneficially Owned by such Company Stockholders in favor of the adoption of this Agreement and approval of the Merger in accordance with the terms and subject to the conditions set forth therein; and

WHEREAS, each of the Parties desire to make certain representations, warranties, covenants and agreements in connection with, and also to prescribe various conditions to the Merger and the other transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements hereunder, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL. By virtue of the Merger, at the Effective Time, (a) the separate existence of Merger Sub shall thereupon cease and (b) the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent.

Section 1.2 Effective Time. Concurrently with the Closing, the Company shall file with the Secretary of State of the State of Delaware a certificate of merger for the Merger (the “Certificate of Merger”), duly executed in accordance with, and in such form as required by, the DGCL. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective, the “Effective Time”).

Section 1.3 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) shall take place electronically (including by email) by the exchange of required closing deliveries at 9:00 a.m. (Eastern Time) on the third (3rd) Business Day following the satisfaction or, to the extent permitted by applicable Law and the terms hereof, waiver of the conditions set forth in Article VI (other than any condition that by its nature is to be satisfied at the Closing but subject to the satisfaction or waiver of any such condition), unless another date, time or place is agreed to in writing by Parent and the Company. As used herein, “Closing Date” means the date on which the Closing occurs.

Section 1.4 Effect of the Merger. The Merger shall have the effects as provided and set forth herein, in the Certificate of Merger and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation, in each case, as provided under the DGCL and other applicable Law.

Section 1.5 Certificate of Incorporation and Bylaws. At the Effective Time, (a) by virtue of the Merger, the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with its terms and applicable Law and (b) the bylaws of the Surviving Corporation shall be amended and restated in their entirety so as to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be “ManTech International Corporation”) and, as so amended and restated, shall be the bylaws of the Surviving Corporation, until thereafter amended in accordance with their terms, the certification of incorporation of the Surviving Corporation and applicable Law.

Section 1.6 Surviving Corporation Directors and Officers.

(a) The Parties shall cause the board of directors of the Surviving Corporation to consist, effective as of immediately following the Effective Time, of the members of the board of directors of Merger Sub in office as of immediately prior to the Effective Time, each to hold office in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected and qualified, or until their earlier death, resignation or removal in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation.

(b) The officers of the Company in office immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and will hold office from and after the Effective Time until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

EFFECT ON THE CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 2.1 Effect on Capital Stock of the Company and Merger Sub.

(a) At the Effective Time, by virtue of the Merger and without any action by any Party or any other Person (including the Company Stockholders):

(i) each share of Company Common Stock that is owned of record or Beneficially Owned by Parent, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries immediately prior to the Effective Time (“Cancelled Shares”) shall be automatically cancelled and retired shall cease to exist, and no consideration or payment shall be delivered in exchange therefor;

(ii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and any Dissenting Shares, which shall have only those rights set forth in Section 2.3) shall be automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $96.00 (the “Per Share Merger Consideration” and, in the aggregate for all such shares of Company Common Stock, the “Merger Consideration”), in each case without any interest thereon and subject to any withholding of Taxes; and

(iii) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately following the Effective Time.

(b) If, between the date hereof and the Effective Time, any change shall occur in the outstanding shares of Company Common Stock because of any reclassification, recapitalization, stock split or combination, division or subdivision, reverse stock split, stock dividend, exchange, consolidation of shares, readjustment or other similar transaction, then the Merger Consideration, Per Share Merger Consideration and any other similarly dependent terms or items, as the case may be, shall be appropriately adjusted to provide the holders of Company Common Stock (including Company Equity Awards) the same economic effect as contemplated by this Agreement prior to such event.

(c) As of the Effective Time, the shares of Company Common Stock converted into the Merger Consideration pursuant to this Section 2.1 shall no longer remain outstanding and shall automatically be cancelled and shall cease to exist, and each holder of (i) any share of Company Common Stock represented by a certificate immediately prior to the Effective Time (each, a “Certificate”) or (ii) any share of Company Common Stock held in non-certificated book-entry form (each, a “Book-Entry Share”) shall thereafter cease to have any rights related thereto, except the right to receive the Per Share Merger Consideration.

Section 2.2 Surrender and Payment for Company Shares.

(a) As soon as reasonably practicable after the date of this Agreement, and in any event, at least five (5) Business Days prior to the Closing Date, Parent shall designate a bank or trust company or financial institution reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the holders of shares of Company Common Stock to receive the Merger Consideration payable pursuant to Section 2.1(a)(ii) in connection with the Merger. Parent shall enter into agreements, in each case in a form reasonably acceptable to the Company, with the Paying Agent relating to services to be performed by the Paying Agent in its capacity as Paying Agent.

(b) At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent an amount of cash sufficient to pay the aggregate Merger Consideration payable pursuant to Section 2.1 in exchange for all shares of Company Common Stock outstanding immediately prior to the Effective Time, other than the Cancelled Shares and Dissenting Shares (such amount, together with the amount deposited pursuant to the sentence immediately following this sentence, the “Payment Fund”). If for any reason (including losses) the Payment Fund is insufficient to make prompt cash payments of the aggregate Merger Consideration in the Merger as contemplated hereby, Parent shall, or shall cause the Merger Sub or the Surviving Corporation to, promptly deposit additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations. The Payment Fund will not be used for any purpose other than to pay the aggregate Merger Consideration in the Merger. Until disbursed in accordance with the terms and conditions hereof, the cash in the Payment Fund will be invested by the Paying Agent as reasonably directed by Parent or the Surviving Corporation; provided that such investments shall be solely in (i) obligations of or guaranteed by the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available) or (iv) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument may have a maturity exceeding three (3) months. Nothing in this Agreement and no investment losses resulting from investment of the Payment Fund shall diminish the rights of any holder of shares of Company Common Stock represented by Certificates or Book-Entry Shares to receive, or Parent’s and the Surviving Corporation’s obligation to pay, such holder’s applicable portion of the Merger Consideration.

(c) As soon as reasonably practicable after the Effective Time, and in any event not later than the third (3rd) Business Day after the Closing Date, Parent or the Surviving Corporation shall instruct and cause the Paying Agent to deliver to each holder of record of shares of Company Common Stock (i) in the case of such shares represented by Certificates, (A) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent (or affidavits of loss in lieu thereof under Section 2.2(f))) and shall be in such form and have such other provisions as Parent and the Company may mutually agree) and (B) customary instructions for use in effecting the surrender of the Certificates, and (ii) in the case of Book-Entry Shares, customary instructions for use in effecting the surrender of Book-Entry Shares, in each case, in exchange for the right to receive the Per Share Merger Consideration with respect to each share of Company Common Stock evidenced by such Certificate or Book-Entry Share, as applicable. Upon (1) in the case of Certificates, delivery and surrender of Certificates for cancellation to the Paying Agent (or affidavits of loss in lieu thereof under Section 2.2(f)), together with a duly completed and validly executed letter of transmittal or (2) in the case of Book-Entry Shares, receipt by the Paying Agent of an “agent’s message” in customary form, and such other evidence of surrender, if any, as the Paying Agent may reasonably request, the holders thereof shall be entitled to receive from the Payment Fund in exchange therefor an amount in cash equal to the Per Share Merger Consideration with respect to each share of Company Common Stock evidenced by such Certificates or Book-Entry Shares, as applicable, and the Certificates and Book-Entry Shares so surrendered shall be cancelled. In the event of a transfer of ownership of shares represented by Certificates that are not registered in the transfer records of the Company, the proper amount of Merger Consideration may be paid in exchange therefor to a Person other than the Person whose name the Certificate so surrendered are registered if (I) such Certificate shall be properly endorsed or otherwise be in proper form for transfer and (II) the Person requesting such payment shall either (x) pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or (y) establish to the reasonable satisfaction of the Surviving Corporation that such Tax was paid or is not applicable. No interest shall be paid or accrue on any portion of the Merger Consideration payable upon surrender of any Certificate or Book-Entry Share hereunder.

(d) The Merger Consideration issued and paid under this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(e) Any portion of the Payment Fund that remains undistributed to former holders of Company Common Stock one (1) year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such former holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Parent or the Surviving Corporation for payment of any portion of the Merger Consideration, in accordance with this Article II and without any interest thereon, payable in respect of such former holder’s shares of Company Common Stock. None of Parent, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any former holder of Company Common Stock for any portion of the Merger Consideration or cash from the Payment Fund delivered to a Governmental Authority under any applicable abandoned property, escheat or similar Law. Any Merger Consideration remaining unclaimed by former holders of Company Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the fullest extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(f) Notwithstanding anything herein to the contrary, in the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such customary and reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it related to such Certificate, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificate the applicable Per Share Merger Consideration in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated by this Article II.

Section 2.3 Appraisal Rights. As used herein, “Dissenting Share” means any share of Company Common Stock that is outstanding immediately prior to the Effective Time (other than any Cancelled Shares) and that is held by any Person who is entitled to appraisal rights under Section 262 of the DGCL for such share of Company Common Stock and has properly exercised and perfected a demand for appraisal of such share of Company Common Stock in the time and manner provided in Section 262 of the DGCL and has complied in all respects with and neither effectively withdrawn nor lost the right to such appraisal with respect to such share of Company Common Stock under the DGCL. At the Effective Time, (a) by virtue of the Merger and without any action on the part of any Party or any other Person (including the Company Stockholders), each Dissenting Share shall be automatically cancelled and shall cease to exist and (b) each holder of a Dissenting Share shall cease to have any rights with respect thereto, except the right to receive only such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that, if any such holder fails to perfect or otherwise waives, effectively withdraws or loses the right to appraisal under Section 262 of the DGCL for such Dissenting Share, the right of such holder to be paid the fair value of such Dissenting Share shall cease and such Dissenting Share shall be deemed to have been converted as of the Effective Time into the right to receive the Per Share Merger Consideration, without interest, in accordance with this Agreement and shall not thereafter be deemed to be a Dissenting Share. The Company shall provide prompt notice to Parent of any written demands received by the Company for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments served under Section 262 of the DGCL, which are received by the Company relating to such demands, in each case prior to the Effective Time. Parent shall have the right to participate in all negotiations and Actions related to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment related to, or settle or offer to settle, any such demands for appraisal or agree to do any of the foregoing, and Parent will not commit to make any such payment or enter into any such settlement prior to the Effective Time without the prior written consent of the Company.

Section 2.4 Treatment of Company Equity Awards.

(a) Unless otherwise mutually agreed by Parent and the holder thereof following receipt of the Company Stockholder Approval, each option to purchase shares of Company Common Stock that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested or exercisable (each, a “Company Option”), shall, as of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, immediately vest in full and be cancelled and converted into the right to receive a cash payment, without interest and less any Taxes required to be withheld, equal to the product of: (i) the excess, if any, of (A) the Per Share Merger Consideration, minus (B) the exercise price payable per share of Company Common Stock under such Company Option, multiplied by (ii) the total number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time (the “Company Option Consideration”). For the avoidance of doubt, in the event that the per share exercise price under any Company Option is equal to or greater than the Per Share Merger Consideration, such Company Option shall be cancelled as of the Effective Time without any cash payment or other consideration being made in respect thereof and shall have no further force or effect.

(b) Unless otherwise mutually agreed by Parent and the holder thereof following receipt of the Company Stockholder Approval, at the Effective Time, each restricted stock or restricted stock unit award granted by the Company in respect of shares of Company Common Stock (a “Company Share Award”) that is outstanding immediately prior Effective Time, whether or not vested, shall, by virtue of the Merger and without any action on the part of the holder thereof, immediately vest in full and become free of restrictions and shall be cancelled and converted automatically, in accordance with the procedures set forth herein, into the right to receive a cash payment (without duplication or interest and less any applicable withholding Taxes) with respect thereto equal to the product of (i) the number of shares of Company Common Stock subject to such Company Share Award as of the Effective Time, multiplied by (ii) the Per Share Merger Consideration (the “Company Share Award Consideration”).

(c) At or prior to the Effective Time, Parent will deposit or cause to be deposited with the Company, by wire transfer of immediately available funds, the aggregate of (i) the Company Option Consideration owed to all holders of Company Options, and (ii) the Company Share Award Consideration owed to all holders of Company Share Awards, in each case, other than any portion of the Company Option Consideration and the Company Share Award Consideration to be paid pursuant to the last sentence of this Section 2.4(c), which Parent shall deposit or cause to be deposited with the Paying Agent at or prior to the Effective Time. Subject to compliance with Section 409A of the Code, if applicable, no later than fifteen (15) calendar days following the Effective Time, the applicable holders of Company Options and Company Share Awards will receive a payment from the Surviving Corporation (or one of its Affiliates) of all amounts required to be paid to such holders in respect of the Company Options and Company Share Awards that are cancelled and converted into cash pursuant to this Section 2.4. If any holder to whom payment is owed pursuant to this Section 2.4 is a current or former employee of any Company Entity, the payment shall be made through the payroll system or payroll provider of the Surviving Corporation (or one of its Affiliates), less applicable Taxes. For all other holders of Company Equity Awards (including holders who are non-employee directors of any Company Entity), the Surviving Corporation and Parent shall cause the Paying Agent to make such payment, in each case, within five (5) Business Days following the Effective Time.

(d) All payments made pursuant to this Section 2.4 will be without interest and less any applicable withholding Taxes and will be subject to compliance with Section 409A of the Code, if applicable.

(e) Prior to the Effective Time, the Company Board or an appropriate committee thereof shall adopt any resolutions and take any actions that may be necessary to (i) effectuate the provisions of this Section 2.4 and (ii) ensure that the Company Stock Plan will terminate at the Effective Time and from and after the Effective Time, none of Parent or any of its Affiliates shall be required to deliver Company Common Stock or, except as expressly contemplated by this Agreement, any other consideration to any Person pursuant to or in settlement of any Company Equity Award.

Section 2.5 Necessary Further Actions. If, at any time after the Effective Time, the Surviving Corporation determines that any actions are necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any right, property or asset of either of the Company or (if applicable) Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

Section 2.6 Withholding. Each of Parent, Merger Sub, any Affiliate of Parent or Merger Sub, the Surviving Corporation, the Company and the Paying Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from the amounts otherwise payable to any Company Stockholder or holder of Company Equity Awards pursuant hereto such amounts as Parent, Merger Sub, the Surviving Corporation, the Company or the Paying Agent, as the case may be, determines are required to be deducted or withheld with respect to the making of such payments under applicable Law. To the extent such amounts are properly deducted or withheld and timely paid over to the appropriate Governmental Authority by Parent, Merger Sub, the Surviving Corporation, the Company or the Paying Agent, as the case may be, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Company Common Stock or holder of Company Equity Awards in respect of which such deduction or withholding was made. If Parent, Merger Sub, the Surviving Corporation, the Company or the Paying Agent determines that any amounts are required to be deducted or withheld (other than any deduction or withholding with respect to any payments constituting compensation for services), Parent, Merger Sub, the Surviving Corporation, the Company or the Paying Agent, as the case may be, shall use commercially reasonable efforts to, prior to deducting or withholding such amounts, notify the holder in respect of which such deduction and withholding is to be made and shall reasonably cooperate in good faith to establish or obtain any exemption from or reduction in the amount of any withholding that otherwise would be required.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (x) disclosed in the Company SEC Documents filed prior to the date hereof and publicly available (excluding, in each case, any risk factor disclosure that is contained solely in any “Risk Factors” section of any such Company SEC Document or any disclosure in any “qualitative and quantitative disclosure about market risk” section, any “forward-looking statements” or non-specific, predictive or primarily forward-looking disclosure in nature, other than historical facts included therein and where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure) or (y) subject to Section 8.14(k), set forth in the disclosure letter delivered by the Company to Parent as of the date hereof (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Organization, Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing in accordance with the Laws of the State of Delaware. The Company (a) has all requisite corporate power and authority to own or lease, as applicable, and operate its assets and to carry on its business as currently conducted and (b) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets makes such qualification or licensing necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of its Constituent Documents that are in effect on the date hereof. The Company is not in violation of any of its Constituent Documents in any material respect.

Section 3.2 Company Subsidiaries. Each Subsidiary of the Company (each, a “Company Subsidiary”, and collectively, the “Company Subsidiaries” and, together with the Company, the “Company Entities”) is a corporation duly incorporated or a limited liability company, partnership or other entity duly organized or formed and is validly existing and in good standing in accordance with the Laws of the jurisdiction of its incorporation, formation or organization, as the case may be. Section 3.2 of the Company Disclosure Letter lists all of the Company Subsidiaries other than immaterial Company Subsidiaries as of the date hereof, including (a) each such Company Subsidiary’s jurisdiction of incorporation, formation or organization, (b) the type and, if applicable, class of all outstanding Equity Securities in each Company Subsidiary and (c) the record owner of all outstanding Equity Securities in each Company Subsidiary. Each Company Subsidiary has (i) the requisite corporate or other entity power and authority, as the case may be, to own, lease and operate its assets and to carry on its business as currently conducted and (ii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets makes such qualification or licensing necessary, except where the failure to have such power and authority or to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the Constituent Documents that are in effect on the date hereof of each of the Company’s “significant subsidiaries” (as such term is defined in Section 1.02 of Regulation S-X under the Exchange Act) and such “significant subsidiaries” are not in violation of any of their respective Constituent Documents in any material respect.

Section 3.3 Company Capitalization.

(a) The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock (including 150,000,000 shares of Class A common stock, par value $0.01 per share, of the Company (the “Company Class A Common Stock”) and 50,000,000 shares of Class B common stock, par value $0.01 per share, of the Company (the “Company Class B Common Stock”)), and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share of the Company (the “Company Preferred Stock” and, together with the Company Common Stock, the “Company Capital Stock”). As of the close of business on May 9, 2022 (the “Capitalization Date”), there were (i) 40,952,195 shares of Company Common Stock issued and outstanding (consisting of 39,355,500 shares of Company Class A Common Stock and 1,596,695 shares of Company Class B Common Stock), (ii) no shares of Company Preferred Stock issued or outstanding, (iii) 244,113 shares of Company Common

Stock owned by the Company as treasury stock, (iv) 16,970,005 shares of Company Common Stock reserved for issuance under the Company Stock Plan, of which 965,439 are subject to outstanding Company Equity Awards and (v) 240,516 shares of Company Common Stock held by the ESOP. Except as otherwise set forth in this Section 3.3(a), since the close of business on the Capitalization Date through the date hereof, the Company has not issued or granted any Company Equity Awards, and the Company has not issued any shares of Company Common Stock, except for issuances under the Company Stock Plan and any related award agreements or in satisfaction of the vesting, settlement or exercise of (in each case, under their respective terms) any Company Equity Awards, in each case, that were outstanding as of the close of business on the Capitalization Date (such shares of Company Common Stock, together with the outstanding Equity Securities of the Company described by the foregoing clauses (i)–(iv), the “Outstanding Company Equity Securities”).

(b) Section 3.3(b) of the Company Disclosure Letter lists all outstanding Company Equity Awards as of the close of business on the Capitalization Date, including (A) the name of the holder thereof, (B) the type of award and number of shares of Company Common Stock related thereto (and, if applicable, assuming achievement of the applicable performance metrics at the target level and at the maximum level) and (C) the date of grant, expiration date (if applicable) and vesting terms. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive or other antidilutive rights. Except for the Outstanding Company Equity Securities, no Equity Securities in the Company were issued, reserved for issuance or outstanding as of the Capitalization Date.

(c) Except for acquisitions, or deemed acquisitions, of Company Common Stock or other Equity Securities in the Company in connection with (i) required Tax withholding in connection with the vesting of Company Equity Awards and (ii) forfeitures of Company Equity Awards, no Company Entity has any obligation to repurchase, redeem or otherwise acquire any Equity Securities in any Company Entity. Except as set forth on Section 3.3 of the Company Disclosure Letter, there are no accrued and unpaid dividends with respect to any shares of Company Capital Stock.

(d) There is no Indebtedness of any Company Entity providing any holder thereof with the right to vote (or convertible into, or exchangeable for, Equity Securities providing the holder thereof with the right to vote) on any matters on which Company Stockholders or any holder of Equity Securities in any Company Entity may vote. There are no stockholder agreements, voting trusts or other Contracts to which any Company Entity is a party related to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any Equity Securities in any Company Entity.

(e) The Company owns of record or Beneficially Owns all of the outstanding Equity Securities in each Company Subsidiary, and all of the outstanding Equity Securities in each Company Subsidiary are owned of record by a Company Entity, in each case, free and clear of any Lien thereon (other than Permitted Liens).

(f) All outstanding Equity Securities in the Company Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive or other antidilutive rights. Except for the outstanding Equity Securities in the Company Subsidiaries and the passive ownership, in the Ordinary Course of Business, of Equity Securities listed on a national securities exchange, no Company Entity owns of record or Beneficially Owns any Equity Securities in any Person. No Company Entity is subject to an obligation or requirement to make any investment (in the form of a loan, capital contribution, guarantee, credit enhancement or otherwise) in any other Person.

Section 3.4 Authority; Execution and Delivery; Enforceability; State Takeover Statutes; No Rights Plan.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform or comply with its covenants and agreements hereunder and, assuming the accuracy of the representations and warranties set forth in Section 4.10 and subject to the adoption hereof by the holders of a majority in voting power of the outstanding shares of Company Common Stock that are entitled to vote thereon at the Company Stockholders Meeting (the “Company Stockholder Approval”), to consummate the transactions contemplated hereby. The Company’s execution and delivery hereof, performance of and compliance with its covenants and agreements hereunder and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary for it to authorize this Agreement or consummate the transactions contemplated hereby (including the Merger), except for the Company Stockholder Approval and the filing of the Certificate of Merger as required by the DGCL. The Company has duly executed and delivered this Agreement and, assuming Parent’s and Merger Sub’s respective due authorization, execution and delivery hereof, this Agreement is the Company’s legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether enforcement is sought in a proceeding of law or in equity) or by the discretion of any Governmental Authority before which any Action seeking enforcement may be brought (the “Bankruptcy and Equitable Exceptions”). Assuming the accuracy of the representations and warranties set forth in Section 4.10, the Company Stockholder Approval is the only approval of holders of any shares of Company Capital Stock necessary to adopt this Agreement and approve the Merger or the other transactions contemplated hereby.

(b) At a meeting duly called and held, the Company Board unanimously adopted resolutions (i) approving and declaring advisable this Agreement and the Voting Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby, (ii) determining that the terms hereof, the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, the Company and the Company Stockholders, (iii) directing that this Agreement be submitted to a vote of the Company Stockholders for approval and adoption at the Company Stockholders Meeting and (iv) resolving to recommend that the Company Stockholders vote in favor of the adoption and approval of this Agreement (including the Merger) in accordance with the DGCL (the “Company Board Recommendation”). As of the date hereof, the Company Board has not rescinded, modified or withdrawn such resolutions in any way. Assuming the accuracy of the representations and warranties set forth in Section 4.10, such resolutions are sufficient to render inapplicable to this Agreement, the Merger and the other transactions contemplated hereby, the restrictions of Section 203 of the DGCL, to the extent such restrictions would otherwise be applicable to this Agreement, the Voting Agreement, the Merger and the other transactions contemplated hereby and thereby. Assuming the accuracy of the representations and warranties set forth in Section 4.10, no restrictions on business combinations in any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Laws (collectively, “Takeover Laws”) are applicable the Merger or the other transactions contemplated hereby. The Company is not a party to any stockholder rights plan, “poison pill” or other similar antitakeover plan or agreement that is applicable to the Merger.

Section 3.5 No Conflicts; Consents and Approvals.

(a) Assuming the accuracy of the representations and warranties set forth in Section 4.10, the Company’s execution and delivery hereof does not, and the Company’s performance of its covenants and agreements hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Constituent Documents of any Company Entity, (ii) subject to making the Filings and obtaining the Consents contemplated by Section 3.5(b) and obtaining the Company Stockholder Approval, violate any applicable Law or (iii) breach, result in the loss of any benefit under, be a default (or an event that, with or without notice or lapse of time, or both, would be a default) under, result in the termination, cancellation or amendment of or a right of termination, cancellation or amendment under (with or without notice or lapse of time, or both), accelerate the performance required by, or result in the creation of any Lien on any of the respective properties or assets of a Company Entity under, any Contract to which any Company Entity is a party or by which any asset of a Company Entity is bound or affected or any Permit applicable to the businesses of the Company Entities, except, in the case of the foregoing clauses (ii) and (iii), as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company’s execution and delivery hereof does not, and the Company’s performance of its covenants and agreements hereunder and the consummation of the transactions contemplated hereby will not, require any Company Entity to make any registration, declaration, notice, report, submission, application or other filing (each, a “Filing”) with or to, or to obtain any consent, approval, waiver, license, permit, franchise, authorization or Order (each, “Consent”) of, any Governmental Authority, except for (i) the HSR Clearance and the Filings required by the HSR Act for the transactions contemplated hereby, (ii) the Filing with the SEC of the Proxy Statement in preliminary and definitive form in accordance with the Exchange Act and such other reports under and such other compliance with the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the Filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) any other Filings required by the Exchange Act, the Securities Act and the rules and regulations of the Nasdaq, (v) compliance with the applicable requirements under the National Industrial Security Program Operating Manual and supplements, amendments and revisions thereof (the “NISPOM”), (vi) compliance with the applicable requirements under Title 22, Section 122.4 of the International Traffic in Arms Regulations (the “ITAR”), (vii) compliance with the applicable requirements of the U.S. Federal Acquisition Regulation (“FAR”), and

together with the Department of Defense Federal Acquisition Regulation Supplement and the other agency acquisition regulations that implement or supplement the FAR (the “FAR System”) and (viii) any other Filing with or to, or other Consent of, any Governmental Authority, the failure of which to make or obtain would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.6 SEC Documents; Financial Statements; Related-Party Transactions; Undisclosed Liabilities.

(a) The Company has filed with or furnished when due to the SEC all reports, schedules, forms, statements, registration statements, prospectuses and other documents (including all exhibits and financial statements required to be filed or furnished therewith and any other document or information required to be incorporated therein) required by the Securities Act or the Exchange Act to be filed or furnished by the Company with the SEC since December 31, 2019 (collectively, together with any documents filed with or furnished to the SEC during such period by the Company to the SEC on a voluntary basis, the “Company SEC Documents”). As of its respective date, or, if amended prior to the date hereof, as of the date of the last such amendment, each Company SEC Document complied when filed or furnished (or, if applicable, when amended) in all material respects with the Nasdaq, the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (together with the rules and regulations promulgated thereunder, the “Sarbanes Oxley Act”), and none of the Company SEC Documents when filed or furnished (or, in the case of a registration statement filed under the Securities Act, at the time it was declared effective or subsequently amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any report, schedule, form, statement, registration statement, prospectus or other document with the SEC.

(b) The consolidated financial statements of the Company included in the Company SEC Documents (including, in each case, any notes or schedules thereto) and all related compilations, reviews and other reports issued by the Company’s accountants with respect thereto (the “Company SEC Financial Statements”) (i) have been prepared from the books and records of the Company Entities, which have been maintained in accordance with GAAP, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim financial statements, as may be permitted by Form 10-Q and Regulation S-X under the Securities Act) and (iii) present fairly, in all material respects, the Company Entities’ consolidated financial position as at the respective dates thereof and the Company Entities’ consolidated results of operations and, where included, consolidated stockholders’ equity and consolidated cash flows for the respective periods indicated, in each case, in conformity with GAAP (except as may be indicated in the notes thereto and except, in the case of the unaudited interim financial statements, as may be permitted by Form 10-Q and Regulation S-X under the Securities Act). Pursuant to Regulation S-X under the Securities Act, the Company is not required and would not be required upon completion of any pending transaction to file any financial statements, audited, unaudited, pro forma or otherwise, with the SEC in order for a registration statement filed by the Company to be declared effective.

(c) The Company is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the Nasdaq.

(d) The Company has established and maintains, and at all times since December 31, 2019 has maintained, a system of internal control over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) under the Exchange Act) as required under Rules 13a-15(f) and 15d-15(f) under the Exchange Act sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company Entities, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company Entities are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board and (iii) provide reasonable assurance about prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company Entities. The Company has established and maintains, and at all times since December 31, 2019 has maintained, a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as required under Rules 13a-15(e) and 15d-15(e) of the Exchange Act that are reasonably designed and maintained to ensure that information required to be disclosed by the Company in the Company SEC Documents is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Section 302 and Section 906 of the Sarbanes-Oxley Act. The Company has disclosed to the Company’s outside auditors and the audit committee of the Company Board (1) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in the Company’s internal control over financial reporting, and a summary of any such disclosure as of the date hereof is provided in Section 3.6(d) of the Company Disclosure Letter. As of the date hereof, there are no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls and procedures. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC’s staff related to any Company SEC Documents, to the Company’s Knowledge, none of the Company SEC Documents is the subject of ongoing SEC review, and there are no formal internal investigations, any formal or informal SEC inquiries or investigations or other inquiries or investigations by Governmental Authorities that are pending or, to the Company’s Knowledge, threatened, in each case under this sentence, related to any accounting practices of any Company Entity.

(e) Since December 31, 2019, (i) none of the Company Entities or any of their respective Representatives have received any material bona fide complaint, allegation, assertion or claim, whether written or oral, related to the accounting or auditing practices, procedures, methodologies or methods of any Company Entity or their respective internal accounting controls, including any material bona fide complaint, allegation, assertion or claim that any Company Entity has engaged in questionable accounting or auditing practices, and (ii) no attorney representing a Company Entity, whether or not employed by a Company Entity, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Representatives to the Company Board or any committee thereof or to the Company’s chief legal officer or chief executive officer.

(f) Except as disclosed in Section 3.6(f) of the Company Disclosure Letter, no Company Entity is a party to and no Company Entity (or any Company Entity’s assets, rights or properties) is bound by any Contract, arrangement or transaction with (i) any Affiliate (except for any Company Entity), including any director, manager or officer, of any Company Entity, (ii) any beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 5% or more of the Company Common Stock or (iii) any Affiliate of, or any “associate” or any member of the “immediate family” (as such terms are defined in Rules 12b-2 and 16a-1 under the Exchange Act) of, any such Affiliate, in each case, as would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Exchange Act.

(g) No Company Entity has any liabilities, Indebtedness, commitments or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, due or to become due (“Liabilities”), except (i) as reflected or reserved against in the consolidated balance sheet of the Company as of December 31, 2021 included in the Company SEC Financial Statements or disclosed in the notes thereto, (ii) for any Liability incurred in the Ordinary Course of Business since the date of the most recent audited balance sheet included in the Company SEC Financial Statements and (iii) for any Liability that has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.7 Absence of Certain Changes or Events. Since December 31, 2021 through the date hereof, (a) (i) the Company Entities have conducted their businesses (taken as a whole) in the Ordinary Course of Business in all material respects, and (ii) none of the Company Entities has taken (or agreed to take) any action that, if taken after the date hereof, would require the consent of Parent pursuant to any of clauses (v), (vi), (vii), (xii) or (xiii) of Section 5.1(b) (excluding, in the case of clause (xiii) of Section 5.1(b), any merger, consolidation, restructuring, recapitalization or reorganization solely between or involving Company Entities) and (b) no event, change, effect, development, state of facts, condition, circumstance or occurrence has had or resulted in, or would reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8 Actions. Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, (a) there are, and since December 31, 2019 there have been, no Actions pending or, to the Company’s Knowledge, threatened against any Company Entity or any officer, director, employee or agent thereof in his, her or its capacity as such, and (b) none of the Company

Entities or any of their respective officers, directors, employees or agents in their respective capacity as such are subject to any Order. As of the date hereof, there is no Action pending, or to the Knowledge of the Company, threatened, or any outstanding Order, that challenges the validity or propriety, or that seeks to prevent, impair or delay consummation, of the Merger or the other transactions contemplated hereby.

Section 3.9 Compliance with Laws; Permits.

(a) Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company Entities are and, since December 31, 2019 have been, in compliance with all Laws, (ii) no Company Entity has received any written notice alleging that any Company Entity has violated any Law, and to the Knowledge of the Company, no such written notice is or has been threatened and (iii) no event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a material default or material violation by any Company Entity under any Law or Order.

(b) Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Entity holds all Permits necessary for the lawful conduct of its business and the use of its assets as currently conducted, and all such Permits are valid, subsisting and in full force and effect, (ii) each Company Entity is in compliance with all such Permits, and no event has occurred that, with or without notice or lapse of time or both, would be a default or violation of any such Permit, (iii) there are no, and since December 31, 2019 have been no, Actions pending or, to the Company’s Knowledge, threatened that assert any violation of any such Permit or seek the revocation, cancellation, suspension, limitation or adverse modification of any such Permit, and (iv) no Company Entity has received any written notice alleging that any Company Entity is not in compliance with, or has violated, any such Permit, notifying any Company Entity of the revocation or withdrawal of any such Permit or imposing any material condition, limitation, modification, amendment, cancellation or termination of any such Permit.

Section 3.10 Employee Benefit Plans; ERISA.

(a) Section 3.10(a) of the Company Disclosure Letter lists all of the material Company Benefit Plans. For each material Company Benefit Plan, prior to the date hereof, the Company has made available to Parent correct and complete copies or forms of the following, as applicable: (i) the plan document (including all amendments thereto) to the extent in writing; (ii) written summaries of any such Company Benefit Plan not in writing; (iii) the related trust agreement (including all material amendments thereto), insurance contract or other funding vehicle; (iv) the most recent annual report (Form 5500) filed with the Internal Revenue Service and most recent actuarial report and financial statements; (v) the most recent determination letter or, in the case of a preapproved plan, the most recent advisory or opinion letter with respect to the underlying plan, from the Internal Revenue Service; (vi) to the extent required by applicable Law, the most recent summary plan description and any summaries of material modifications thereto; and (vii) written results of the most recent compliance testing for any Company Benefit Plan intended to meet the tax-qualification requirements of Code Section 401(a).

(b) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code, and each trust that is related to a Company Benefit Plan and intended to be tax-exempt under Section 501(a) of the Code, has received a favorable determination letter or, in the case of a preapproved plan, the underlying plan has received a favorable opinion or advisory letter, from the Internal Revenue Service, and to the Company’s Knowledge, nothing has occurred that would be reasonably likely to result in the revocation by the Internal Revenue Service of the tax-qualification or tax exemption of any such Company Benefit Plan or related trust. Each Company Benefit Plan and any related trust complies in all material respects, and has been established, funded (to the extent required under applicable law) and administered in compliance in all material respects, with its terms and with ERISA, the Code, and other applicable Laws. All material contributions and payments (including premium and benefit payments with respect to insurance policies) required to be made have been made with respect to each Company Benefit Plan or, if not yet due, such amounts have been accrued in all material respects in accordance with GAAP.

(c) During the previous six (6) years, none of the Company Entities nor any of their respective ERISA Affiliates has maintained, sponsored, participated in or contributed to (or been obligated to maintain, sponsor, participate in or contribute to) and none of the Company Entities has any Liability (contingent or otherwise with respect to), (i) a plan which is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA, or (iii) a multiple employer plan as described in Section 413(c) of the Code. No Company Benefit Plan is a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

(d) None of the Company Entities nor, to the Company’s Knowledge, any trustee, administrator or other third-party fiduciary and/or party-in-interest with respect to any Company Benefit Plan, has engaged in any breach of fiduciary responsibility or any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) to which Section 406 of ERISA or Section 4975 of the Code applies and which would reasonably be expected to subject the Company or any ERISA Affiliate to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code.

(e) No material Company Benefit Plan is maintained outside the jurisdiction of the United States or covers any employees or other service providers of any Company Entity who reside or work outside of the United States on behalf of any Company Entity.

(f) There are no pending or, to the Company’s Knowledge, threatened material claims (except for routine claims for benefits) by, on behalf of or against any Company Benefit Plan or any trust related thereto, and no audit or other proceeding by a Governmental Authority is pending or, to the Company’s Knowledge, threatened related to any Company Benefit Plan.

(g) Except as required by applicable Law, no Company Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and no Company Entity has any obligation to provide such benefits except for any payment or reimbursement of COBRA premiums for a period of six (6) months or less immediately following termination as part of a severance benefit.

(h) Except as otherwise provided herein, none of the execution and delivery hereof, stockholder or other approval hereof or the consummation of the Merger would reasonably be expected to, either alone or in combination with another event, (i) result in any payments or benefits becoming due to any Company Service Provider under a Company Benefit Plan, (ii) entitle any Company Service Provider to severance pay or any increase in severance pay, (iii) accelerate the time of payment or vesting, increase the amount, or result in the forfeiture of compensation due to any such Company Service Provider, (iv) directly or indirectly require the Company to transfer or set aside any assets to fund any benefits under any Company Benefit Plan, (v) otherwise give rise to any material Liability or loss to the Company Entities under any Company Benefit Plan, (vi) limit or restrict the right of any Company Entity to merge, materially amend, terminate or transfer the assets of any material Company Benefit Plan on or following the Effective Time, or (vii) result in the payment by any Company Entity of any amount that could, individually or in combination with any other such payment, be an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(i) No Company Entity has any obligation to gross-up, indemnify or otherwise reimburse any Company Service Provider for any Tax incurred by such individual, including any Tax incurred under Section 409A or 4999 of the Code.

Section 3.11 Labor Matters.

(a) No Company Entity is a party to, or bound by, any collective bargaining agreement or other agreement with a labor organization representing any employee of any Company Entity.

(b) To the Company’s Knowledge, there are no ongoing or threatened activities of any labor organization to represent any employees of any Company Entity. No demand for recognition as the exclusive bargaining representative of any employees of any Company Entity has been made by or on behalf of any labor organization since December 31, 2020.

(c) There are no pending or, to the Company’s Knowledge, threatened strikes, work stoppages, slowdowns, lockouts, material grievances or other material labor disputes against any Company Entity, and no such disputes have occurred since December 31, 2020.

(d) To the Company’s Knowledge, no allegation of sexual or other unlawful harassment has been made since December 31, 2020 against any current officer or director of any Company Entity.

Section 3.12 Environmental Matters. Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect:

(a) (i) each Company Entity is, and during the past three (3) years has been, in compliance with all Environmental Laws and Environmental Permits, (ii) no Company Entity has received any written notice alleging that any Company Entity is not in compliance with, or has violated, any Environmental Law and (iii) there are no Environmental Claims pending or, to the Company’s Knowledge, threatened against any Company Entity;

(b) each Company Entity holds, and during the past three (3) years has held, all Environmental Permits necessary for the conduct of its business and the use of its assets as currently conducted, and all such Environmental Permits are valid, subsisting and in full force and effect;

(c) no Hazardous Material has been used, generated, treated, released or otherwise existing at, on, under or emanating from any property currently or formerly owned, leased or operated by any Company Entity;

(d) no Company Entity has received any written notice of alleged, actual or potential responsibility for, or any Action related to, any Release or threatened Release of Hazardous Materials;

(e) there is no property to which any Company Entity has transported or arranged for the transport of Hazardous Materials which may become the subject of an environmental-related Action; and

(f) no Company Entity has assumed or retained, by contract, operation of law or otherwise, Liabilities imposed by any Environmental Law.

Section 3.13 Title to Assets; Real Property.

(a) Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, each Company Entity owns, and has good and valid title to, all assets reflected on the most recent audited balance sheet included in the Company SEC Financial Statements (except for personal property sold, used or disposed of in the Ordinary Course of Business since December 31, 2020), free and clear of any Lien thereon (except for any Permitted Lien).

(b) Section 3.13(b) of the Company Disclosure Letter lists all (i) real property owned in fee, in whole or in part, by any Company Entity as of the date hereof (the “Company Owned Real Property”) and (ii) material real property leased or subleased by any Company Entity, setting forth in each case the address or other location of such premises and indicating whether such premises are owned or leased by the Company Entities. No Company Entity is a party to any Contract that obligates such Company Entity to purchase any material real property or any interest therein. Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect:

(i) a Company Entity has good, valid and marketable fee simple title (or the local equivalent) to each Company Owned Real Property, free and clear of any Lien thereon (except for any Permitted Lien);

(ii) a Company Entity has a good and valid leasehold or subleasehold interest, subject to the terms of each applicable lease, sublease and other Contract (all such leases, subleases or other Contracts, collectively, the “Company Real Property Leases”), under which each Company Entity uses or occupies or has the right to use or occupy any parcel of real property leased, subleased, licensed or otherwise used or accessed by such Company Entity (any such parcel, the “Company Leased Real Property” and, together with the Company Owned Real Property, the “Company Real Property”), in each case, free and clear of any Lien thereon (except for any Permitted Lien);

(iii) there are no leases, subleases, licenses, rights or other agreements affecting any portion of the Company Real Property that would reasonably be expected to impair the existing use of the Company Real Property by any Company Entity;

(iv) there are no outstanding options or rights of first refusal or other contractual rights or obligations in favor of any other Person to purchase, lease or sublease any (1) Company Real Property or any portion thereof or interest therein or (2) to the Company’s Knowledge, any Company Leased Real Property that would reasonably be expected to impair the existing use of such Company Leased Real Property by any Company Entity; and

(v) no Company Entity has received any written notice from any Governmental Authority of any pending or threatened condemnation, expropriation or eminent domain proceeding related to any Company Real Property.

Section 3.14 Taxes. Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect:

(a) all Taxes for which any of the Company Entities are liable and which are required to have been paid (whether or not shown as due on any Tax Return) have been timely paid in full to the appropriate Governmental Authority;

(b) all Tax Returns required to be filed by any of the Company Entities have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings) and all such Tax Returns were accurate and complete in all respects;

(c) each Company Entity has complied with all applicable Laws relating to the deduction, withholding and collection of Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor or any other third party, and has complied with all related reporting and record-keeping requirements;

(d) there are no current audits, examinations or other proceedings or Actions pending or, to the Knowledge of the Company, threatened in writing with regard to any Taxes or Tax Returns of any Company Entity;

(e) since January 1, 2019, no written claim has been made by any Governmental Authority in a jurisdiction where a Company Entity does not file a particular type of Tax Return or pay a particular type of Tax that such Company Entity is or may be required to file such type of Tax Return or pay such type of Tax in that jurisdiction, which claim has not been resolved in full, settled or withdrawn or is not being contested in good faith in appropriate Action;

(f) no Company Entity is currently the beneficiary of any extension of time within which to file any Tax Return other than automatic extensions of time to file such Tax Returns obtained in the ordinary course of business;

(g) no Company Entity has granted any extension or waiver of the limitation period applicable to the assessment or collection of any Tax;

(h) none of the Company Entities, the Surviving Corporation or Parent (in respect of the Surviving Corporation) will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) incorrect use or change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and used or made prior to the Closing; (B) ruling by, or written agreement with, a Governmental Authority (including any closing agreement pursuant to Section 7121 of the Code or any similar provision of Tax Law) issue or executed prior to the Closing; (C) installment sale or open transaction disposition made prior to the Closing; (D) prepaid amount received prior to the Closing; (E) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) that existed prior to the Closing; or (F) any inclusion under Section 951(a) or Section 951A of the Code attributable to (1) “subpart F income,” within the meaning of Section 952 of the Code, (2) direct or indirect holding of “United States property,” within the meaning of Section 956 of the Code, (3) “global intangible low-taxed income,” as defined in Section 951A of the Code, in each case, determined as if the relevant taxable years ended on the Closing Date or (4) any inclusion under Section 965 of the Code, and no Company Entity has made an election under Section 965(h) of the Code;

(i) there are no Liens for Taxes upon any property or assets of the Company Entities, other than for Taxes not yet due and payable;

(j) no Company Entity (i) is or has been a member of an affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (except for a group the common parent of which is the Company), (ii) is party to any Tax sharing, Tax allocation or Tax indemnity agreement or similar Contract or arrangement, in each case with any third party (except for customary Tax indemnification provisions in commercial agreements or arrangements entered into in the Ordinary Course of Business with unrelated third parties, in each case not primarily related to Taxes, or any agreement solely between or among the Company Entities) or (iii) has any Liability for Taxes of any Person (except for the Company Entities) arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by Contract or otherwise;

(k) no Company Entity has been a party to any “listed transaction” within the meaning of Section 6011 of the Code and the regulations thereunder or any similar provision requiring disclosure under applicable state, local or non-U.S. Law; and

(l) in the last three (3) years, no Company Entity has distributed stock of another Person or has had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 356 of the Code as relates to Section 355 of the Code.

Section 3.15 Company Material Contracts.

(a) Except for any Company Material Contract filed as an exhibit to a Company SEC Document filed prior to the date hereof, Section 3.15(a) of the Company Disclosure Letter lists each Company Material Contract. As used herein, “Company Material Contract” means any Contract to which any Company Entity is a party, by which any Company Entity is bound or pursuant to which any Company Entity is operating or providing services under (even if such Contract has expired in accordance with its terms), in each case, as of the date hereof:

(i) any Company Government Contract that is reasonably likely, based solely on revenue as of January 1, 2022, to result in revenue to the Company or any Company Entity in an amount in excess of $50,000,000 in the fiscal year ending December 31, 2022 and cannot be canceled by the Company or any Company Entity without penalty or further payment without more than 90 days’ notice (other than payments for services rendered to the date);

(ii) any Contract required to be filed by the Company under Item 601(b)(10) of Regulation S-K under the Exchange Act (except for a Company Benefit Plan listed in Section 3.10(a) of the Company Disclosure Letter);

(iii) any Contract that (A) limits the ability of any Company Entity from engaging or competing in any material line of business or in any geographic area in any material respect, or upon consummation of the transactions contemplated hereby, would limit or purport to limit the ability of Parent or any of its Subsidiaries (except for the Surviving Corporation or any of the Company Subsidiaries) from engaging or competing in any material line of business or in any geographic area in any material respect, (B) requires any Company Entity to provide “most favored nation” pricing to any Person, (C) provides for exclusivity or any similar requirement or other preferential rights in favor of any Person, or (D) grants an option, right of first refusal or first negotiation to any third party that restricts in any material respect the business of the Company Entities, except in the case of each of clauses (A), (B), (C) and (D) for such restrictions, requirements and provisions that are not material to the Company Entities (taken as a whole);

(iv) any material Contract establishing a partnership, joint venture, profit-sharing or similar arrangement (other than any teaming agreement or arrangement entered into in the Ordinary Course of Business);

(v) any Contract pursuant to which the Company has incurred Indebtedness, or loaned money or otherwise extended credit to any Person (except for any wholly owned Company Subsidiary) in excess of $5,000,000;

(vi) any material Company Real Property Lease, or lease or sublease of personal property used or held by any Company Entity, under which any Company Entity would reasonably be expected to make payments during the year ending December 31, 2022 of more than $5,000,000 in the aggregate;

(vii) each Contract pursuant to which any Company Entity licenses Intellectual Property from any Person (other than confidentiality agreements, employee invention assignment agreements, click-wrap and shrink-wrap licenses, open source software licenses and licenses to any other un-customized software that is available on standard terms to the public generally and that incurs license, maintenance, support and other fees in the aggregate of $500,000 or less per year);

(viii) any Contract providing for the acquisition or disposition by any Company Entity of any business, operations, Person, business unit or material assets (including Equity Securities in another Person), whether by merger, sale of stock, sale of assets or otherwise entered into within the past five (5) years, for aggregate consideration in excess of $10,000,000 and under which such Company Entity has material continuing obligations or any contingent payment obligations;

(ix) any Contract that is a settlement agreement pursuant to which any Company Entity has outstanding payment obligations in excess of $5,000,000, or that otherwise imposes continuing material obligations upon the operation of any Company Entity; and

(x) any Contract with a Company Service Provider with base annual compensation in excess of $300,000 that provides for twelve (12) months or more of severance, termination or notice payments or benefits (excluding any payments or benefits required to be paid or provided by applicable Law) upon a termination of the applicable Company Service Provider’s employment or other service with the Company Entities.

Notwithstanding the foregoing or Section 3.15(c), the Company shall not be required to list on Section 3.15(a) of the Company Disclosure Schedule, or make available to Parent copies of, any Government Contract, it being understood that such Contracts shall, nonetheless, be included in the definition of Company Material Contract.

(b) Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Material Contract is in full force and effect and is valid and binding on each Company Entity party thereto and, to the Company’s Knowledge, each other party thereto, in each case, except as limited by the Bankruptcy and Equitable Exceptions, and (ii) no Company Entity is in breach or default under any Company Material Contract and, to the Company’s Knowledge, no event has occurred that, with or without notice or lapse of time, or both, would be a breach or a default under any Company Material Contract. Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, (1) since December 31, 2019, no Company Entity has received written notice of any actual, alleged, possible or potential breach by any Company Entity of any Company Material Contract and (2) no Company Entity has received any written notice of the intention of any party to a Company Material Contract to cancel, terminate, materially change the scope of rights under, fail to renew or materially reduce its business with the Company Entities under any Company Material Contract.

(c) Prior to the date hereof, the Company has made available to Parent complete and correct copies of all of the Company Material Contracts (including all material amendments, modifications, extensions or renewals with respect thereto).

Section 3.16 Company Government Contracts; Anti-Corruption and International Trade. Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect:

(a) Since January 1, 2019, (i) none of the Company Entities nor, to the Knowledge of the Company, any of their respective officers, agents or Principals (as defined in FAR 2.101 and 52.209-5), have been debarred or suspended (or, to the Knowledge of the Company, proposed for suspension or debarment), or determined by a Governmental Authority to be nonresponsible or otherwise excluded from participation in the award of any Company Government Contract, and (ii) no Company Entity has received any subpoena from any Governmental Authority related to any Company Government Contract or Company Government Bid.

(b) With respect to the Company’s Government Contracts and Company Government Bids, since January 1, 2019 and as applicable, all Cost or Pricing Data (as defined in FAR § 2.101) submitted by the Company and Company Subsidiaries in support of the negotiation of Company Government Contracts and Company Government Bids, or modifications thereto, or in support of requests for payment thereunder, were, as of the date of price agreement, payment or submission, current, accurate and complete in all material respects. Neither the Company nor any of the Company Subsidiaries has received any notice, either written or, to the Knowledge of the Company, orally, of any alleged mischarging or other defective pricing in violation of the Truthful Cost or Pricing Act or the cost principles set forth in the FAR Subpart 31 (other than routine contract audits by U.S. Governmental Authorities), and there are: (A) no reports that have been received by the Company resulting from any audits, reviews, or other investigations conducted by the Defense Contract Audit Agency or other U.S. Governmental Authority of any of the Company Government Contracts that conclude that the Company or the Company Subsidiaries are engaged in overcharging, mischarging or defective pricing practices; and (B) no audits, reviews, or investigations by U.S. Governmental Authorities of any Company Government Contract which are either ongoing or have been completed but the report of which has not been received by the Company (and is reasonably expected to be received) and which may recommend material cost disallowances, fines, penalties or other sanctions (other than routine contract audits by U.S. Governmental Authorities).

(c) Neither the Company or any of the Company Subsidiaries or any of their directors or officers, or to the Company’s or Company Subsidiaries’ Knowledge, employees or agents, is or since January 1, 2019 has been under administrative, civil or criminal investigation, indictment or information by any U.S. Governmental Authority. To the Knowledge of the Company, since January 1, 2019, (i) there has not been, and there is not currently pending or threatened, any material audit, survey, review or investigation (other than routine audits) by any U.S. Governmental Authority, and neither the Company nor the Company Subsidiaries has conducted or initiated any internal investigation or made a voluntary disclosure to any Governmental Authority, in each case, with respect to any alleged or actual irregularity, misstatement or omission arising under or relating to a Company Government Contract or Company Government Bid that could reasonably be expected to give rise to: (A) liability under the federal False Claims Act, (B) a claim for price adjustment under the Truthful Cost or Pricing Act, (C) any request for a reduction in the price of any Company Government Contract resulting from a violation of the Truthful Cost or Pricing Act or (D) the commencement of any suspension or debarment proceeding or any other similar Action by any Governmental Authority, and (ii) neither the Company nor the Company Subsidiaries has made any disclosure under the FAR mandatory disclosure provisions to any Governmental Authority with respect to credible evidence of a violation of federal criminal Law involving the fraud, conflict of interest, bribery or gratuity provisions found in Title 18 of the United States Code, a violation of the civil False Claims Act, or a significant overpayment in connection with the award, performance or closeout of any Company Government Contract, and to the Knowledge of the Company, there are no facts that would require mandatory disclosure under the FAR.

(d) Since January 1, 2019, (i) neither the Company nor any of the Company Subsidiaries, nor any director, manager or officer thereof, nor to the Knowledge of the Company, any other Person acting for or on behalf of any of the Company, has, (A) used any funds for unlawful contributions, gifts, gratuities, entertainment or other unlawful expenses related to political activity; (B) made any payment or offered, promised or authorized the payment of anything of value to any Person, including any government official or employee (including any official or employee of an entity owned or controlled by a Governmental Authority) or any political party or candidate for political office for the purpose of influencing any act or decision of a government official or of any Governmental Authority or improperly obtaining or retaining business or directing business to any Person in violation of Law; (C) made any other payment in violation of Law to any official of any Governmental Authority, including bribes, gratuities, kickbacks, lobbying expenditures, political contributions or contingent fee payments; (D) violated any, or otherwise taken any action which would be in violation of, any Specified Business Conduct Laws; (ii) none of the Company Entities have (x) received written notice of, made a voluntary, mandatory or directed disclosure to any Governmental Authority relating to, or conducted any internal investigation concerning, any actual, alleged or potential violation of any Specified Business Conduct Law or (y) been a party to or the subject of any pending (or to the Knowledge of the Company, threatened) Action, or, to the Knowledge of the Company, any audit or investigation, by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any Specified Business Conduct Law.

(e) Since January 1, 2019, no Company Government Contract to which the Company or any of its Subsidiaries is or has been a party has been terminated for convenience, cause or default and no notice of termination for convenience, cause or default has been issued with respect to any such Company Government Contract.

(f) The Company and the Company Subsidiaries have all of the facility and personnel security clearances that are reasonably necessary to conduct the business of the Company and the Company Subsidiaries as currently being conducted in all material respects. For each facility security clearance held by the Company and the Company Subsidiaries, the Company and the Company Subsidiary hold at least a “satisfactory” rating from the DCSA or other cognizant security authority or has achieved a “satisfactory” rating on a security self-assessment conducted in lieu of a DCSA evaluation. To the Knowledge of the Company, there is no proposed or threatened termination of any material facility security clearance.

(g) Since December 31, 2019, neither the Company nor any of the Company Subsidiaries has received any notice of termination for default, written cure notice, show cause notice alleging any material breach or related to a material non-performance that has been issued and remains unresolved for any Company Government Contract.

Section 3.17 Intellectual Property.

(a) Section 3.17(a) of the Company Disclosure Letter sets forth a true and correct list of all patents, registered trademarks, registered domain names and registered copyrights and applications for patents, trademark registrations and copyright registrations (and all continuations thereof) owned by each Company Entity (collectively, the “Company Registered Intellectual Property”), identifying, in each case, the record (and, if different, beneficial) owner of each item of Company Registered Intellectual Property. Each item of Company Registered Intellectual Property is, to the Knowledge of the Company, validly issued or registered, as applicable, is subsisting, has not been deemed by any Government Authority to be invalid or unenforceable and has not expired or been canceled or abandoned. To the Knowledge of the Company, within the last three (3) years, no Person has challenged the ownership, validity, enforceability or scope of the Company Registered Intellectual Property, nor is the Company aware of any grounds for the same.

(b) Section 3.17(b) of the Company Disclosure Letter lists all agreements pursuant to which any Company Entity (i) licenses any material Intellectual Property from any Person (other than COTS Software) or (ii) has licensed to any Person the right to use any Intellectual Property owned by the Company Entities (other than (x) customer, developer and reseller licenses and other agreements entered into in the ordinary course of business, and (y) sale and license-back arrangements, licenses to standards bodies and other licenses that are not intended to generate revenue) (such agreements, the “Specified Intellectual Property Agreements”)). To the Knowledge of the Company, (A) all of the Specified Intellectual Property Agreements are valid and binding agreements of the appropriate Company Entity; (B) no Company Entity is in material breach under any Specified Intellectual Property Agreement; and (C) no third party to any Specified Intellectual Property Agreement is in material breach thereof; except where the foregoing breaches would not reasonably be expected to have (individually or in the aggregate) a Company Material Adverse Effect.

(c) Each Company Entity owns all right, title, and interest (other than such rights as may have been granted to any Person under the Specified Agreements) in and to, or has the right to use, all Intellectual Property necessary for the operation of its business as conducted as of the Closing Date, except as would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, (i) no Person is

infringing, misappropriating or diluting any of the Owned Intellectual Property, (ii) the conduct of the business of the Company Entities as currently conducted does not infringe, misappropriate or dilute the Intellectual Property of any Person, and (iii) there is no Action currently pending before any Governmental Authority that challenges the legality, validity, scope, enforceability or ownership of any Owned Intellectual Property.

(d) Within the last three (3) years, no Company Entity has received any written communication or other notice alleging that any Company Entity is infringing, misappropriating or diluting the Intellectual Property of any Person. No Company Entity has, in the last three (3) years, sent any written notice to any Person alleging any such infringement, misappropriation or dilution. Each Company Entity has taken reasonable steps consistent with customary standards in the industry to protect and preserve the confidentiality of its material trade secrets, except to the extent that the failure to take such steps has not had and is not reasonably expected to have a Company Material Adverse Effect.

(e) Except as would not reasonably be expected to have (individually or in the aggregate) a Company Material Adverse Effect, the Company IT Assets used by or necessary for conduct of the Company Entities’ business (i) operate substantially as required by the Company Entities, and (ii) are reasonably sufficient for the current needs of the Company Entities, including as to capacity and ability to process current peak volumes in a timely manner. Except as would not reasonably be expected to have (individually or in the aggregate) a Company Material Adverse Effect, each Company Entity has implemented commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures with respect to the Company IT Assets, in each case, that are consistent with customary industry practices.

Section 3.18 Data Protection and Privacy.

(a) Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect:

(i) (1) each Company Entity maintains, and since December 31, 2019, has adopted, implemented and maintained a data privacy and security compliance program that complies with all applicable Privacy/Cybersecurity Requirements, protects Company IT Assets and Personal Information against reasonably anticipated threats and hazards to their security and the unauthorized use or disclosure thereof and that includes comprehensive and robust plans, policies, procedures and administrative, personnel, technical and physical safeguards to protect the Company IT Assets and Personal Information and other data held by the business of the Company Entities, (2) the Company Entities and to the Company’s Knowledge all of the Company Entities’ processors of Personal Information, are, and since December 31, 2019, have been, in compliance with all Privacy/Cybersecurity Requirements, (3) since December 31, 2019, no Person has gained unauthorized access, including any such access reportable to a Governmental Authority under applicable Law, related to any Personal Information transmitted or processed by or stored on any Company IT Assets or otherwise possessed or controlled by or for the Company Entities, or used, accessed or disclosed any such Personal Information or Company IT Assets for any illegal or unauthorized purpose, (4) since December 31, 2019, no Company Entity has received written notice of any claims, and there have been no Actions (including any investigation or written notice), from any Governmental Authority or any other Person alleging either a violation of any Person’s privacy rights or Personal Information or data rights, or breach or compromise of Privacy/Cybersecurity Requirements and (5) the consummation of the transactions contemplated hereby shall not breach or otherwise cause any violation of Privacy/Cybersecurity Requirements; and

(ii) without limiting Section 3.18(a)(i), since December 31, 2019, (1) no Company Entity has received any notice from any Governmental Authority or Person in respect of any alleged noncompliance with any Privacy/Cybersecurity Requirements, (2) no breach, unauthorized access or other actual or potential noncompliance related to Privacy/Cybersecurity Requirements has occurred, including any breach as that term is defined in 45 C.F.R. §160.103, related to any unsecured Personal Information that is created, retained, collected, used, disclosed, stored, transmitted, received or otherwise processed by a Company Entity, (3) no information security or privacy breach event has occurred that has resulted in or would require notification to any Governmental Authority or other Person by, on behalf of or as a result of a Company Entity under any Privacy/Cybersecurity Requirements, (4) no Action has been asserted or threatened against any Company Entity alleging a violation of any Person’s data privacy or security rights, or a violation of any Privacy/Cybersecurity Requirement, and there does not exist any colorable basis therefor and (5) no Company Entity is or has been in breach or default under any Contract related to any provision thereof related to the creation, collection, obtaining, tracking, retention, storage, processing, use, sharing, disclosure, transmission, security, confidentiality and/or protection of Company IT Assets or Personal Information.

(b) To the Knowledge of the Company, (i) each Company Entity has, at all times since December 31, 2019, presented a privacy policy which complies with Privacy/Cybersecurity Requirements to individuals prior to the collection of any Personal Information, and no such privacy policy is or has been inaccurate, misleading or deceptive (including by omission), (ii) since December 31, 2019, no Company Entity has made any statement to the general public regarding any of the Company Entities’ information security practices applicable to any Personal Information other than those made in such privacy policies, (iii) each Company Entity has in place and follows commercially reasonable procedures to ensure that there are contracts in place with all Personal Information processors, which comply with the requirements of all Privacy/Cybersecurity Requirements in all material respects, and require that such processors process Personal Information in compliance with Privacy/Cybersecurity Requirements in all material respects, and (iv) the Company Entities and their respective Personal Information processors have taken commercially reasonable steps to ensure the reliability of their respective employees and contractors who have access to Personal Information, to train such employees on all applicable aspects of Privacy/Cybersecurity Requirements and to ensure that all employees with the authority and/or ability to access such data are under written obligations of confidentiality with respect to such data.

(c) The consummation of the transactions contemplated hereby shall not breach or otherwise cause any violation of any Privacy/Cybersecurity Requirements. The Company is not subject to any Privacy/Cybersecurity Requirements that, after the Closing, would prohibit the Company Entities from receiving and/or using Personal Information in substantially the same manner as prior to the Closing.

Section 3.19 Insurance.

(a) Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect:

(i) all Company Policies are in full force and effect and no Company Entity is in breach of or default under any Company Policy and no event has occurred that, with or without notice or lapse of time, or both, would be a breach of or a default under any Company Policy;

(ii) since December 31, 2020, each Company Entity has been continuously insured with recognized insurers or has self-insured in such amounts and related to such risks and losses as are required by applicable Law and any Company Material Contract and as are customary for companies in the United States conducting the businesses conducted by such Company Entity;

(iii) since December 31, 2020, no Company Entity has received any written communication notifying it of any (1) cancellation, non-renewal or invalidation of any Company Policy, (2) denial of any coverage or rejection of any claim under any Company Policy or (c) adjustment in the amount of the premiums payable under any Company Policy;

(iv) there is no Action pending by any Company Entity against any insurance carrier under any Company Policy.

(b) As used herein, “Company Policy” means any insurance policy naming any Company Entity or any director, officer or employee thereof as an insured or beneficiary or as a loss payable payee for which any Company Entity is obligated to pay all or part of the premiums as of the date hereof.

Section 3.20 Broker’s Fees. Except for the Company Financial Advisor, the fees and expenses of which shall be paid by the Company pursuant to the Company’s engagement letter therewith, no Person is entitled to any broker, finder, financial advisory or other similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its Affiliates.

Section 3.21 Opinion of Company Financial Advisor. The Company Board has received the opinion of Goldman Sachs & Co. LLC (the “Company Financial Advisor”) that, as of the date of such opinion and subject to the assumptions and limitations therein, the Per Share Merger Consideration to be paid to the holders of shares of Company Common Stock pursuant hereto is fair, from a financial point of view, to such holders and, as of the date hereof, such opinion has not been modified or withdrawn. The Company will provide a signed copy of such opinion to Parent solely for information purposes promptly following the date of this Agreement and it is agreed and understood that such opinion may not be relied upon by Parent or Merger Sub or any director, officer or employee of Parent or Merger Sub, or any of their affiliates.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Except as set forth in the corresponding section or subsection of the Parent Disclosure Letter, Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.1 Organization and Corporate Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing in accordance with the Laws of the State of Delaware and (a) has the requisite entity power and authority to own or lease, as applicable, and operate its assets and to carry on its business as currently conducted and (b) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets makes such qualification or licensing necessary, except where the failure to have such power or authority, or to be so qualified or licensed, individually or in the aggregate, would not have a Parent Material Adverse Effect. Parent has made available to the Company true and correct copies of the Constituent Documents of Parent and Merger Sub, as amended and in effect on the date hereof, and such Constituent Documents are in full force and effect, and Parent is not in violation of any of its Constituent Documents.

Section 4.2 Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share. All outstanding shares of capital stock of Merger Sub have been and are duly authorized, validly issued, fully paid and nonassessable, and no such shares have been issued in violation of any preemptive or similar rights. Parent is the sole record holder, and has sole Beneficial Ownership, of all of the issued and outstanding shares of capital stock of Merger Sub, free and clear of any Lien thereon or any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Securities). Merger Sub has been formed solely for purposes of entering into this Agreement and carrying out the transactions contemplated hereby and has not engaged, carried on or conducted, and prior to the Effective Time will not engage, carry on or conduct, any business activities or any operations, except in connection herewith and with the transactions contemplated hereby.

Section 4.3 Authority; Execution and Delivery; Enforceability.

(a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform or comply with its covenants and agreements hereunder and to consummate the transactions contemplated hereby. Each of Parent’s and Merger Sub’s execution and delivery hereof, performance of and compliance with its covenants and agreements hereunder and consummation of the transactions contemplated hereby (including the Merger) have been duly authorized by all necessary corporate action, and subject to Parent’s due execution and delivery of the Merger Sub Stockholder Consent (which shall become effective immediately following the execution and delivery of this Agreement by each of the Parties), no other proceedings on the part of Parent and Merger Sub (including, for the avoidance of doubt, any stockholder approval or vote) are necessary for it to authorize, adopt or approve this Agreement or consummate the Merger or the other transactions contemplated hereby, except for the filing of the Certificate of Merger as required by DGCL. No vote of Parent’s or Merger Sub’s stockholders is necessary to approve this Agreement or any of the transactions contemplated hereby, including the Merger (except for the Merger Sub Stockholder Consent, which shall be duly executed and delivered and become effective immediately following the execution and delivery of this Agreement by each of the Parties). Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the Company’s respective due authorization, execution and delivery hereof, this Agreement constitutes Parent’s and Merger Sub’s respective legal, valid and binding obligation, enforceable against them in accordance with the terms hereof, except as limited by the Bankruptcy and Equitable Exceptions.

(b) At a meeting duly called and held, each of the Parent Board and the Merger Sub Board unanimously adopted resolutions (i) determining that this Agreement, the Merger and the other transactions contemplated hereby are advisable and in the best interests of Merger Sub and Parent and their respective stockholders, (ii) approving the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and (iii) (A) in the case of the Merger Sub Board, recommending this Agreement to Parent for adoption thereby in its capacity as the sole stockholder of Merger Sub and (B) in the case of Parent Board, approving and authorizing Parent’s execution and delivery of the Merger Sub Stockholder Consent in its capacity as the sole stockholder of Merger Sub. Such resolutions have not been amended or withdrawn and remain in full force and effect as of the date hereof.

Section 4.4 Consents and Approvals; No Conflicts.

(a) Each of Parent’s and Merger Sub’s execution and delivery hereof does not, each of Parent’s and Merger Sub’s performance of its covenants and agreements hereunder shall not, and the consummation of the transactions contemplated hereby shall not, (i) conflict with or violate the Constituent Documents of any Parent Entity, (ii) subject to making the Filings and obtaining the Consents contemplated by Section 4.4(b), violate any applicable Law or (iii) breach, result in the loss of any benefit under, be a default (or an event that, with or without notice or lapse of time, or both, would be a default) under, result in the termination, cancellation or amendment of or a right of termination, cancellation or amendment under, accelerate the performance required by, or result in the creation of any Lien on any of the respective properties or assets of Parent or any of the Parent Subsidiaries (including Merger Sub) under, any Contract to which any Parent Entity is a party or by which any asset of any Parent Entity is bound or affected, except, in the case of the foregoing clauses (ii) and (iii), as would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Each of Parent’s and Merger Sub’s execution and delivery hereof does not, each of Parent’s and Merger Sub’s performance of its covenants and agreements hereunder and the consummation of the transactions contemplated hereby shall not, require Parent or any of the Parent Subsidiaries (including Merger Sub) to make a Filing with or to, or to obtain any Consent of, any Governmental Authority, except for (i) any Filings required to be made with the SEC and such reports under and such other compliance with the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby,

(ii) the Filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) any other Filings required by the Exchange Act, the Securities Act and the rules and regulations of Nasdaq, (iv) the HSR Clearance and any Filings and Consents required by the HSR Act for the transactions contemplated hereby, (v) compliance with the applicable requirements under the NISPOM, (vi) compliance with the applicable requirements of the FAR System and (vii) any other Filing with or to, or other Consent of, any Governmental Authority, the failure of which to make or obtain would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

(c) None of the Parent Entities is named on any list of Persons issued by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any other OFAC Lists. No Parent Entity is owned by, controlled by, acting for or on behalf of, or providing assistance, support, sponsorship or services of any kind to, or otherwise associated with any of, the Persons referred to or described in the OFAC Lists. No Parent Entity has conducted business with, or engaged in any transaction with, any Person named on any of the OFAC Lists or any Person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship or services of any kind to, or otherwise associated with any of the Persons referred to or described in the OFAC Lists, except as would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

(d) Neither Parent nor Merger Sub is (i) a “foreign person” or a “foreign entity” (as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”)), or (ii) controlled by a “foreign person” (as defined in the DPA). No “foreign person” (as defined in the DPA) has entered into any agreement or arrangement with Parent or Merger Sub to obtain any: (A) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company or its Subsidiaries; (B) membership or observer rights on the board of directors of Parent or Merger Sub or the Company Board or equivalent governing body or the right to nominate an individual to a position on the board of directors of Parent or Merger Sub or the Company Board or equivalent governing body; (C) any involvement, other than through the voting of shares, in the substantive decision-making of the Company or its Subsidiaries regarding (I) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (II) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company or its Subsidiaries, or (III) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (D) “control” (as defined in the DPA) of the Company or its Subsidiaries.

(e) No foreign government, agency of a foreign government, or representative of a foreign government; no business enterprise or other entity organized, chartered or incorporated under the laws of any country other than the United States or its territories; nor any person who is not a citizen or national of the United States (i) owns a voting interest in Parent or Merger Sub sufficient to elect, or is otherwise entitled to representation on, Parent’s or Merger Sub’s governing board; (ii) has or will have the ability to access classified information in the possession of any cleared facility of any Subsidiary of Parent or Merger Sub;

or (iii) has the power, direct or indirect (whether or not exercised, and whether or not exercisable through the ownership of Parent’s or Merger Sub’s securities, by contractual arrangements or other means), to direct or decide matters affecting the management or operations of Parent or Merger Sub (the affiliations described in clauses (i), (ii) or (iii), “Foreign Interests”), in a manner that may result in unauthorized access to classified information or may adversely affect the performance of classified contracts. No fact or circumstance related to Parent or Merger Sub or their ownership would preclude or delay national security classification clearance in a manner that would materially delay Parent’s or Merger Sub’s ability to perform its obligations under this Agreement or consummate the Merger.

Section 4.5 Actions. Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect, as of the date hereof, (a) there are no Actions pending or, to Parent’s Knowledge, threatened against Parent or any of its Subsidiaries (including Merger Sub) or any of their respective officers, directors, employees, agents, properties or assets, and (b) none of Parent nor any of its Subsidiaries (including Merger Sub) nor any of their respective officers, directors, employees or agents in their respective capacity as such are subject to any Order.

Section 4.6 Compliance with Laws; Permits. Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect, the Parent Entities are in compliance with all applicable Laws and material Permits applicable to their businesses.

Section 4.7 Financing. Parent has delivered to the Company a correct and complete fully executed copy of the (a) equity commitment letter, dated as of May 13, 2022, by and among Parent, the Guarantor and the other parties party thereto, including all exhibits, schedules, annexes and amendments to such commitment letter in effect as of the date hereof (as amended, restated, supplemented or modified from time to time, the “Equity Commitment Letter”), pursuant to which the Guarantor has committed to provide to Parent, subject to the terms and conditions thereof, cash in the aggregate amount set forth therein for the purposes of funding a portion of the aggregate Merger Consideration and the transactions contemplated by this Agreement (the “Equity Financing”) and (b) debt commitment letter, dated as of the date hereof, by and between Parent and the Financing Sources party thereto, including all exhibits, schedules, annexes and amendments to such commitment letter in effect as of the date hereof (as amended, restated, supplemented, replaced or modified from time to time, the “Debt Commitment Letter,” and together with the Equity Commitment Letter, the “Commitment Letters”), pursuant to which and subject to the terms and conditions thereof, the Financing Sources thereunder have committed to lend the aggregate amount set forth therein for the purpose of funding the transactions contemplated hereby (the provision of such funds as provided therein, subject to Section 5.8, the “Debt Financing” and, together with the Equity Financing, the “Financing”). Parent has also delivered to the Company a correct and complete fully executed copy of the fee letter that relates to the Debt Financing (the “Fee Letter”); provided that the fee amounts, pricing caps and other terms, and the rates and amounts included in the “market flex” provisions and other customary provisions may be redacted in a customary manner so long as none of such redacted provisions could adversely affect the conditionality, enforceability or termination or reduce the aggregate principal amount of the Debt Financing required to consummate the transactions contemplated hereby. As of the date hereof, the Commitment Letters have not been amended, restated or otherwise modified or waived prior to the execution and delivery hereof, and the respective commitments under the Commitment Letters have not been withdrawn, rescinded, amended, restated or otherwise modified in any respect prior to the execution and delivery hereof. As of the date hereof, except for the Commitment Letters and the Fee Letter, customary fee discount or rebate letters and non-disclosure agreements, there are no other Contracts, side letters or other arrangements to which Parent or any of its Subsidiaries is a party or by which any Parent or any of its Subsidiaries is bound that would affect the availability, amount or conditionality of the Financing on the Closing Date. As of the execution and delivery hereof, each of the Commitment Letters is in full force and effect and constitutes the legal, valid and binding obligation of each of Parent and, to the Knowledge of Parent, the other parties thereto, except as limited by the Bankruptcy and Equitable Exceptions. Parent has fully paid (or caused to be fully paid) any and all commitment fees or other fees required by the Commitment Letters to be paid on or before the date hereof. There are no conditions precedent (including under any “market flex” provisions) related to the funding of the full amount of the Financing, except as expressly provided in the Commitment Letters. Assuming funding of the Financing in accordance with the Commitment Letters, subject to the terms and conditions of the Commitment Letters and assuming satisfaction of the conditions set forth in Section 6.1 and Section 6.2, the aggregate proceeds from the Financing, together with cash on hand or other available capital resources of Parent and its Subsidiaries will, in the aggregate, be sufficient to enable Parent and Merger Sub to deliver and make payment of (i) the aggregate Merger Consideration, (ii) the aggregate consideration payable pursuant to and in accordance with Section 2.4 and (iii) any and all expenses incurred by Parent in connection with this Agreement and any and all other amounts payable by Parent and Merger Sub in connection with the Closing. As of the date hereof, no event has occurred which would result in any breach of or a default (or an event that, with or without notice or lapse of time, or both, would be a default) by Parent or Merger Sub under the Commitment Letters, and Parent (A) is not aware of any fact, event or other occurrence that would make any of the covenants, representations and warranties set forth in the Commitment Letters inaccurate or would cause the Commitment Letters to be ineffective and (B) assuming satisfaction of the conditions set forth in Section 6.1 and Section 6.2 as of the Closing, has no reason to believe that any of the conditions to the Financing contemplated by the Commitment Letters shall not be satisfied or that the Financing shall not be available to Parent on or prior to the Closing Date in order to consummate the transactions contemplated hereby (assuming satisfaction of the conditions set forth in Section 6.1 and Section 6.2). The Equity Commitment Letter provides that the Company is a third party beneficiary thereof as set forth therein and is entitled to enforce such agreement. Notwithstanding anything in this Agreement to the contrary, Parent acknowledges and agrees that Parent’s obligations under this Agreement are not conditioned in any manner whatsoever upon Parent or Merger Sub obtaining proceeds from the Financing to satisfy any funding obligations under this Agreement, and the obtaining of the Financing is not a condition to Closing or the consummation of the transactions contemplated hereby.

Section 4.8 Limited Guarantee. Concurrently with the execution of this Agreement, Parent and Merger Sub have delivered to the Company a true, complete and correct copy of the Limited Guarantee of the Guarantor. The Limited Guarantee is in full force and effect and is the valid, binding obligation of the Guarantor, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting or relating to creditors’ rights generally and general equitable principles, and no event has occurred which, with or without notice, lapse of time or both, could constitute a default on the part of the Guarantor under the terms and conditions of the Limited Guarantee.

Section 4.9 Solvency. Assuming (i) satisfaction or waiver of the conditions to Parent’s obligation to consummate the Merger and (ii) the consummation of the Financing on the terms set forth in the Commitment Letters giving effect to all of the transactions contemplated hereby, including the payment of the aggregate Merger Consideration and consummation of the Financing, Parent and its Subsidiaries (including, following the Closing, the Surviving Corporation and its Subsidiaries) will be Solvent. For the purpose of this Section 4.9, the term “Solvent” when used with respect to any Person, means that as of any date of determination (a) the amount of the “fair saleable value” of the assets of such Person as of such date exceed (i) the value of all “liabilities” of such Person, including “contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors and (ii) the amount that is required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person does not have as of such date an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (c) such Person is able to pay its liabilities, including contingent and other liabilities, as they mature. For the purpose of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person is able to generate sufficient cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due. No transfer of property is being made, and no obligation is being incurred, in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Parent or any of its Affiliates (including, following the Closing, the Surviving Corporation and its Subsidiaries).

Section 4.10 Ownership of Securities and Equity Rights. Except as contemplated by this Agreement, none of the Parent Entities Beneficially Own or hold of record any shares of Company Common Stock or other Equity Securities relating to, or any other economic interest in, the Company or any of the Company Subsidiaries. During the three (3) year period immediately prior to the execution and delivery of this Agreement by each of the Parties, none of Parent, Merger Sub or any of their respective “affiliates” or “associates” is, or has been, an “interested stockholder” (as such terms are defined in Section 203 of the DGCL) of the Company for purposes of Section 203 of the DGCL. Except for the Voting Agreement, there are no voting trusts or other agreements or understandings to which Parent or Merger Sub or any Person controlling or controlled by Parent or Merger Sub is a party, with respect to the voting, transfer or tendering of the Company Common Stock. None of Parent, Merger Sub or any of their respective Affiliates is an “Initial Holder,” an “Affiliate” of any “Initial Holder” or a group, or part of a group, that includes an “Initial Holder” or any “Affiliate” of an “Initial Holder” (as such terms are defined in the Second Amended and Restated Certificate of Incorporation of the Company).

Section 4.11 Disclosure. None of the information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is first published, sent or given to the Company Stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.12 Absence of Certain Agreements. As of the date hereof, and except for the Voting Agreement, neither Parent nor any of its Affiliates has entered into any agreement, arrangement or understanding (whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (whether oral or written) (a) with any stockholder of the Company in connection with the transactions contemplated hereby or the post-Closing operations of the Surviving Corporation and its Subsidiaries, (b) pursuant to which any third party (other than (i) the Guarantor and any permitted assignee thereof under the Equity Commitment Letter and (ii) any Affiliate of Parent (or any limited partners of Guarantor or its Affiliates)) has agreed to provide, directly or indirectly, equity capital to Parent, the Company or any of their respective Affiliates to finance, in whole or in part, directly or indirectly, any of the transactions contemplated hereby or (c) pursuant to which any current officer or employee of the Company or any of its Subsidiaries has agreed or committed to (i) remain as an officer or employee of Parent, the Company or any of their respective Affiliates following the Effective Time (other than pursuant to employment contracts with the Company or its Subsidiaries in effect as of the date of this Agreement), (ii) contribute or “roll-over” any portion of such officer or employee’s shares of Common Stock or Equity Rights relating to shares of Common Stock to Parent, the Company or any of their respective Affiliates or (iii) receive any Securities or Equity Rights of Parent, the Company or any of their respective Affiliates.

Section 4.13 Acknowledgment by Parent and Merger Sub. None of Parent, Merger Sub or any of their respective Affiliates is relying or has relied on any representation or warranty whatsoever regarding the transactions contemplated hereby or the subject matter of this Agreement, express or implied, except for the representations and warranties of the Company expressly set forth in Article III. Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the Company or with respect to the Company Entities in connection with the transactions contemplated hereby, and each of Parent and Merger Sub acknowledges and agrees that all other representations and warranties of any kind or nature, whether express, implied or statutory, are specifically disclaimed and excluded by the Company or any of the Company Entities. In connection with the due diligence investigation of the Company Entities by Parent, Merger Sub and their respective Representatives, Parent, Merger Sub and their respective Representatives have received and may continue to receive from the Company and its Representatives after the date of this Agreement certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company Entities and their respective businesses and operations. Parent and Merger Sub acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that Parent and Merger Sub will have no claim against the Company, any of the other Company Entities, any of their respective Representatives or any other Person with respect thereto unless any such information is expressly included in a representation or warranty contained in this Agreement. Accordingly, Parent and Merger Sub hereby acknowledge and agree that neither the Company, any of the other Company Entities, any of their respective Representatives nor any other Person has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans, and none of Parent, Merger Sub, any of their respective Affiliates or any Representatives of any of the foregoing has relied on any such estimates, projections, forecasts, forward-looking statements or business plans, unless and only to the extent any such information is expressly included in a representation or warranty contained in Article III hereof or in the certificate delivered pursuant to Section 6.2(d).

Section 4.14 Broker’s Fees. Except as set forth in Section 4.14 of the Parent Disclosure Letter, the fees and expenses of which shall be paid by Parent unless the Closing occurs, no Parent Entity or any of its Affiliates, officers or directors has engaged or otherwise agreed to compensate any financial advisor, broker or finder or incurred any Liability for any financial advisory fee, broker’s fees, commissions or finder’s fees in connection with any transaction contemplated hereby.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Company Business Prior to the Effective Time.

(a) Except (i) as otherwise expressly provided for or expressly contemplated herein, (ii) as required by applicable Law, (iii) for any action taken, or omitted to be taken, in response to any COVID-19 Measures (provided that, in the case of this clause (iii), the Company shall use reasonable best efforts to notify Parent in advance of taking any such action or omission and consider in good faith any reasonable requests by Parent in respect of such actions or omissions), (iv) as set forth in Section 5.1(a) of the Company Disclosure Letter or (v) as otherwise consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned and provided that no consent shall be required if seeking such consent would violate Antitrust Laws), from and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 7.1, the Company shall, and shall cause each Company Subsidiary to, conduct its and their businesses in the Ordinary Course of Business and use reasonable best efforts to preserve intact its and their business organization and goodwill and relationships with all customers, suppliers, employees, distributors and others having material business dealings with it and use reasonable best efforts to keep available the services of the Company and the Company Subsidiaries’ current officers and key employees.

(b) In addition to and without limiting the generality of Section 5.1(a), except (i) as otherwise expressly provided for or expressly contemplated herein, (ii) as required by applicable Law, (iii) for any action taken, or omitted to be taken, in response to any COVID-19 Measures (provided that, in the case of this clause (iii), the Company shall use reasonable best efforts to notify Parent in advance of taking any such action or omission and consider in good faith any reasonable requests by Parent in respect of such actions or omission) or (iv) as set forth in Section 5.1(b) of the Company Disclosure Letter, from and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 7.1, without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned and provided that no consent shall be required if seeking such consent would violate Antitrust Laws), the Company shall not, and shall cause each Company Subsidiary not to:

(i) (A) amend any of the Constituent Documents of the Company or (B) amend in any material respect the Constituent Documents of any Company Subsidiaries;

(ii) issue, grant, sell, transfer, dispose of, lease, license, mortgage, pledge, create or incur any Lien (other than restrictions on transfer under applicable securities laws) on, or otherwise encumber, any shares of Company Capital Stock or any other Equity Securities in any Company Entity, except (A) for shares of Company Common Stock issuable upon the exercise, settlement or vesting of Company Equity Awards, to the extent outstanding on the date of this Agreement, (B) for shares of Company Class A Common Stock issued upon the conversion of any shares of Company Class B Common Stock outstanding as of the date hereof pursuant to the terms of the Second Amended and Restated Certificate of Incorporation of the Company in effect as of the date of this Agreement or (C) any issuance, grant or sale of Equity Securities in a Company Subsidiary to the Company or any wholly owned Company Subsidiary;

(iii) (A) split, combine, subdivide, reclassify or otherwise amend the terms of any shares of Company Capital Stock or (B) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any shares of Company Capital Stock or other Equity Securities in any Company Entity, other than (1) as required by any Company Benefit Plan, (2) the withholding of shares of Company Common Stock to satisfy the payment of the exercise price for or Tax obligations with respect to awards granted pursuant to the Company Stock Plan or (3) the acquisition by the Company of awards granted pursuant to the Company Stock Plan in connection with the forfeiture of such awards, in the case of each of clause (1), (2) and (3), in accordance with the terms of the applicable Company Equity Award (it being understood that the conversion of any shares of Company Class B Common Stock outstanding as of the date hereof in accordance with the terms of the Second Amended and Restated Certificate of Incorporation of the Company in effect as of the date of this Agreement shall not be considered a redemption, repurchase or other acquisition of shares of Company Common Stock for the purpose of this Section 5.1(b)(iii));

(iv) declare, set aside for payment or pay any dividend or any other distribution (whether in cash, stock or other assets or any combination thereof), on any shares of Company Capital Stock or other Equity Securities in any Company Entity, except for (A) the declaration and payment by the Company of regular quarterly cash dividends in accordance with past practice for the period up to the Closing Date in such amounts and with record dates consistent with those customarily used by the Company for the payment of quarterly cash dividends; provided that such cash dividends will in no event exceed $0.41 per share of Company Common Stock for any calendar quarter or (B) any dividends or distributions by a direct or indirect wholly owned Company Subsidiary to the Company or another direct or indirect wholly owned Company Subsidiary;

(v) incur, assume, guarantee, issue or otherwise become liable for, or modify in any material respect the terms of, any Indebtedness, make any loans, advances or capital contributions to, or investments in, any other Person (other than by the Company or any Company Subsidiary to or in another wholly owned Company Entity), issue or sell any debt securities or redeem, repurchase, cancel, discharge, satisfy or otherwise acquire any Indebtedness, except for (A) Indebtedness that is prepayable without penalty incurred in the Ordinary Course of Business and not to exceed $10,000,000 in the aggregate, (B) Indebtedness incurred under the Company’s revolving credit facilities or lines of credit in existence on the date hereof in the Ordinary Course of Business, (C) Indebtedness consisting of finance leases entered into in the Ordinary Course of Business in replacement of existing finance leases on customary commercial terms, but in all cases consistent in all material respects with the Indebtedness being replaced, (D) guarantees by the Company of Indebtedness of Company Subsidiaries or guarantees by Company Subsidiaries of Indebtedness of the Company and (E) advancements of expenses to directors, officers or other employees or agents of the Company or any Company Subsidiary in accordance with the obligations of the Company or any Company Subsidiary under its Constituent Documents or any indemnification agreement to which it is a party as of the date hereof;

(vi) sell, assign, transfer, lease, sublease, license, sublicense, mortgage, pledge, create or incur any Lien (other than Permitted Liens) on, otherwise encumber, allow to lapse or otherwise dispose of (whether by merger, consolidation, sale of stock or assets or otherwise), any Equity Securities or material assets or properties (including any material portion of the Company Real Property) of the Company Entities with a value or purchase price in excess of $5,000,000 individually in any transaction or $10,000,000 in the aggregate in any series of related transactions, except for (A) pursuant to Contracts existing as of the date of this Agreement, (B) sales or dispositions of products or services, inventory or used equipment in the Ordinary Course of Business, or obsolete or worthless assets no longer used or, related to Intellectual Property, nonexclusive licenses granted in the Ordinary Course of Business, (C) sales or dispositions solely among the wholly owned Company Entities, (D) entry into agreements pursuant to which the Company or one of its Subsidiaries licenses, distributes, makes available or sells any products or services to distributors, dealers, prime contractors, subcontractors, customers or end users in the Ordinary Course of Business, and (E) licenses and acquisitions of Intellectual Property from third parties in the Ordinary Course of Business;

(vii) acquire or commit to acquire (whether by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any Equity Securities in or assets or business of any Person (other than any transaction solely between the Company and a wholly owned Company Subsidiary or between wholly owned Company Entities) if the aggregate amount of consideration paid or transferred by the Company and Company Subsidiaries in connection with any such transactions would exceed $5,000,000 individually or $10,000,000 in the aggregate, except for acquisitions of inventory, supplies, raw materials, equipment or similar assets in the Ordinary Course of Business;

(viii) make or commit to make any capital expenditures, except for (A) capital expenditures contemplated by the capital expenditure budget as set forth in Section 5.1(b)(viii) of the Company Disclosure Letter or (B) any unbudgeted capital expenditures made in the Ordinary Course of Business;

(ix) except in the Ordinary Course of Business, (A) enter into any Contract that would, if entered into prior to the date of this Agreement, be a Company Material Contract or (B) materially modify, materially amend, renew or terminate, or waive, release, terminate, amend, renew or assign any material rights or claims of the Company or any of its Subsidiaries under, any Company Material Contract;

(x) except as set forth in Section 5.1(b)(x) of the Company Disclosure Letter, as required by the terms of any Company Benefit Plan in effect as of the date hereof or as required by applicable Law, (A) increase or agree to increase the compensation or benefits provided to any Company Service Provider (except for, with respect to non-officer level employees of the Company Entities, increase in salary or wage rates in the Ordinary Course of Business), (B) accelerate the time of payment or vesting of, or the lapsing of restrictions related to, or fund or otherwise secure the payment of, any compensation or benefits (including any equity or equity-based awards) to any Company Service Provider, (C) establish, adopt, enter into, terminate or materially amend any Company Benefit Plan or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date hereof, other than annual modifications to the health and welfare benefit programs of any Company Entity in the Ordinary Course of Business, (D) hire, engage, promote or change the employment status or title of any officer or employee of, or service provider to, any Company Entity, except for the hiring, engagement, promotion, or changes in employment status or title of employees or service providers below the level of senior vice president in the Ordinary Course of Business (including to replace a Company Service Provider whose service has terminated), (E) terminate the employment of any current officer or employee, other than an officer or employee below the level of senior vice president, except for cause; or (F) grant any equity or equity-based awards or any transaction, change in control or retention bonuses or adopt or enter into any severance programs or arrangements, except for retention agreements with employees holding a position below the level of vice president entered into in the Ordinary Course of Business that do not result in any payments (1) in excess of the annual base compensation of any such employee, (2) that accelerate upon a change in control or (3) required to be made prior to the one-year anniversary of the date thereof;

(xi) institute, assign, settle or compromise, or waive or release, any Action, except for any settlements, compromises, waivers or releases that (A) do not create any ongoing obligations (other than customary release and confidentiality provisions) of or limitations on the conduct or operation of the Company Entities, in each case in any material respect, or (B) involve only monetary relief where the amount paid is less than $2,000,000, individually, or $5,000,000, in the aggregate, net of any amounts covered by insurance, in excess of the amount, if any, expressly accrued for such Action on the Company SEC Financial Statements;

(xii) except as required by GAAP or applicable Law, as applicable, make any material change in financial accounting methods, principles or practices used by any Company Entity;

(xiii) authorize or adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Company Entity or liquidate, dissolve, merge, consolidate, restructure, recapitalize or reorganize any Company Entity (other than the dissolution of any inactive Company Subsidiary or any merger of any inactive Company Subsidiary with and into another Company Entity);

(xiv) (A) make, rescind or change any material Tax election, (B) file any material amended Tax Return, (C) change any material Tax accounting method, (D) settle, compromise or surrender any material Action related to Taxes or Tax Returns, (E) consent to any extension or waiver of any limitation period related to any material Tax Return or claim or assessment for Taxes, (F) surrender any claim for a refund of material amounts of Taxes, or (G) take or omit to take any action outside the Ordinary Course of Business that would materially increase the Taxes payable by the Company Entities;

(xv) abandon, cancel, waive or terminate any material Permit;

(xvi) fail to use commercially reasonable efforts to maintain in effect the existing material Company Policies;

(xvii) enter into any material new line of business; or

(xviii) agree, authorize or commit to take any action prohibited by this Section 5.1.

(c) Without limiting any Party’s rights or obligations under this Section 5.1, the Parties acknowledge and agree that nothing contained in this Agreement will give Parent, directly or indirectly, the right to control, direct or influence any of the Company’s operations prior to the Effective Time and, prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations. Notwithstanding any provision herein the contrary, the failure of the Company or any of the Company Subsidiaries to take or cause to be taken an action prohibited by the second sentence of Section 5.1(b) will in no event be deemed to constitute a breach of Section 5.1(a) to the extent Parent’s consent for such action was required pursuant to Section 5.1(b) and requested by the Company in writing, and Parent withheld its consent to such action.

Section 5.2 No Company Solicitation.

(a) The Company shall, and shall cause its Representatives to, (i) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted prior to the execution and delivery hereof related to any Alternative Acquisition Proposal and (ii) reasonably promptly request in writing the prompt return to the

Company or destruction of all confidential information previously furnished, and terminate access to all physical and electronic data rooms previously granted, to any such Person or its Representatives. Except as expressly permitted in accordance with Section 5.2(b), the Company shall not, and shall cause its Representatives not to, directly or indirectly, (1) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing information) the submission by any Person of an Alternative Acquisition Proposal, (2) enter into, engage in, continue, knowingly encourage or otherwise participate in any discussions or negotiations related to any Alternative Acquisition Proposal or furnish any information to any Person in connection with, or related to, any Alternative Acquisition Proposal, (3) approve, endorse or recommend any Alternative Acquisition Proposal or (4) enter into any Contract (including any letter of intent, agreement, agreement in principle or memorandum of understanding) or similar document or commitment related to an Alternative Acquisition Proposal.

(b) Notwithstanding anything in Section 5.2(a) or any other provision hereof to the contrary, if at any time following the date hereof and prior to (but not after) the Company Stockholder Approval is obtained, the Company receives a bona fide written Alternative Acquisition Proposal that does not result from a material breach of this Section 5.2, and the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Alternative Acquisition Proposal is, or could reasonably be expected to lead to, a Superior Acquisition Proposal, the Company and its Representatives may (i) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making such Alternative Acquisition Proposal and/or furnish or provide information (including nonpublic information) in response to a request therefor by the Person or group of Persons making such Alternative Acquisition Proposal pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements with such Person; provided that any nonpublic information concerning the Company provided to such Person(s), including if posted to an electronic data room, that has not been previously provided to Parent shall be provided to Parent concurrently with or as promptly as practicable after (and in any event within 24 hours of) the time it is provided to such Person, and (ii) enter into, participate or engage in any discussions or negotiations with any such Person or Persons and its or their Representatives regarding such Alternative Acquisition Proposal; provided, that, prior to entering into, participating or engaging in any such discussions or negotiations, the Company has provided to Parent written notice of such intent to do so. Notwithstanding anything to the contrary contained herein, the Company and its Representatives may (A) engage in communications not involving the provision of confidential information to, or substantive negotiations with, a Person solely for the purpose of clarifying or understanding the terms and conditions of any inquiry or proposal made by such Person to determine whether such inquiry or proposal is or could reasonably be expected to lead to a Superior Acquisition Proposal, (B) inform a Person that has made an Alternative Acquisition Proposal that the Company is bound by the provisions of this Section 5.2 and (C) grant a waiver of any “standstill” or similar provisions in any Contract with any Person to the extent such provisions would prohibit such Person from making an Alternative Acquisition Proposal privately to the Company Board. Except as permitted by clause (C) of the immediately preceding sentence, from the date hereof until the earlier of the Effective Time and the termination of this Agreement, the Company will not, and will cause the Company Subsidiaries not to, terminate, amend, modify or waive any provision of any confidentiality, standstill or similar agreement to which any Company Entity is a party and will use reasonable best efforts to enforce the provisions of any such agreement. It is understood and agreed that, notwithstanding anything in this Section 5.2 to the contrary, no contacts, disclosures, discussions, negotiations or waivers permitted under this Section 5.2(b) shall (in and of itself) constitute a Change of Recommendation or otherwise constitute a basis for Parent to terminate this Agreement pursuant to Section 7.1(c)(i).

(c) The Company shall promptly (and in no event later than twenty-four (24) hours after knowledge of receipt by an executive officer or director of the Company) advise Parent in writing if the Company or any of its Representatives receives any (i) bona fide written Alternative Acquisition Proposal, (ii) inquiry or request for information, discussion or negotiation that is reasonably likely to lead to or that contemplates an Alternative Acquisition Proposal or (iii) any proposal or offer that is reasonably likely to lead to an Alternative Acquisition Proposal, which written notice shall (x) indicate the identity of the Person making any such Alternative Acquisition Proposal or other inquiry, request, proposal or offer and (y) include details of the material terms and conditions of any such Alternative Acquisition Proposal or other inquiry, request, proposal or offer. The Company will not, and will cause its Subsidiaries not to, enter into any agreement with any person that prohibits or otherwise limits the Company or any of its Subsidiaries from providing the information described in this Section 5.2(c) to Parent or from otherwise complying with its obligations under this Section 5.2. The Company shall keep Parent reasonably informed on a timely basis of the status and details of any such Alternative Acquisition Proposal, inquiry, request, proposal or offer (including any modifications or proposed modifications thereto) and any discussions or negotiations concerning the material terms and conditions thereof.

(d) Except as set forth in Section 5.2(e), from and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 7.1, neither the Company Board nor any committee thereof shall (i) (A) change, withhold, withdraw, qualify, amend or modify (or publicly propose to change, withhold, withdraw, qualify, amend or modify), in a manner adverse to Parent, or otherwise make any public statement or proposal inconsistent with, the Company Board Recommendation, (B) adopt, approve or recommend, or propose to adopt, approve or recommend (publicly or otherwise), an Alternative Acquisition Proposal, (C) fail to recommend against acceptance of any tender offer or exchange offer by a third party for the shares of Company common Stock within ten (10) Business Days after commencement of such offer, (D) fail to include the Company Board Recommendation in the Proxy Statement, (E) fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent so requests in writing following any public disclosure of an Alternative Acquisition Proposal; provided, that Parent may only request one such reaffirmation with respect to any Alternative Acquisition Proposal or (F) resolve or publicly propose to take any action described in the foregoing clauses (i)(A) through (i)(E) or the following clause (ii) (any action described in clauses (i)(A) through (i)(F) above or clause (ii) below, a “Change of Recommendation”) or (ii) authorize, approve, adopt or recommend, propose to approve, adopt or recommend (publicly or otherwise) or cause or permit a Company Entity to enter into any acquisition agreement, agreement and plan of merger or similar definitive Contract, or any other Contract (including any letter of intent, memorandum of understanding, agreement in principle or similar document, agreement or understanding) constituting, related to or that could reasonably be expected to lead to an Alternative Acquisition Proposal (except for an Acceptable Confidentiality Agreement under Section 5.2(b)) (any such Contract, an “Alternative Acquisition Agreement”).

(e) Notwithstanding anything in this Section 5.2 to the contrary, at any time before the Company Stockholder Approval is obtained, (1) if the Company has received a bona fide written Alternative Acquisition Proposal that did not result from a material breach of this Section 5.2 and that the Company Board determines in good faith (after consultation with outside legal counsel and the Company’s financial advisor) constitutes a Superior Acquisition Proposal and that the failure of the Company to make a Change of Recommendation would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law, then the Company Board may make a Change of Recommendation or authorize the Company to terminate this Agreement under Section 7.1(d)(i) and enter into an Alternative Acquisition Agreement with respect to such Superior Acquisition Proposal, and (2) if in response to an Intervening Event, the Company Board has determined in good faith (after consultation with outside legal counsel and the Company’s financial advisor) that the failure to take such action would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law, then the Company Board (or any committee thereof) may make a Change of Recommendation; provided that the Company Board may not make a Change of Recommendation or terminate this Agreement pursuant to Section 7.1(d)(i) unless:

(i) the Company Board shall have provided prior written notice to Parent at least three (3) Business Days in advance that it intends to make a Change of Recommendation or authorize the Company to terminate this Agreement under Section 7.1(d)(i), which notice shall, in the case of a Superior Acquisition Proposal, (A) include the most current draft of any Alternative Acquisition Agreement proposed by the Person making such Superior Acquisition Proposal and all other relevant documents with respect to such Superior Acquisition Proposal and (B) specify the material terms and conditions of any Superior Acquisition Proposal (including the identity of the Person making such Superior Acquisition Proposal) and, in the case of an Intervening Event, include a written description in reasonable detail of such Intervening Event;

(ii) prior to making a Change of Recommendation and/or terminating the Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Acquisition Proposal, during such three (3) Business Day period, if requested by Parent, the Company shall have, and shall cause its Representatives to have, engaged in good faith negotiations to amend or make adjustments to the terms and conditions of this Agreement, the Limited Guarantee, the Equity Commitment Letter and/or the Debt Commitment Letters, or the transactions contemplated hereby and thereby in a manner that would either cause such Alternative Acquisition Proposal to no longer constitute a Superior Acquisition Proposal or obviate the need for a Change of Recommendation as a result of such Superior Acquisition Proposal or Intervening Event, it being understood that the Company Board will consider in good faith all proposals made by Parent during such three (3) Business Day period; and

(iii) Parent does not make, at the end of such three (3) Business Day period, a proposal that the Company Board determines in good faith (after consultation with outside legal counsel and the Company’s financial advisor and taking into account any changes to the terms of the contemplated transactions irrevocably proposed in writing by Parent as contemplated by this Section 5.2(e)) either causes such Alternative Acquisition Proposal to no longer constitute a Superior Acquisition Proposal or obviates the need for a Change of Recommendation as a result of such Intervening Event or Superior Acquisition Proposal, as applicable, if such proposal is implemented as irrevocably proposed in writing by Parent. With respect to any Alternative Acquisition Proposal constituting a Superior Acquisition Proposal as described in clause (1) of Section 5.2(e), if there is any material change to the terms and conditions of such Superior Acquisition Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.2(e) with respect to such new written notice, except that the references to the three (3) Business Day advanced written notice period above shall be deemed to be references to a two (2) Business Day period.

(f) Nothing contained in this Section 5.2 shall prohibit the Company or Company Board (or any committee thereof) from issuing any “stop, look and listen” or similar communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Alternative Acquisition Proposal or from making any disclosure to the Company Stockholders required under applicable Law; provided that (i) neither the Company nor Company Board may effect a Change of Recommendation except to the extent expressly permitted by Section 5.2(e) and (ii) any such disclosure (other than a “stop, look and listen” or similar communication) shall be deemed to constitute a Change of Recommendation unless the Company expressly and publicly reaffirms the Company Board Recommendation.

(g) As used herein:

(i) “Acceptable Confidentiality Agreement” means a customary confidentiality agreement between the Company and another Person that contains confidentiality, non-use and other provisions applicable to such Person and its Affiliates and Representatives that are not materially less restrictive of, and not materially more favorable to, such other party than the provisions contained in the Confidentiality Agreement (except that such confidentiality agreement shall not be required to contain any “standstill” provisions); provided that such confidentiality agreement shall not prohibit the Company from performing and complying with any of the provisions under this Section 5.2;

(ii) “Alternative Acquisition Proposal” means any inquiry, proposal or offer from, or indication of interest in making a proposal or offer by, any Person (other than Parent and its Subsidiaries, including Merger Sub) or “group,” within the meaning of Section 13(d) under the Exchange Act, whether or not subject to conditions, relating to any transaction or series of transactions involving any (1) direct or indirect purchase or acquisition of, or sale, lease, license, exchange, mortgage, pledge, transfer or other disposition of, assets of the Company Entities representing 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (2) purchase or acquisition of 20% or more of the outstanding Company Common Stock, or share issuance, tender offer or exchange offer or other transaction (including by way of merger, share exchange, joint venture, partnership, business combination, consolidation or otherwise) that would, if consummated, result in any Person or “group” Beneficially Owning 20% or more of the outstanding Company Common Stock or 20% or more of the voting power of any other class of voting Equity Securities of the Company or any of the Company Subsidiaries, (3) merger, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving the Company or any of the Company Subsidiaries pursuant to which such Person or group would acquire, directly or indirectly, assets of the Company Entities equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable or 20% or more of the outstanding Company Common Stock or 20% or more of the voting power of any other class of voting Equity Securities of the Company or any of the Company Subsidiaries or of the surviving entity in any such merger, consolidation or other transaction or (4) any combination of the foregoing;

(iii) “Intervening Event” means, with respect to the Company, any event, change, effect, development or occurrence that is material to the Company Entities, taken as a whole, and (a) was not known to or reasonably foreseeable by the Company Board as of the date of this Agreement (or if known or reasonably foreseeable, the magnitude or consequences of which were not known to or reasonably foreseeable by the Company Board as of the date of this Agreement), which event, change, effect, development, state of facts, condition, circumstance or occurrence, or the magnitude or consequences thereof, becomes known to, or reasonably foreseeable by, the Company Board after the date hereof and on or prior to the receipt of the Company Stockholder Approval and (b) does not relate to an Acquisition Proposal; and

(iv) “Superior Acquisition Proposal” means a bona fide Alternative Acquisition Proposal that the Company Board has determined in good faith, after consultation with its outside legal counsel and financial advisor, is reasonably capable of being consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects thereof (including the financing thereof) and, if consummated, would result in a transaction that is more favorable to the holders of Company Common Stock from a financial point of view than the transactions contemplated hereby (including the Merger), taking into account all of the terms and conditions of such Alternative Acquisition Proposal and this Agreement and all legal, regulatory, financial and other aspects of the Alternative Acquisition Proposal that the Company Board considers in good faith to be appropriate (after taking into account any proposed revisions to the terms of this Agreement, the Limited Guarantee or the Commitment Letter that are proposed in writing by Parent (including pursuant to Section 5.2(e))); provided that, for purposes of the definition of “Superior Acquisition Proposal,” the references to “20%” in the definition of Alternative Acquisition Proposal shall be deemed to be references to “50%.”

Section 5.3 Notification of Certain Matters. Parent and the Company shall each give prompt notice to the other Party if any of the following occur after the date hereof (provided that no such notice shall limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement):

(a) receipt of any written notice to the receiving Party from any third Person alleging that the Consent of such third Person is or may be required in connection with the Merger or the other transactions contemplated hereby and such Consent could (in the good faith determination of such Party) reasonably be expected to (i) prevent or materially delay the Closing or the other transactions contemplated hereby or (ii) be material to Parent, the Company or the Surviving Corporation;

(b) receipt of any notice or other communication from any Governmental Authority (except for any notice or communication contemplated by Section 5.5), Nasdaq in connection with the Merger or the other transactions contemplated hereby;

(c) any Action commenced or, to the Knowledge of the Company or Parent, as applicable, threatened that (x) if pending on the date hereof, would have been required to have been disclosed by the Company or Parent, as applicable, pursuant to this Agreement or (y) otherwise relates to this Agreement or the consummation of the transactions contemplated hereby; or

(d) the occurrence of a fact, event or circumstance that would or could reasonably be expected to (i) prevent or materially delay the consummation of the Closing or the other transactions contemplated hereby or (ii) result in the failure of any condition in Article VI to be satisfied; provided that the delivery of any notice under this Section 5.3 shall not limit or otherwise affect the Parties’ respective rights and remedies available hereunder and no information delivered under this Section 5.3 shall, or shall be deemed to, qualify or modify or cure any inaccuracy with respect to any of the Parties’ respective representations and warranties hereunder; provided, further, that any Party’s breach of, or failure to perform or comply with its obligations under, this Section 5.3 shall not (in and of itself) be deemed to constitute the failure of any condition set forth in Article VI to be satisfied or considered a breach of, or a failure to perform or comply with, a covenant or agreement hereunder for purposes of Article VII, or give rise to any right of termination under Section 7.1.

Section 5.4 Access to Information. Upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, provide Parent, its Financing Sources and its and their respective Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to the Company Entities’ properties, books, records, Tax Returns, Contracts and personnel, and during such period, the Company shall cause to be furnished promptly to Parent, its Financing Sources and its and their respective Representatives all information concerning the Company Entities and their respective businesses, as Parent or the Financing Sources may reasonably request, including copies of such information as is necessary for the operation, ownership and management of the Company Entities’ business or information as may be required to permit Parent to satisfy its obligations to any Governmental Authority following the Effective Time; provided that Parent shall not use any information obtained under this Section 5.4 for any purpose unrelated to the Merger or the other transactions contemplated hereby; provided, however, that the Company shall not be required to provide any such access or information that in the reasonable good-faith judgment of the Company would (a) violate applicable Law, (b) breach any confidentiality obligation of any Company Entity; provided that the Company shall use reasonable best efforts to obtain the required consent of such third party to provide such access or disclosure or (c) waive or jeopardize protections afforded any Company Entity under the attorney-client privilege, the work product doctrine or any other legal privilege (subject to reasonable cooperation between the Parties with respect to entering into appropriate joint defense, community of interest or similar agreements or arrangements with respect to the preservation of such privileges); provided, further, that (i) the Company shall promptly notify Parent in writing if any reason described in the foregoing clauses (a), (b) or (c) is applicable to any request for information and (ii) if any such access or information is limited for the reasons described in the foregoing clauses (a), (b) and (c), Parent and the Company shall use their respective reasonable best efforts to establish a process that (through use of steps such as targeted redactions, provision of information to counsel to review and summarize for Parent or use of a “clean room” environment for analysis and review of information by joint integration teams in coordination with counsel and the Company) provides Parent with timely access to such access or information in a manner that would not violate applicable Law, Contract or obligation or risk waiver of such privilege. For the avoidance of doubt, nothing in this Section 5.4 shall require the Company to disclose or permit the inspection of information regarding (i) the strategic alternatives process conducted by the Company prior to the date hereof, including information regarding any proposals or inquiries received by the Company in connection with such process or the identities of any Persons participating in such process, (ii) the deliberations of the Company Board or any committee thereof with respect to this Agreement or the transactions contemplated hereby, including any materials provided to the Company Board or any committee in connection therewith, or (iii) any Acquisition Proposal, which shall be governed by Section 5.2. All information obtained by Parent and its Representatives under this Section 5.4 or otherwise furnished pursuant hereto shall be treated as “Evaluation Material” for purposes of the Confidentiality Agreement. Notwithstanding anything herein to the contrary, each Party agrees that it shall not, and shall cause its Representatives not to, prior to the Effective Time, use any information obtained under this Section 5.4 for any competitive or other purpose unrelated to the consummation of the Merger or the other transactions contemplated hereby. All documents and information furnished or exchanged pursuant to this Section 5.4 shall be subject to the Confidentiality Agreement as if each of Parent and Merger Sub were subject to the obligations under the Confidentiality Agreement; provided, however, that (x) Parent and Merger Sub will be permitted to disclose such information to any Financing Sources in connection with the Debt Financing and any other actual or prospective debt or equity financing source (subject to customary confidentiality arrangements or receiving customary confidentiality undertakings by such Persons) and (y) each such Person shall constitute a “Representative” under the Confidentiality Agreement and the Confidentiality Agreement is hereby amended to the extent necessary to permit Parent and its Affiliates to disclose any Evaluation Material (as defined in the Confidentiality Agreement) to any such Person (subject to customary confidentiality arrangements or receiving customary confidentiality undertakings by such Persons) and seek and obtain equity or debt financing from such Persons in connection with the transactions contemplated hereby; provided, further, that (1) the identity of any such Person shall, in each case, be disclosed in writing to the Company prior to Parent or Merger Sub providing any such information to any such Person (following which such Person will be deemed to be a Representative under the Confidentiality Agreement) and (2) notwithstanding the foregoing or anything contained herein to the contrary, for the avoidance of doubt, under no circumstance shall Parent or Merger Sub be permitted to disclose any information to any such Person if and to the extent such information constitutes “Highly Confidential Information” under the Clean Team Agreement.

Section 5.5 Consents, Approvals and Filings; Other Actions.

(a) Subject to the terms and conditions hereof, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, to the extent permitted by applicable Law, to consummate the transactions contemplated hereby (including the Merger) and cause the conditions to the Closing of the Merger in Article VI to be satisfied as promptly as reasonably practicable after the date hereof (and in any event no later than the Outside Date (as it may be extended under Section 7.1(b)(i))), including (i) determining all necessary, proper or advisable Filings and other documents necessary to consummate the transactions contemplated hereby (including from Governmental Authorities or Persons other than Governmental Authorities), (ii) preparing and filing as promptly as practicable after the date hereof all documentation to effect such Filings and other documents, (iii) obtaining and maintaining all Consents and other confirmations from any Governmental Authority or Persons other than Governmental Authorities that are necessary, proper or advisable to consummate the transactions contemplated hereby, (iv) defending or contesting any Action challenging this Agreement or the transactions contemplated hereby and (v) executing and delivering any additional instruments necessary to consummate the transactions contemplated hereby; provided, however, that this Section 5.5(a) shall not apply to the efforts of the Parties to obtain the financing, which shall be governed exclusively by Section 5.8.

(b) In furtherance of and without limitation of the generality of the foregoing, each of Parent and the Company shall (i) as soon as reasonably practicable after the date hereof, but in no event later than five (5) Business Days after the date hereof, file a notification and report form for the transactions contemplated hereby under the HSR Act with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “Antitrust Division”), and make, or cause to be made, any other Filing thereby that may be required by or advisable pursuant to any applicable Antitrust Law, in each case with respect to the transactions contemplated hereby, (ii) comply at the earliest practicable date with any request under any of the Antitrust Laws (including any “second request” under the HSR Act) for additional information, documents or other materials received from any Governmental Authority in respect of such Filings and (iii) act in good faith and reasonably cooperate with the other Party in connection with any such Filings and in connection with resolving any investigation or other inquiry of any Governmental Authority under the HSR Act or other applicable Antitrust Laws. Each Party shall supply and furnish as promptly as reasonably practicable any additional information and documentary material that may be requested in connection with any of the foregoing Filings or the transactions contemplated hereby. Each Party shall (i) consult and cooperate reasonably with the other Parties in connection with (1) without prejudice to Section 5.5(b), any Filing contemplated by this Section 5.5 and any analysis, appearance, presentation, memorandum, brief, argument, response to questions from any Governmental Authority, opinion or proposal made or submitted in connection with any such Filing and (2) any Action related to the Merger or the other transactions contemplated hereby, including any governmental inquiry, investigation or proceeding initiated by a private party, and (ii) promptly inform the other Party reasonably of any oral communication, and provide copies of any written communication, received by such Party from, or given by such Party to, any Governmental Authority in connection with the Merger or the other transactions contemplated hereby, including the FTC, the Antitrust Division, and other Person in connection with any governmental inquiry, investigation or proceeding, in each case, related to the Merger or the other transactions contemplated hereby; provided that such communications may be redacted (i) to remove references concerning the valuation of Parent, the Company or any of their Subsidiaries, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable privilege or confidentiality concerns. Each of Parent and the Company shall not independently participate in any substantive meeting, or engage in any substantive conversation, with any Governmental Authority in respect of any such filings, investigation or other inquiry without using reasonable best efforts to give such other Party prompt prior notice of the meeting or conversation and, unless prohibited by any such Governmental Authority, the opportunity to attend or participate in such meeting or conversation. The Parties shall consult and cooperate with one another in advance of, and consider in good faith the views of the other Party in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to the HSR Act or any other applicable Antitrust Laws, including consulting with each other in advance of any meeting or substantive communication with any Governmental Authority and, to the extent permitted by such Governmental Authority, giving the other party the opportunity to attend and participate thereat. Parent shall be responsible for 100% of the filing fee related to the HSR Act.

(c) Notwithstanding anything herein to the contrary, (i) Parent shall, and shall cause its Subsidiaries and controlled Affiliates to, promptly take any and all steps necessary to avoid, eliminate or resolve each and every impediment and obtain all clearances, consents, approvals and waivers under any Antitrust Laws that may be necessary or required by any Governmental Authority, so as to enable the consummation of the transactions contemplated by this Agreement by the Outside Date, including: (A) proposing, negotiating, offering to commit and effect (and if such offer is accepted, committing to and effecting), by order, hold separate order, trust, or otherwise, the sale, divestiture, license, disposition or hold separate of the assets or businesses of Parent or the Company (or, in the case of Parent, its Subsidiaries and controlled Affiliates), or otherwise offering to take or offering to commit to take any action (including any action that limits its freedom of action, ownership or control with respect to, or its ability to retain or hold, any of the businesses, assets, product lines, properties or services of Parent or the Company (or, in the case of Parent, its Subsidiaries and controlled Affiliates) or effectuating any other change or restructuring of the Company Entities), and if the offer is accepted, taking or committing to take such action; (B) terminating, relinquishing, modifying or waiving any existing, or creating any, relationships, ventures, contractual rights, obligations or other arrangements of Parent or the Company (or, in the case of Parent, its Subsidiaries and controlled Affiliates); and (C) entering or offering to enter into agreements and stipulating to the entry of an Order or filing appropriate applications with any Governmental Authority in connection with any of the actions contemplated by the foregoing clauses (A) and (B) (provided that the Company shall not be obligated to take any such action unless the taking of such action is conditioned upon the consummation of the transactions contemplated by this Agreement), in each case, as may be necessary, required or reasonably advisable in order to obtain clearance under the HSR Act or other applicable Antitrust Laws, to avoid the entry of, or to effect the dissolution of or to vacate or lift, any Order or injunction (whether temporary, preliminary or permanent) under any Antitrust Law that would otherwise have the effect of restraining, preventing or delaying the consummation of the transactions contemplated by this Agreement, or to avoid the commencement of any action that seeks to prohibit the consummation of the transactions contemplated by this Agreement; and (ii) if any objections are asserted with respect to the consummation of the transactions contemplated by this Agreement under the HSR Act or other applicable Antitrust Laws or if any action, whether judicial or administrative, is instituted by any Governmental Authority or any private party challenging the consummation of the transactions contemplated by this Agreement as violative of the HSR Act or other applicable Antitrust Laws, Parent and the Company shall cooperate with one another, and Parent shall use its best efforts to: (I) oppose or defend against any action by any Governmental Authority to prevent or enjoin the consummation of the transactions contemplated by this Agreement; and/or (II) take such action as necessary to overturn any action by any Governmental Authority to block the consummation of the transactions contemplated by this Agreement, including by defending any action brought by any Governmental Authority in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, any applicable Law, Order or injunction (preliminary or permanent) that would restrain, prevent or delay the consummation of the transactions contemplated by this Agreement, or in order to resolve any such objections or challenge as such Governmental Authority may have under such Applicable Law, Order, or injunction so as to permit the consummation of the transactions contemplated by this Agreement. Neither Parent nor the Company shall take, or permit any of its controlled Affiliates to take or any of its Representatives (on its behalf) to take, any action (including entering into any Contract or arrangement or consummating any transaction) that would reasonably be likely to prevent, delay or impede the expiration of the notice period or the receipt of clearance under the HSR Act or any other applicable Antitrust Laws or otherwise adversely affect the ability of the Parties to resolve any objections that may be asserted by any Governmental Authority with respect to the transactions contemplated hereby under the HSR Act or any other applicable Antitrust Law. Parent shall not extend any waiting period or other applicable time period under the HSR Act or any applicable Antitrust Law or enter into any agreement with any Governmental Authority to delay, or otherwise not to consummate as soon as practicable the transactions contemplated by this Agreement, except with the prior written consent of the Company.

(d) Certain consents and waivers with respect to the transactions contemplated hereby may be required in connection with Contracts to which the Company or its Subsidiaries are a party that have not been and may not be obtained. At Parent’s written request, the Company shall, and shall cause the Company Subsidiaries to, contact in writing, or assist Parent in contacting, any such counterparty whose consent or waiver may be required or advisable in respect of the transactions contemplated hereby and use reasonable best efforts to obtain such consents and waivers; provided that neither the Company nor any of the Company Subsidiaries shall agree to make any payment, any obligation or undertaking, or any limitation on any rights of the Company Entities, in connection with obtaining any such consent or waiver without the prior written consent of Parent; provided, further, however, that, for the avoidance of doubt, Parent and Merger Sub acknowledge and agree that their obligations to consummate the transactions contemplated hereby (including the Merger) in accordance with the terms hereof is not conditioned on obtaining any such consent or waiver.

(e) Each Party shall cooperate and use its reasonable best efforts to promptly make any filings required to be made to the Directorate of Defense Trade Controls (“DDTC”) of the U.S. State Department under the ITAR, including any filing required to be made to DDTC under 22 C.F.R. § 122.4(a) of the ITAR, which shall be made no later than five (5) days after the Closing.

(f) Without limiting the generality of the foregoing, as soon as practicable after the date of this Agreement, Parent and the Company will use reasonable best efforts to submit to DCSA and, to the extent applicable, any other Governmental Authority, notification of the Merger and the other transactions contemplated hereby pursuant to the NISPOM (the “DCSA Notification”).

(g) Without limiting the generality of the foregoing, each of Parent and the Company shall use reasonable best efforts to (A) provide as promptly as practicable to each other’s counsel and to DCSA or other Governmental Authorities, as applicable, any additional or supplemental information and documentary material as may be necessary, proper or advisable in connection with preparation and submission of the DCSA Notification; (B) permit the other party to review reasonably in advance any communication (subject to mutually acceptable appropriate redactions to maintain confidentiality of business information) proposed to be given by it to DCSA or other Governmental Authorities, as applicable, and consult with each other in advance of any meeting or conference with DCSA or other Governmental Authorities, as applicable, and, to the extent permitted by DCSA or other Governmental Authorities, as applicable, give the other party the opportunity to attend and participate in any such meeting or conference, in each case, with respect to the DCSA Notification; and (C) keep each other timely apprised of the status of any communications with, and any inquiries or requests for additional information or documentary material from, DCSA or other Governmental Authorities, as applicable, in each case, in connection with the DCSA Notification and to the extent permitted by applicable law and subject to customary and mutually acceptable confidentiality practices and all applicable privileges (including the attorney-client privilege).

Section 5.6 Proxy Statement; Company Stockholders Meeting.

(a) As promptly as reasonably practicable after the date hereof, the Company shall prepare and file with the SEC, the proxy statement related to the Company Stockholder Approval (the “Proxy Statement”). The Company shall use reasonable best efforts to cause the Proxy Statement to comply as to form in all material respects with the Exchange Act, the Securities Act, the rules and regulations promulgated by the SEC and any other applicable Law and to respond promptly to any comments of the SEC or its staff. Subject to and except as otherwise permitted by Section 5.2, the Proxy Statement shall include the Company Board Recommendation. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after the filing thereof. Parent and Merger Sub shall furnish and provide to the Company for inclusion in the Proxy Statement all information, financial or otherwise, concerning or relating to itself, its Affiliates and, to the extent reasonable available, their respective stockholders, equity holders or Representatives, in each case, required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement as reasonably requested by the Company for the purpose of obtaining the Company Stockholder Approval as soon as reasonably practicable. The Company shall promptly notify Parent upon the receipt of any oral or written comments from the SEC or its staff or any oral or written request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all written correspondence or written summaries of any oral communications between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. Parent and the Company shall cooperate in good faith in the preparation, filing, clearance and mailing of the Proxy Statement by the Company. Prior to any Change of Recommendation, the Company shall provide Parent and its Representatives a reasonable opportunity to review and propose comments on the Proxy Statement prior to the filing thereof (and any amendments or supplements thereto) or any responses or other communications to the SEC or its staff and shall in good faith consider such comments reasonably proposed by Parent and its Representatives for inclusion therein.

(b) Each of Parent and the Company shall cause none of the information supplied or to be supplied by or on behalf of it in writing for inclusion or incorporation by reference in the Proxy Statement to, at the date it or any amendment or supplement is mailed to the Company Stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading. If at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective Subsidiaries, Affiliates or Representatives, should be discovered by Parent or the Company, respectively, that should be set forth in an amendment or supplement to the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify such other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Company Stockholders.

(c) As soon as reasonably practicable following the date on which the SEC confirms that it will not review or that it has no further comments on the Proxy Statement, the Company shall duly set a record date (the “Company Record Date”) for a meeting of the Company Stockholders for the purpose of seeking the Company Stockholder Approval (the “Company Stockholders Meeting”), file the Proxy Statement in definitive form with the SEC and mail the Proxy Statement to the Company Stockholders entitled to notice of the Company Stockholders Meeting, duly call and give notice of the Company Stockholders Meeting and, as promptly as reasonably practicable after the Company Record Date, duly convene and hold the Company Stockholders Meeting in accordance with applicable Law. Unless the Company Board has made a Change of Recommendation in accordance with Section 5.2, the Company shall use its reasonable best efforts to solicit proxies in favor of the Company Stockholder Approval at the Company Stockholders Meeting. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders Meeting (i) to the extent necessary or appropriate to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company Stockholders within a reasonable amount of time in advance of the Company Stockholders Meeting, (ii) if, as of the time for which the Company Stockholders Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to (A) constitute a quorum necessary to conduct business at such Company Stockholders Meeting or (B) obtain the Company Stockholder Approval, (iii) to allow additional time for the solicitation of votes in order to obtain the Company Shareholder Approval in respect of the Merger or (iv) as otherwise required by applicable Law or an Order from the SEC.

(d) Immediately after the execution and delivery of this Agreement by the Parties, Parent shall duly execute and deliver an action by written consent (the “Merger Sub Stockholder Consent”) of Parent, as sole stockholder of Merger Sub, duly approving and adopting this Agreement and the transactions contemplated hereby (including the Merger), in accordance with applicable Law and the Constituent Documents of Merger Sub, which written consent shall thereupon immediately become effective, and Parent shall promptly deliver to the Company a copy of the Merger Sub Stockholder Consent so approving and adopting this Agreement and the transactions contemplated hereby (including the Merger).

Section 5.7 Indemnification.

(a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, and rights to advancement of expenses in connection with any actual or threatened Action relating thereto, now existing in favor of any Person who is or prior to the Effective Time becomes, or has been at any time prior to the date of this Agreement, a present or former director or officer (including as a fiduciary with respect to an employee benefit plan) of the Company, any of its Subsidiaries or any of their respective predecessors (together with their respective heirs, executors, successors and assigns, the “Indemnified Persons”) as provided in the Constituent Documents of the Company or any Company Subsidiaries, each as in effect as of the date hereof, or in any indemnification agreement, or other agreement containing any indemnification provisions, including any employment agreements, between such Indemnified Person and the Company or any Company Subsidiaries (each as in effect as of the date hereof) shall survive the Merger and shall continue in full force and effect, and Parent shall cause the Surviving Corporation and its Subsidiaries to fulfill and honor all such rights in accordance with the terms of such Constituent Documents or indemnification agreements. For a period of not less than six (6) years from and after the Effective Time, the Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, cause to be maintained in effect provisions in the Constituent Documents of the Surviving Corporation and each of its Subsidiaries (or in such documents of any successor to the business of the Surviving Corporation or any of its Subsidiaries) regarding indemnification of Indemnified Persons, exculpation and elimination of liability of Indemnified Persons and advancement of expenses to Indemnified Persons that are no less advantageous to the intended beneficiaries thereof than the corresponding provisions in the Constituent Documents of the Company and each of the Company Subsidiaries in existence on the date of this Agreement, which shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Person.

(b) For a period of six (6) years from and after the Effective Time, in the event of any actual or threatened Action, whether civil, criminal or administrative, based in whole or in part on, or arising in whole or in part out of, or related or pertaining to (i) the fact that an Indemnified Person is or was a director or officer of any Company Entity, (ii) any acts or omissions occurring or alleged to occur prior to or at the Effective Time in such Indemnified Person’s capacity as a director or officer of any Company Entity or (iii) this Agreement or the transactions contemplated hereby (including, without limitation, any Action commenced by an

Indemnified Person to enforce his or her rights to indemnification, advancement or exculpation under this Agreement, any Constituent Document of any Company Entity or any other agreement to which such Indemnified Person is a party), whether asserted before or after the Effective Time, the Surviving Corporation shall, and Parent shall, and shall cause the Surviving Corporation or its applicable Subsidiaries to, indemnify and hold harmless, and advance expenses to, the Indemnified Persons (whether or not a party to such Action) against any and all losses, claims, damages, liabilities, judgments, fines, amounts paid in settlement or other costs and expenses (including reasonable attorneys’ fees and other costs and expenses which shall be paid in advance of the final disposition of such Action), in each case, to the fullest extent (x) provided for in the Constituent Documents or any indemnification agreement, or other agreement containing any indemnification provisions, in each case, as in effect on the date hereof and (y) permitted by applicable Law; provided that such Indemnified Person shall have made an undertaking to repay such expenses if it is ultimately determined that such Indemnified Person was not entitled to indemnification. Neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any threatened or actual Claim for which indemnification could be sought by an Indemnified Person hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising out of such Claim with no admission of liability with respect to such Indemnified Person or such Indemnified Person otherwise consents in writing to such settlement, compromise or consent in his or her sole and absolute discretion. Parent and the Surviving Corporation shall cooperate with an Indemnified Person in the defense of any matter for which such Indemnified Person would be entitled to seek indemnification hereunder.

(c) The Company may obtain, at or prior to the Effective Time, prepaid or “tail” directors’ and officers’ liability insurance policies with respect to acts or omissions occurring at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) for a period beginning at the Effective Time and ending six (6) years after the Effective Time, covering each Indemnified Person on terms and conditions, including with respect to coverage amounts, deductibles and exclusions, that are, individually and in the aggregate, no less favorable to any Indemnified Person that those contained in such policies in effect as of the date of this Agreement. If such prepaid or “tail” insurance policies have been obtained by the Company, Parent shall cause such policies to be maintained in full force and effect for their full term and shall cause all obligations thereunder to be honored by it and the Surviving Corporation. If the Company does not obtain such prepaid or “tail” insurance policies, then for a period beginning as of the Effective Time and ending on the sixth (6th) anniversary of the Closing Date, Parent shall maintain in effect, and shall cause the Surviving Corporation or its applicable Subsidiaries to maintain in effect, for the benefit of the Indemnified Persons, the current level and scope of directors’ and officers’ liability insurance coverage on terms and conditions, including with respect to coverage amounts, deductibles and exclusions, that are, individually and in the aggregate, no less favorable to any Indemnified Person than those contained in the Company’s current directors’ and officers’ liability insurance policy in effect as of the date hereof; provided, however, that in no event shall the Surviving Corporation be required to expend in any one (1) year an amount in excess of 300% of the annual premium currently payable by the Company related to such current policy (the “Annual Cap”); provided, further, that, if the annual premiums payable for such insurance coverage exceed the Annual Cap, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost equal to the Annual Cap.

(d) If Parent or the Surviving Corporation or any of their successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or Surviving Corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, Parent or the Surviving Corporation shall take all actions necessary to ensure that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations of the Surviving Corporation (or Parent) under this Section 5.7.

(e) From and after the Closing, the Indemnified Persons shall be third-party beneficiaries of this Section 5.7, with full rights of enforcement as if a party hereto. The rights of the Indemnified Persons under this Section 5.7 shall be in addition to, and not in substitution for or limitation of, any other rights that any such Indemnified Person may have under the applicable Constituent Documents, any other indemnification Contract or agreement with the Company or any Company Subsidies, the DGCL, other applicable Law or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.7 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Person without the consent of such Indemnified Person in his or her sole and absolute discretion.

(f) Nothing herein is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence related to the Company Entities for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.7 is not prior to or in substitution for any such claims under such policies.

Section 5.8 Financing.

(a) Parent shall, and shall cause its controlled Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to arrange, consummate and obtain the Financing upon the terms described in the Commitment Letters at the Closing, including to (i) maintain in full force and effect (and comply with their respective obligations under) the Commitment Letters upon the terms and conditions contained therein (including, in the case of the Debt Commitment Letter, to the extent the same are exercised, the “market flex” provisions set forth in the Fee Letter) until the transactions contemplated hereby are consummated, (ii) satisfy or cause to be satisfied on a timely basis (or obtain the waiver of) all terms and conditions set forth in the Commitment Letters and (iii) negotiate and enter into definitive agreements with respect to the Financing upon the terms and conditions substantially comparable to those contemplated by the Commitment Letters (or on other terms reasonably agreed by Parent and the Financing Sources or other conditions reasonably agreed by Parent, the Company, Guarantor and the Financing Sources). If all of the conditions set forth in Article VI (other than those conditions that, by their terms, shall be and are capable of being satisfied as of the Effective Time) have been satisfied or waived, Parent shall use its reasonable best efforts to cause the Financing to be consummated, and including through using its reasonable best efforts to exercise and enforce the rights of Parent and Merger Sub under the Commitment Letters to the extent necessary to obtain the Financing at or prior to the Effective Time.

(b) Parent shall promptly notify the Company when it becomes aware of (i) the expiration or termination of any of the Commitment Letters, (ii) any refusal by the Financing Sources or Guarantor, as the case may be, to provide the Financing contemplated by the Commitment Letters in a manner that, when combined with any other sources of funds available to Parent, would prevent Parent from having sufficient funds to pay the amounts required to be paid hereunder at Closing, (iii) any breach or default by any party to the Commitment Letters or definitive document relating to the Financing the effect of which would be to prevent Parent from having sufficient funds to pay the amounts required to be paid hereunder at Closing or to delay the funding of the Financing or (iv) receipt of any notice or other communication from any Person with respect to any actual or alleged breach, default, termination or repudiation by any party to the Commitment Letters or any definitive document related to the Financing, to the extent such expiration, termination, refusal, breach, default, notice or other written communication could reasonably be expected to prevent or materially delay the Closing or otherwise result in insufficient proceeds of the Financing to consummate the transactions contemplated hereby at the Closing. For the avoidance of doubt, Parent shall have no obligation to disclose any information to Company to the extent such disclosures would result in the waiver of applicable legal privilege (including attorney-client privilege) but shall provide a general description of such withheld information.

(c) Parent shall not, and shall use reasonable best efforts to cause its Affiliates not to, replace, amend or waive the Commitment Letters without the Company’s prior written consent, if such replacement, amendment or waiver (i) reduces the aggregate amount of the Financing in a manner that would prevent Parent from having sufficient funds to pay the amounts required to be paid hereunder on the Closing Date, when combined with any other sources of funds available to Parent, (ii) imposes any new or additional conditions precedent to the availability of the Financing or otherwise effects any replacement, amendment, modification or waiver, in each case that would reasonably be expected to delay or prevent the Closing or make the funding of the Financing less likely to occur or adversely impact the ability of Parent to enforce its rights against the Financing Sources or any other parties to the Financing or the definitive agreements with respect thereto, in each case in any material respect or (iii) relieves or releases any Financing Source from its obligations under the Commitment Letters (other than as expressly provided for in the Commitment Letters as in effect on the date hereof in connection with the designation of additional arrangers), it being understood and agreed that in any event, Parent may, without the written consent of Company, amend the Commitment Letters to (A) add lenders, arrangers, bookrunners, agents, managers or similar entities that have not executed the Commitment Letters as of the date hereof and consent to the assignment after the date hereof of lending commitments under the Commitment Letters to other lenders (it being understood that the aggregate commitments of the Financing Sources party to the Commitment Letters prior to such amendment or modification (but not the aggregate commitments thereunder) may be reduced in the amount of such additional party’s commitment) or (B) increase the aggregate amount of the Financing. Parent shall promptly provide the Company with copies of any replacement, amendment or waiver of the Commitment Letters that is permitted in accordance with this Agreement.

(d) If funds in the amounts and upon the terms set forth in the Commitment Letters become unavailable to Parent upon the terms and conditions (including any “flex” rights) set forth in the Commitment Letters and such amounts are necessary to consummate the transactions contemplated hereby (except in accordance with the express terms set forth in the Commitment Letters or unless concurrently replaced on a dollar-for-dollar basis by commitments subject to substantially the same conditions as those set forth in the Commitment Letters from other financing sources or from proceeds of other sources of financing or cash), Parent shall (i) as promptly as practicable use its reasonable best efforts to obtain financing (“Alternative Financing”) in amounts and otherwise on terms and conditions not materially less favorable in the aggregate to Parent than as set forth in the Commitment Letters with financing sources acceptable to Parent in its sole discretion but in any event in amounts sufficient to pay amounts required of Closing and with no additional or more onerous conditions to the funding of the Financing and (ii) promptly notify the Company of such unavailability and the reason therefore. Parent shall promptly provide the Company with copies of any commitment letter associated with any Alternative Financing. If Parent proceeds with Alternative Financing, it and the Company will be subject to the same obligations with respect to the Alternative Financing as set forth in this Section 5.8 with respect to the Financing. Parent shall provide the Company with prompt written notice of the receipt of any notice or other communications from any Financing Source with respect to such Financing Source’s failure or anticipated failure to fund its commitments under any Commitment Letter or definitive agreement in connection therewith. Parent shall keep the Company reasonably informed on a current basis of the status of its efforts to consummate the Financing.

(e) Parent shall, as promptly as practicable (and in any event within 24 hours) after obtaining knowledge thereof, give the Company written notice of any (i) breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) related to the Financing of which it becomes aware, (ii) actual or threatened withdrawal, repudiation or termination by any party to the Commitment Letters or definitive agreements related to the Financing, (iii) material dispute or disagreement between or among any parties to the Commitment Letters or definitive agreements related to the Financing, (iv) without limiting any of the Company’s rights hereunder, amendment or modification of, or waiver under, the Commitment Letters and the Financing, or (v) notification from one or more parties to the Commitment Letters or any party to any definitive agreements related to the Financing of such party’s inability to satisfy one or more conditions precedent to the Financing. Parent shall give the Company prompt written notice if Parent believes in good faith that Parent will not be able to timely obtain all or any portion of the Financing on the terms and in the manner or from the sources contemplated by the Commitment Letters. Parent shall keep the Company informed on a reasonably current basis, in reasonable detail, of the status of its efforts to arrange the Financing. In the event that Parent commences an enforcement action to enforce its rights under any agreement in respect of the Financing or to cause any Financing Source to fund all or any portion of the Financing, Parent shall keep the Company reasonably informed of the status of such enforcement action.

(f) Prior to the Closing, the Company shall, and shall cause the Company Subsidiaries to, solely at the cost and expense of Parent, use its and their reasonable best efforts to provide such cooperation as may be reasonably requested by Parent in connection with the arrangement of the Financing, so long as such requests are timely made so as not to delay the Closing beyond the date that it would otherwise occur. Without limiting the generality of the foregoing, prior to the Closing, such cooperation shall include using reasonable best efforts to do the following (in each case, to the extent so requested):

(i) causing management teams of the Company, with appropriate seniority and expertise, upon reasonable advance notice and during business hours, to participate in a reasonable number of meetings, conference calls, drafting sessions, due diligence sessions and similar presentations to and with prospective lenders and rating agencies (with all of the foregoing to be virtual at the Company’s or such persons’ request);

(ii) reasonably assisting with the preparation of customary rating agency presentations, bank information memoranda and other customary marketing, lender and investor presentations and syndication materials (which may only be distributed to a third party to the extent permitted by the Confidentiality Agreement or other customary confidentiality arrangements) reasonably and customarily required and reasonably requested by the Financing Sources in connection with the Financing, in each case solely with respect to information relating to the Company’s business (including, without limitation, providing customary key performance indicators with respect to environmental and social guidelines);

(iii) delivering customary authorization letters in connection with the marketing materials for the Debt Financing (including with respect to the absence of material non-public information in the public-side version of such documents distributed to potential lenders and the absence of material misstatements);

(iv) furnishing Parent and the Financing Sources, no later than four (4) Business Days prior to the Closing Date, with all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and 31 C.F.R. §1010.230, that has been reasonably requested by Parent in writing, at least ten (10) Business Days prior to the Closing Date;

(v) subject to Section 5.8(g), facilitating the taking of all reasonable and customary corporate action, limited liability company action or other organizational action, as applicable, subject to the occurrence of the Closing, necessary to permit and/or authorize the consummation of the Debt Financing;

(vi) subject to Section 5.8(g), assisting in the preparation of customary definitive financing and security documentation and the completion of and disclosure schedules, exhibits or annexes thereto and permitting officers of the Company and its Subsidiaries who will be officers of such entities after the Closing Date to execute and deliver documentation in connection with the Debt Financing (including a solvency certificate substantially in the form attached as Annex I to the Summary of Additional Conditions Exhibit to the Debt Commitment Letter);

(vii) obtaining customary payoff letters, Lien releases and similar instruments in respect of the Existing Credit Facility; and

(viii) subject to Section 5.8(g), reasonably facilitating the pledge and perfection of liens and security interests in connection with the Debt Financing, as may be reasonably requested by Parent (provided that no obligation under any document or agreement with respect thereto will take effect until the Closing) and executing and delivering officer’s certificates (including solvency and perfection certificates), agreements that facilitate the creation, perfection or enforcement of liens securing the Debt Financing (including original copies of all certificated securities (with transfer powers executed in blank)), corporate organizational documents, lien searches, documentation and other information reasonably requested by Parent to determine whether or not the Company and its Subsidiaries are in compliance with the Investment Company Act, and resolutions contemplated by the Debt Financing or reasonably requested by Parent or its Financing Sources.

(g) Notwithstanding Section 5.8(f) or anything else to the contrary in this Agreement, none of the Company, its Affiliates or their respective Representatives will be required to (i) waive or amend any terms of this Agreement or agree to pay or pay any commitment or other similar fee or incur, prior to the Closing, any actual or potential liability or obligation in connection with the Financing, (ii) execute or enter into or perform any agreement with respect to the Financing that is not contingent upon the Closing occurring or that would be effective prior to the Closing (other than execution and delivery of authorization letters contemplated by clause (f)(iii) above), (iii) provide or cause to be provided any information or take or cause to be taken any action to the extent it would result in a violation of applicable Law or loss of any legal privilege, (iv) take any action that would unreasonably interfere with the business or operation of the Company or any of its Subsidiaries or their respective Representatives, (v) take any action that would cause any representation or warranty in this Agreement to be breached or become inaccurate or that would breach any covenant in this Agreement, (vi) take any action that would conflict with or violate, or that would reasonably be expected to conflict with or violate, the Constituent Documents of the Company or any of its Subsidiaries or applicable Law, (vii) take any action that would result in the contravention of, or that could reasonably be expected to result in a violation or breach of, or a default under, any Contract to which the Company or any of its Subsidiaries or its or their respective Representatives is a party or by which it is bound or any obligations of confidentiality binding on the Company or any of its Subsidiaries or its or their respective Representatives, (viii) cause any director, officer, employee or other Representative of the Company or any of its Subsidiaries to incur any actual or potential personal liability or (ix) prepare any pro forma financial statements, projections or other similar materials.

(h) Parent shall, promptly upon request by the Company, reimburse the Company, the Company Subsidiaries or their respective Representatives, as applicable, for all reasonably documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Company, the Company Subsidiaries or their respective Representatives in connection with this Section 5.8. Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company and the Company Subsidiaries and their respective Representatives from and against any and all Liabilities, losses, damages, claims, costs, expenses (including reasonable attorneys’ fees and expenses), interest, awards, judgments and penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) suffered or incurred in connection with any financing, whether the Financing, any Alternative Financing or any other financing, or other securities offering of Parent or its Affiliates or any information, assistance or activities provided in connection therewith or otherwise in connection with the performance of the obligations of the Company and the Company Subsidiaries under this Section 5.8. The reimbursement, indemnification and exculpation obligations of Parent and Merger Sub pursuant to this Section 5.8(h) shall be referred to collectively as the “Reimbursement and Indemnification Obligations.”

(i) The Company hereby consents to the use of its and its Subsidiaries’ logos in a customary manner in connection with the Financing; provided that such logos shall be used solely in a manner that is reasonable and customary for such purposes and that is not intended to or reasonably likely to harm or disparage or otherwise adversely affect the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of the Company Subsidiaries or any of their respective products, services or offerings.

(j) All non-public or other confidential information provided by the Company, the Company Subsidiaries or their respective Representatives pursuant to this Section 5.8 shall be kept confidential in accordance with, and will be subject to the terms of, the Confidentiality Agreement; provided that the Company agrees that Parent and its Affiliates may share non-public or confidential information regarding the Company Entities and their businesses with the Financing Sources and potential financing sources in connection with the Debt Financing; provided, further, that (i) Parent shall notify the Company in writing of the identity of any recipients of such information prior to such information being shared or furnished and (ii) such Persons agree to be bound by the Confidentiality Agreement or are subject to other confidentiality obligations or undertakings customary for transactions similar to the Debt Financing and, in each case, shall be deemed to be Representatives of Parent under the terms of the Confidentiality Agreement; provided, however, that notwithstanding the foregoing or anything contained herein to the contrary, for the avoidance of doubt, under no circumstance shall Parent or its Affiliates permitted to disclose any information to any such Person if and to the extent such information constitutes “Highly Confidential Information” under the Clean Team Agreement.

(k) The Company, the Company Subsidiaries and their respective Representatives shall be given a reasonable opportunity to review all presentations, bank information memoranda and similar marketing materials, materials for rating agencies and other documents prepared by or on behalf of or used by Parent or any of its Affiliates or used or distributed to any Financing Source in connection with the Financing that include any logos of or information about or provided by the Company, the Company Subsidiaries or their respective Representatives, and, upon the Company’s prior written request, any such presentations, memoranda, materials or documents shall include a conspicuous disclaimer to the effect that none of the Company, the Company Subsidiaries or their respective Representatives has any responsibility or liability for the content of such document and that the Company, the Company Subsidiaries and their respective Representatives disclaim all responsibility therefor.

(l) Parent and Merger Sub acknowledge and agree that the availability of the Financing or Alternative Financing is not a condition to the obligation of Parent and Merger Sub to consummate the transactions contemplated hereby (including the Merger) in accordance with the terms of this Agreement, and that the unavailability of the Financing or Alternative Financing, or any adverse changes in the terms or conditions thereof, shall not in any event excuse the performance by Parent or Merger Sub of their obligations hereunder.

Section 5.9 Stock Exchange Delisting and Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable to cause the Surviving Corporation’s securities to be de-listed from the Nasdaq and de-registered under the Exchange Act as promptly as practicable following the Effective Time.

Section 5.10 Section 16 Matters. Prior to the Effective Time, the Company shall use reasonable best efforts to cause any dispositions of Company Common Stock (including derivative securities related to Company Common Stock) by officers or directors of the Company resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

Section 5.11 Employee Benefit Matters.

(a) For a period of one (1) year immediately following the Effective Time (or if shorter, during the period of employment), Parent shall provide, or shall cause to be provided, to each employee of any Company Entity immediately prior to the Closing who continues to be employed by Parent or its Subsidiaries immediately following the Closing (each, a “Continuing Employee”) with (i) an annual base salary or wage rate that is no less favorable than that provided to each such Continuing Employee immediately prior to the Effective Time, (ii) a target annual cash incentive opportunity (excluding specific performance goals) that is no less favorable than that provided to each such Continuing Employee immediately prior to the Effective Time and (iii) employee benefits that are substantially comparable in the aggregate to those provided to each such Continuing Employee immediately prior to the Effective Time, excluding equity or equity-based arrangements, severance benefits, change in control, retention or similar benefits, nonqualified deferred compensation arrangements, retiree medical and welfare benefits, defined benefit pension plans and specific performance goals for any cash incentive compensation.

(b) For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under any employee benefit plans of Parent and its Subsidiaries solely to the extent such plans provide benefits to any Continuing Employee after the Effective Time (excluding the Company Benefit Plans) (the “New Plans”), Parent shall cause each such Continuing Employee to be credited with his or her years of service with the Company Entities and their respective predecessors before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any comparable Company Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing service credit shall not be required to apply (i) to the extent that its application would result in a duplication of benefits with respect to the same period of service, (ii) for purposes of eligibility, vesting or benefit accruals under any defined benefit pension plan and (iii) for purposes of eligibility, vesting or benefit accruals under any retiree medical or welfare arrangement. In addition, and without limiting the generality of the foregoing, for any New Plans that are welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Parent or the Surviving Corporation (“Parent Welfare Company Benefit Plans”) in which a Continuing Employee may be eligible to participate on or after the Effective Time, Parent and the Surviving Corporation shall (1) waive, or use commercially reasonable efforts to cause the applicable insurance carrier (including, if applicable, any stop loss insurance carrier) to waive, all limitations as to eligibility waiting periods and preexisting and at-work conditions, if any, related to participation and coverage requirements applicable to each Continuing Employee under any Parent Welfare Company Benefit Plan to the same extent waived or otherwise satisfied under a comparable Company Benefit Plan, and (2) use commercially reasonable efforts to provide credit to each Continuing Employee for any co-payments, deductibles and out-of-pocket expenses paid by such Continuing Employee under the Company Benefit Plans during the plan year in which the Effective Time occurs, up to and including the Effective Time.

(c) If requested by Parent no later than ten (10) days prior to the Closing Date, effective as of the day immediately prior to the Closing Date and contingent upon the occurrence of the Closing, the Company shall terminate or shall cause the termination of each U.S. tax-qualified defined contribution plan provided to current and former employees of the Company Entities (each, a “Company Qualified Plan”). In such event, prior to the Closing Date and thereafter (as applicable), the Company and Parent shall take any and all action as may be required, including amendments to a U.S. tax-qualified defined contribution plan maintained by Parent or one of its Subsidiaries (each, a “Parent Qualified Plan”), to permit each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in cash or notes (representing plan loans from the Company Qualified Plan) in an amount equal to the eligible rollover distribution portion of the account balance distributable to such Continuing Employee from such Company Qualified Plan to the corresponding Parent Qualified Plan. If the Company Qualified Plan is terminated as described herein, the Continuing Employees shall be eligible to participate in a Parent Qualified Plan as soon as practicable following the Closing Date.

(d) As soon as practicable following the Closing Date, and contingent upon the Closing, the Surviving Corporation shall pay to the individuals set forth in Section 5.11(d) of the Company Disclosure Letter that fraction of the 2022 annual bonus target amount for each such individual set forth in Section 5.11(d) of the Company Disclosure Letter, the numerator of which is the number of days in 2022 that have elapsed through to and including the Closing Date, and the denominator of which is 365, less applicable Taxes and other withholdings; provided, however, that such individual remains employed by the Surviving Corporation or any Company Entity and has neither given nor received notice of termination through the Closing Date.

(e) Prior to and contingent upon the Closing, the Company shall take all steps necessary to terminate the Company’s New Executive Supplemental Savings Plan, the NSI Supplemental Retirement Plan and the NSI Technology Services Corporation Supplemental Retirement Plan (collectively, the “Nonqualified Plans”) in accordance with the terms of the Nonqualified Plans and Treas. Reg. Section 1.409A-3(j)(ix)(B), such termination to become irrevocable upon the Closing. As soon as practicable following the Closing Date, the Surviving Corporation shall pay to the participants in the Nonqualified Plans all vested benefits owing to them thereunder. Payment shall be made to each such participant in single lump sum in cash, less applicable Taxes and other withholdings, as soon as practicable following the Closing Date, but in any event prior to the twelve (12) month anniversary of the Closing Date.

(f) Nothing in this Section 5.11 shall be treated as an amendment of, or undertaking to amend, any Benefit Plan. The provisions of this Section 5.11 are solely for the benefit of the respective parties to this Agreement, and nothing in this Section 5.11, express or implied, shall confer upon any Company Service Provider or any Continuing Employee, or legal representative or beneficiary thereof or any other Person, any rights or remedies, including any right to employment or service or continued employment or service for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement or a right of any employee or beneficiary of such Company Service Provider, Continuing Employee or other Person under a Company Benefit Plan that such Company Service Provider, Continuing Employee or beneficiary or other Person would not otherwise have under the terms of that Company Benefit Plan. Nothing in this Agreement shall restrict, or be deemed to restrict, Parent or any of its Affiliates from terminating the employment of any Company Service Provider or Continuing Employee.

Section 5.12 Stockholder Litigation. In the event that, prior to the Effective Time or the valid termination of this Agreement, any Action related to this Agreement or transactions contemplated hereby (including the Merger) is brought against the Company, any of its Subsidiaries or its directors by holders of Equity Securities in the Company (“Company Stockholder Litigation”), the Company shall promptly notify Parent of such Company Stockholder Litigation and shall keep Parent reasonably informed on a current basis of the status thereof. The Company shall give Parent the opportunity to review and comment on all material filings or responses to be made by the Company in connection with such Company Stockholder Litigation (and shall consider in good faith any such comments), subject to a customary joint defense agreement, but not control, the defense and settlement of any such Company Stockholder Litigation; provided, however, that the Company shall not, and shall not permit any of its Subsidiaries to, settle or compromise or consent to any settlement or compromise (or engage in any settlement negotiations concerning) any Company Stockholder Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 5.13 Transfer Taxes. Parent or the Surviving Corporation shall pay, or cause to be paid, all documentary, sales, use, real property transfer, registration, transfer, stamp, recording and similar Taxes, together with any related interest, penalties, fines, fees, additions to Tax or other additional amounts with respect thereto incurred in connection with this Agreement or the transactions contemplated hereby, and will file or cause to be filed all Tax Returns relating to the foregoing that are required to be filed by Parent, the Company or the Surviving Corporation.

Section 5.14 FIRPTA. On or prior to the Closing Date, the Company shall deliver to Parent a certification from the Company pursuant to Treasury Regulations Section 1.1445-2(c) and a notice to be delivered to the United States Internal Revenue Service as required under Treasury Regulations Section 1.897-2(h)(2), each dated no more than 30 days prior to the Closing Date and signed by a responsible corporate officer of the Company.

Section 5.15 Takeover Laws. If any Takeover Law becomes, or purports to become, applicable to any Company Entity or the Merger or the other transactions contemplated hereby, each Party shall grant any approvals and take any actions that are necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable upon the terms contemplated hereby and otherwise act to lawfully eliminate or minimize the effects of such statute or regulation on any Company Entity or the Merger or the other transactions contemplated hereby.

Section 5.16 Merger Sub Compliance. Subject to the terms and conditions set forth in this Agreement, Parent shall cause each of Merger Sub and, after the Closing, the Surviving Corporation, to comply with and perform promptly all of its obligations under or relating to this Agreement and to consummate the transactions contemplated hereby, including the Merger. Parent hereby (a) guarantees the due, prompt and faithful payment performance and discharge by Merger Sub of, and compliance by Merger Sub with, all of the covenants and agreements of Merger Sub under this Agreement and (b) agrees to take all actions necessary, proper or advisable to ensure such payment, performance and discharge by Merger Sub under this Agreement. Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement. Prior to the Effective Time, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

Section 5.17 Director Resignations. At or prior to the Closing, the Company shall use its reasonable best efforts to deliver to Parent evidence reasonably satisfactory to Parent of the resignation of all directors of the Company who are not also officers of the Company, which resignations shall be effective at the Effective Time.

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1 Conditions to Obligations of Each Party. The respective obligations of each Party to effect the Merger and to consummate the Closing are subject to the satisfaction (or waiver if permissible under applicable Law) as of the Effective Time of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained, and this Agreement shall have been adopted thereby, in each case in accordance with applicable Law and the Constituent Documents of the Company.

(b) No Legal Restraint. No Law, whether temporary or permanent, shall be in effect that prevents, makes illegal or prohibits the Merger or any other transaction contemplated hereby, and no Government Authority of competent jurisdiction shall have issued any Order that prevents, makes illegal or prohibits the Merger or any other transaction contemplated hereby (any such Law, Order or Action, a “Legal Restraint”).

(c) HSR Clearance. The waiting period (and any extension thereof) applicable to the transactions contemplated by the Agreement (including the Merger) under the HSR Act shall have expired or otherwise been terminated (the “HSR Clearance”).

Section 6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Closing are subject to the satisfaction (or waiver by Parent if permissible under applicable Law) as of the Closing of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties set forth in (i) Article III (other than those set forth in Section 3.1, Section 3.3(a), Section 3.4, Section 3.7(b), Section 3.20 and Section 3.21) shall be true and correct as of the date hereof and as of the Closing Date as if made at and as of such dates (other than to the extent that any such representation or warranty expressly relates to an earlier date or period, in which case such representation or warranty must be true and correct as of such earlier date or period), in each case made as if none of such representations and warranties contained any qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or similar qualification, except where the failure of such representations and warranties to be true and correct has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) Section 3.1 (Organization, Standing and Power), Section 3.4 (Authority; Execution and Delivery; Enforceability; State Takeover Statutes; No Rights Plan), Section 3.20 (Broker’s Fees) and Section 3.21 (Opinion of Company Financial Advisor) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of such dates (other than to the extent that any such representation or warranty expressly relates to an earlier date or period, in which case such representation or warranty must be true and correct as of such earlier date or period), in each case made as if none of such representations and warranties contained any qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or similar qualification, and (iii) Section 3.3(a) (Company Capitalization), and Section 3.7(b) (Absence of Certain Changes or Events) of the Agreement shall be true and correct in all respects (other than, in the case of Section 3.3(a) only, de minimis inaccuracies) as of the date hereof and as of the Closing Date as if made at and as of such dates.

(b) Covenants and Agreements. The Company shall have performed or complied in all material respects with all of the covenants, agreements and obligations required to be performed and complied with by it under this Agreement at or prior to the Closing.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or resulted in a Company Material Adverse Effect, which is continuing.

(d) Company Certificate. Parent shall have received a certificate executed on behalf of the Company by a duly authorized officer confirming that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied.

Section 6.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Closing is subject to the satisfaction (or waiver by the Company) as of the Closing of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties set forth in (i) Article IV (other than those set forth in Section 4.1, Section 4.3 and Section 4.14) shall be true and correct as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (other than to the extent that any such representation or warranty expressly relates to an earlier date or period, in which case such representation or warranty must be true and correct as of such earlier date or period), in each case made as if none of such representations and warranties contained any qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or similar qualification, except where the failure of such representations and warranties to be true and correct has not had or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and (ii) Section 4.1 (Organization, Standing and Power), Section 4.3 (Authority; Execution and Delivery; Enforcement) and Section 4.14 (Broker’s Fees) shall be true and correct in all respects, except for de minimis inaccuracies, as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (other than to the extent that any such representation or warranty expressly relates to an earlier date or period, in which case such representation or warranty shall be true and correct in all respects as of such earlier date or period).

(b) Covenants and Agreements. Each of Parent and Merger Sub shall have performed and complied in all material respects with all of the covenants, agreements and obligations required to be performed and complied with by it under this Agreement at or prior to the Closing.

(c) Parent Certificate. The Company shall have received a certificate executed on behalf of Parent by a duly authorized officer confirming that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

ARTICLE VII

TERMINATION

Section 7.1 Termination.

(a) Termination by Mutual Agreement. Parent and the Company shall have the right to terminate this Agreement and abandon the transactions contemplated hereby at any time prior to the Closing by mutual written agreement.

(b) Termination by Either Parent or the Company. Each of Parent and the Company shall have the right to terminate this Agreement at any time prior to the Closing if:

(i) the Closing shall not have occurred by 5:00 p.m. (Eastern time) on February 13, 2023 (the “Outside Date”); provided, however, that, if, as of the date that is five (5) Business Days prior to the Outside Date, all of the conditions to the Closing set forth in Article VI have been satisfied or duly waived by all Parties entitled to the benefit thereof (other than (1) the conditions set forth in Section 6.1(b) and Section 6.1(c) (but solely in respect of a Legal Restraint relating to the HSR Act or any other Antitrust Law)) and (2) any condition that by its nature is to be satisfied at the Closing (provided that such condition would be capable of being satisfied if the Closing were the Outside Date), the Company may by delivery of written notice to Parent elect to extend the Outside Date to a date not later than May 13, 2023; provided, further, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a Party if the failure of the Closing to have occurred by the Outside Date (as it may be extended under this Section 7.1(b)(i)) was caused by such Party’s material breach of, or such Party’s failure to perform or comply with in any material respect, any of its covenants or agreements hereunder;

(ii) a permanent Legal Restraint shall be in effect that has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a Party if the existence of such Legal Restraint was caused by such Party’s material breach of, or failure to perform or comply with in any material respect, any of its covenants or agreements hereunder; or

(iii) the Company Stockholder Approval shall not have been obtained after the final adjournment of the Company Stockholders Meeting at which a vote of the Company Stockholders has been taken in accordance with this Agreement.

(c) Termination by Parent. Parent shall have the right to terminate this Agreement and abandon the transactions contemplated hereby if:

(i) prior to the receipt of the Company Stockholder Approval, the Company Board has effected a Change of Recommendation; or

(ii) prior to the Closing, the Company has breached or failed to perform any of its covenants or agreements hereunder, or any of the Company’s representations or warranties hereunder fails to be true and correct, which breach or failure (A) would give rise to the failure of any condition set forth in Section 6.2(a) or Section 6.2(b) to be satisfied and (B) is not capable of being cured by the Company by the Outside Date (as it may be extended under Section 7.1(b)(i)) or, if capable of being cured by the Company by the Outside Date (as it may be extended under Section 7.1(b)(i)), is not cured by the Company within thirty (30) days after Parent delivers written notice of such breach or failure to the Company; provided, however, that Parent shall not have the right to terminate this Agreement under this Section 7.1(c)(ii) if Parent or Merger Sub is in breach of any of their respective covenants or agreements hereunder in any material respect, or any of Parent’s or Merger Sub’s respective representations or warranties hereunder fails to be true and correct in any material respect, in each case, such that any condition set forth in Section 6.3(a) or Section 6.3(b) could not then be satisfied.

(d) Termination by the Company. The Company shall have the right to terminate this Agreement and abandon the transactions contemplated hereby:

(i) prior to the receipt of the Company Stockholder Approval, in order to substantially concurrently enter into a written definitive agreement providing for the consummation of the transactions determined by the Company Board to constitute a Superior Acquisition Proposal in accordance with Section 5.2(e); provided, however, that the Company shall not be entitled to terminate this Agreement under this Section 7.1(d)(i), and no such purported termination shall have any effect, unless (A) the Company has complied in all material respects with its obligations under Section 5.2 and (B) prior to or concurrently with such termination, the Company pays Parent the applicable Company Termination Fee under Section 7.3(a);

(ii) prior to the Effective Time, if any of Parent or Merger Sub breaches any of their respective covenants or agreements hereunder, or any of Parent’s or Merger Sub’s respective representations or warranties hereunder fails to be true and correct, which breach or failure (1) would cause any of the conditions to the Closing set forth in Section 6.3(a) or Section 6.3(b) to not be satisfied and (2) is not reasonably capable of being cured by Parent or Merger Sub, as applicable, by the Outside Date (as it may be extended under Section 7.1(b)(i)) or, if reasonably capable of being cured by Parent or Merger Sub, as applicable, by the Outside Date (as it may be extended under Section 7.1(b)(i)), is not cured by Parent or Merger Sub, as applicable, within thirty (30) days after the Company delivers written notice of such failure to Parent; provided, however, that the Company shall not have the right to terminate this Agreement under this Section 7.1(d)(ii) if the Company is then in breach of any of its covenants or agreements hereunder in any material respect, or any of the Company’s representations or warranties hereunder fails to be true and correct in any material respect, in each case, such that any condition set forth in Section 6.2(a) or Section 6.2(b) could not then be satisfied; or

(iii) if (A) all of the conditions set forth in Section 6.1 and Section 6.2 have been and remain satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing; provided that each such condition is then capable of being satisfied), (B) the Company has delivered a written notice to Parent that the Company stands ready, willing and able to consummate the Closing and (C) Parent fails to consummate the Closing (other than by reason of the Company’s failure to waive any condition set forth in Section 6.3 that is not satisfied) within three (3) Business Days following the Company’s delivery of such notice.

Section 7.2 Effect of Termination. This Agreement may be terminated only under Section 7.1. In order to terminate this Agreement under Section 7.1, the Party desiring to terminate this Agreement shall give written notice of such termination to the other Parties under Section 8.4, specifying the subsection of Section 7.1 under which such termination is effected. If this Agreement is terminated under Section 7.1, this Agreement shall immediately become void and of no effect, and no Party shall have any further Liability, whether arising before, at or after such termination, that may be based on this Agreement, arising out of this Agreement or relating hereto or the negotiation, execution, performance or subject matter hereof, except that (a) this Section 7.2, Section 7.3 and Article VIII shall survive such termination and remain in full force and effect in accordance with their terms, (b) the Reimbursement and Indemnification Obligations, and the provisions of Section 5.8 relating thereto, and the Liabilities of Parent and Merger Sub therefor, shall survive such termination and remain in full force and effect in accordance with their terms and (c) no such termination shall relieve any Party from Liability for Willful Breach occurring prior to such termination. No termination hereof shall affect (i) the Parties’ respective obligations under the Confidentiality Agreement (as amended by Section 5.4) or the Clean Team Agreement or (ii) the Limited Guarantee, all of which obligations shall survive any termination hereof in accordance with their terms (notwithstanding anything in Section 8.6 to the contrary).

Section 7.3 Termination Fees; Parent Expense Reimbursement.

(a) Termination Fee. If Company terminates this Agreement under Section 7.1(d)(i) or Parent terminates this Agreement pursuant to Section 7.1(c)(i), the Company shall pay to Parent a fee of $115,876,916.00 in cash (the “Company Termination Fee”), by wire transfer of immediately available funds, (i) in the case of termination by the Company pursuant to Section 7.1(d)(i), prior to or concurrently with such termination to an account designated by Parent pursuant to wiring instructions that Parent delivers to the Company in writing and (ii) in the case of termination by Parent pursuant to Section 7.1(c)(i), within two (2) Business Days of the date of such termination to an account designated by Parent pursuant to wiring instructions that Parent delivers to the Company in writing.

(b) Company Tail Fee. The Company shall pay to Parent an amount in cash equal to the Company Termination Fee if (i) this Agreement is validly terminated by the Company or Parent pursuant to (x) Section 7.1(b)(i) and the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof), (y) Section 7.1(b)(iii) or (z) by Parent pursuant to Section 7.1(c)(ii), (ii) at any time after the date of this Agreement and prior to such termination (in the case of the foregoing clauses (x) or (z)) or the Company Stockholders Meeting (in the case of the foregoing clause (y)), a bona fide Alternative Acquisition Proposal is publicly announced or publicly disclosed and such Alternative Acquisition Proposal has not been withdrawn at or prior to the time of such termination, (iii) within twelve (12) months after the date of such termination, the Company enters into a definitive, written Contract with respect to an Alternative Acquisition Proposal and such Alternative Acquisition Proposal is subsequently consummated and (iv) at the time of such termination, the Commitment Letters shall not have been terminated, withdrawn or rescinded without being replaced in compliance with Section 5.8 and the Company shall not have been entitled to terminate this Agreement pursuant to Section 7.1(d)(ii) or Section 7.1(d)(iii); provided that, for purposes of this Section 7.3(b), the references to “20%” in the definition of Alternative Acquisition Proposal shall be deemed to be references to “50%.” If owed under this Section 7.3(b), the Company shall pay to Parent the Company Termination Fee by wire transfer of immediately available funds in accordance with wiring instructions delivered in writing to the Company by Parent prior to or concurrently with the consummation of such Alternative Acquisition Proposal.

(c) Parent Termination Fee. If (i) the Company terminates this Agreement pursuant to Section 7.1(d)(ii) or Section 7.1(d)(iii), (ii) Parent or the Company terminates this Agreement pursuant to Section 7.1(b)(i) and, at the time of such termination, the Company would have been entitled to terminate this Agreement under Section 7.1(d)(ii) or Section 7.1(d)(iii), or (iii) (A) the Company terminates this Agreement pursuant to Section 7.1(b)(i) or Section 7.1(b)(ii) or Parent terminates this Agreement pursuant to Section 7.1(b)(i) or

Section 7.1(b)(ii) at a time when the Agreement is terminable by the Company pursuant to Section 7.1(b)(i) or Section 7.1(b)(ii), respectively, (B) all of the conditions to the Closing set forth in Article VI have been satisfied (or, if any such conditions are by their nature to be satisfied at the Closing, satisfied as if the Closing had occurred on such date of termination) or waived other than the conditions set forth in Section 6.1(b) (solely to the extent that such Legal Restraint arises under the HSR Act or any other Antitrust Law) or Section 6.1(c) and (C) any of the conditions set forth in Section 6.1(b) (solely to the extent that such Legal Restraint arises under the HSR Act or any Antitrust Law) or Section 6.1(c) have not been satisfied or waived, then in each case, Parent shall pay or cause to be paid to the Company a fee of $239,745,343.00 in cash (the “Parent Termination Fee”), by wire transfer of immediately available funds to an account designated by the Company, no later than two (2) Business Days after the date of such termination.

(d) Other Agreements.

(i) The Parties acknowledge and agree that the covenants and agreements under this Section 7.3 are an integral part of the transactions contemplated hereby, and without such covenants and agreements, the Parties would not have entered into this Agreement. Accordingly, if the Company or Parent does not pay promptly any amount due under Section 7.3 and in order to obtain such payment, the other Party commences an Action that results in a judgment against the Company or Parent, as applicable, for any amount owed thereby under Section 7.3, as applicable, the Company or Parent, as applicable, shall reimburse the other Party by wire transfer of immediately available funds for its and (in the case of Parent) its Affiliates’ reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

(ii) Notwithstanding anything herein to the contrary, if this Agreement is terminated under circumstances in which the Company is required to pay, and in fact pays, the Company Termination Fee, (1) payment by the Company of such Company Termination Fee, together with any costs and expenses owed by the Company under Section 7.3(d)(i), shall be the sole and exclusive remedy of Parent and Merger Sub (and each of their respective Affiliates and any Representatives of any of the foregoing) for any Actions, Liabilities, losses, damages, judgments, inquiries, fines and fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by Parent, Merger Sub, their respective Affiliates or any Representatives of the foregoing that may be based on this Agreement or the transactions contemplated hereby, arise out of this Agreement or the transactions contemplated hereby or relate hereto or the negotiation, execution, performance or subject matter hereof, or the termination hereof or any matter forming the basis for such termination, (2) upon payment of such amount, together with any costs and expenses owed by the Company under Section 7.3(d)(i), the Company, its Affiliates and each of their respective Representatives shall have no further Liability that may be based on this Agreement or the transactions contemplated hereby, arise out of this Agreement or the transactions contemplated hereby or relate hereto or the negotiation, execution, performance or subject matter hereof, or the termination hereof or any matter forming the basis for such termination, (3) none of Parent, Merger Sub, their respective

Affiliates or any Representatives of the foregoing shall have, and each of the foregoing expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on this Agreement or the transactions contemplated hereby, arise out of this Agreement or the transactions contemplated hereby or relate hereto or the negotiation, execution, performance or subject matter hereof, or the termination hereof or any matter forming the basis for such termination, and (4) the maximum aggregate Liability of the Company, its Affiliates and their respective Representatives to Parent, Merger Sub, their respective Affiliates and the Representatives of each of the foregoing that may be based on this Agreement or the transactions contemplated hereby, arise out of this Agreement or the transactions contemplated hereby or relate hereto or the negotiation, execution, performance or subject matter hereof, or the termination hereof or any matter forming the basis for such termination, shall not exceed such Company Termination Fee, together with any costs and expenses owed by the Company under Section 7.3(d)(i), and Parent and its Representatives shall not seek to recover monetary damages in excess of such amount. Notwithstanding the foregoing, nothing in this Section 7.3 shall limit the rights of Parent and Merger Sub under Section 8.10. Notwithstanding anything herein to the contrary (including Section 7.2), in no event shall the Company be required to pay to Parent the Company Termination Fee more than once.

(iii) Notwithstanding anything herein to the contrary, but subject to the Company’s rights to obtain an injunction or other equitable relief under Section 8.10 to the extent provided therein, and except for the Reimbursement and Indemnification Obligations and Liabilities of Parent and Merger Sub with respect thereto, if this Agreement is terminated under circumstances in which Parent is required to pay, and in fact pays, the Parent Termination Fee, (1) the Company’s receipt of the Parent Termination Fee, together with any costs and expenses owed by Parent under Section 7.3(d)(i), in each case, if payable, shall be the Company’s sole and exclusive remedy for any Actions, Liabilities losses, damages, judgments, inquiries, fines and fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by the Company or any of its Representatives that may be based on this Agreement, arise out of this Agreement or relate hereto or the negotiation, execution, performance or subject matter hereof, or the termination hereof or any matter forming the basis for such termination, (2) upon payment of such amount, together with any costs and expenses owed by Parent under Section 7.3(d)(i), Parent, the other Parent Related Parties and each of their respective Representatives shall have no further Liability that may be based on this Agreement or the transactions contemplated hereby, arise out of this Agreement or the transactions contemplated hereby or relate hereto or the negotiation, execution, performance or subject matter hereof, or the termination hereof or any matter forming the basis for such termination, (3) none of the Company, its Affiliates or any Representatives of the foregoing shall have, and each of the foregoing expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute and including for Willful Breach) or in equity) that may be based on this Agreement or the transactions contemplated hereby, arise out of this Agreement or the transactions contemplated hereby or relate hereto or the negotiation, execution, performance or subject matter hereof, or the termination hereof or any matter forming the basis for such termination, and (4) the maximum aggregate Liability of the Parent Related Parties to the Company that may be based on this Agreement or the transactions contemplated hereby, arise out of this Agreement or the transactions contemplated hereby or relate hereto or the negotiation, execution, performance or subject matter hereof, or the termination hereof or any matter forming the basis for such termination, shall not exceed the Parent Termination Fee, together with any costs and expenses owed by Parent under Section 7.3(d)(i) and any Liabilities under the Reimbursement and Indemnification Obligations, and the Company and its Representatives shall not seek to recover monetary damages in excess of such amount. While the Company may pursue both a grant of specific performance or other equitable relief under Section 8.10 and, following termination of this Agreement, the payment of the Parent Termination Fee under Section 7.3(c), under no circumstances shall the Company be entitled to receive both (i) a grant of specific performance or other equitable relief that results in the Financing being funded or the Closing occurring and (ii) (a) the Parent Termination Fee to the extent it is payable in accordance with Section 7.3(c) and (b) the fees, costs and expenses owed by Parent under Section 7.3(d)(i) in connection with this Agreement or any termination of this Agreement. For clarity, and notwithstanding anything herein to the contrary, nothing in this Section 7.3(d) will affect the rights and obligations of any party pursuant to the Confidentiality Agreement or limit the ability of the Company to enforce and recover any amounts under the Reimbursement and Indemnification Obligations while simultaneously seeking or receiving any grant of specific performance or other equitable relief, payment of the Parent Termination Fee and the fees, costs and expenses owed by Parent under Section 7.3(d)(i). Notwithstanding anything herein to the contrary (including Section 7.2), in no event shall Parent be required to pay to the Company the Parent Termination Fee more than once.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendment and Modification. This Agreement may be amended, changed and supplemented in any and all respects, at any time before the Effective Time, only by the written agreement of the Parties; provided, however, that this Agreement shall not be amended, changed or supplemented (a) in any manner that would adversely affect the rights of the Financing Sources under Section 7.3(d)(iii), Section 8.6, Section 8.8, Section 8.9, Section 8.10, Section 8.11 or this Section 8.1 (or any provision of this Agreement to the extent an amendment, change or supplement of such provision would modify the substance of such Sections, including the definition of “Financing Source”) without the consent of the Financing Sources or (b) following the receipt of the Company Stockholder Approval unless, to the extent required by applicable Law, approved by the Company Stockholders.

Section 8.2 Extension; Waiver. At any time prior to the Effective Time, each Party may (a) extend the time for the performance of any obligation or other act of the other Parties, (b) waive any inaccuracies in the representations and warranties hereunder of the other Parties or (c) subject to the proviso of Section 8.1, waive compliance with any covenant or agreement hereunder of the other Parties or any of its conditions to the Closing in Article VI; provided that any such extension or waiver shall be in an instrument in writing signed on behalf of such extending or waiving Party. Except as required by applicable Law, no waiver hereof shall require the approval of the Company Stockholders. The failure of any Party to assert any of its rights hereunder or otherwise shall not be a waiver of such rights, and no single or partial exercise by any Party of any of its rights hereunder shall preclude any other or further exercise of such rights or any other rights hereunder.

Section 8.3 No Other Representations or Warranties; No Survival of Representations and Warranties.

(a) Except for the representations and warranties expressly set forth in Article III, each of Parent and Merger Sub acknowledges and agrees that (i) none of the Company or any of its Representatives or any other Person makes, or has made, any other express or implied representation or warranty with respect to the Company or the Company Subsidiaries or with respect to any other information provided to Parent or Merger Sub or otherwise in connection with or related to the transactions contemplated hereby, and (ii) each of Parent, Merger Sub, their Affiliates and the Representatives of each of the foregoing has relied solely upon such representations and warranties and its own independent investigation, and has not relied on, or been induced by, any representation, warranty or other statement of, or any other information provided or made available to it by, the Company or its Representatives, in making its determination to enter into this Agreement and proceed with the transactions contemplated hereby. Without limiting the generality of the foregoing, Parent, on its own behalf and on behalf of its Affiliates and its and their respective Representatives, acknowledges and agrees that none of the Company, the Company Subsidiaries or any other Person will have or be subject to any liability or other obligation to Parent or any other Person resulting from the distribution to Parent (including its Representatives), or Parent’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent by the Company in certain “data rooms” or management presentations in connection with or expectation of the Merger. Nothing herein, including this Section 8.3(a), shall eliminate or limit Parent’s or Merger Sub’s available remedies for any Willful Breach committed by the Company.

(b) Except for the representations and warranties expressly set forth in Article IV, the Company acknowledges and agrees that (i) none of Parent, Merger Sub or any of their respective Representatives or any other Person makes, or has made, any other express or implied representation or warranty with respect to Parent or the Parent Subsidiaries or with respect to any other information provided or made available to the Company or otherwise in connection with or related to the transactions contemplated hereby, and (ii) each of the Company, its Affiliates and their Representatives has relied solely upon such representations and warranties and its own independent investigation, and has not relied on, or been induced by, any representation, warranty or other statement of, or any other information provided or made available to it by, Parent, Merger Sub or any of their respective Representatives, in making its determination to enter into this Agreement and proceed with the transactions contemplated hereby. Nothing herein, including this Section 8.3(b), shall eliminate or limit the Company’s available remedies for any Willful Breach committed by Parent or Merger Sub.

(c) None of the representations, warranties, covenants and agreements herein or in any schedule, instrument or other document delivered hereunder or pursuant hereto, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for those covenants and agreements contained in this Agreement and such other instruments that by their terms apply or are to be performed in whole or in part after the Effective Time (including, without limitation, the covenants and obligations under Section 5.7) and this Article VIII.

Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by email (provided that confirmation of email receipt is obtained or no “bounce-back” or similar notice is received by the electronic mail sender within twelve (12) hours thereafter indicating that such electronic mail was undeliverable or otherwise not delivered) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses and email addresses (or to such other address or email address as a Party may have specified by notice given to the other Party under this provision):

(a)	if to Parent or Merger Sub, to:

c/o The Carlyle Group

1001 Pennsylvania Avenue, NW

Washington, DC 20004

Attention:    Ian Fujiyama

                    Dayne Baird

Email:          ian.fujiyama@carlyle.com

                     dayne.baird@carlyle.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, DC 20004-1304

Attention:    Daniel T. Lennon

                    J. Cory Tull

Email:         daniel.lennon@lw.com

                     cory.tull@lw.com

(b)	if to the Company, to:

ManTech International Corporation

2251 Corporate Park Drive

Herndon, VA 20171

Attention:    Michael R. Putnam

Email:         michael.putnam@ManTech.com

with a copy (which shall not constitute notice) to:

King & Spalding LLP

1650 Tysons Blvd, Suite 400

McLean, VA 22102

Attention:    Lawrence Yanowitch

                     Charles Katz

Email:         lyanowitch@kslaw.com

                     ckatz@kslaw.com

Section 8.5 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall be one (1) and the same instrument. Delivery of an executed counterpart hereof by facsimile or other electronic transmission (including email or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of an original counterpart hereof.

Section 8.6 Entire Agreement; Third-Party Beneficiaries. This Agreement, together with the documents and instruments referred to herein, the Limited Guarantee, the Confidentiality Agreement and the Clean Team Agreement, (a) are the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties related to the subject matter hereof and thereof (although any provisions of the Confidentiality Agreement conflicting with this Agreement shall be governed by this Agreement) and (b) are not intended to confer any rights, benefits, remedies or Liabilities on any Person other than the Parties and their respective successors and permitted assigns, except (i) as provided in Section 5.7(e), (ii) the provisions of Section 7.3(d)(iii), Section 8.1, this Section 8.6, Section 8.8, Section 8.9, Section 8.10 and Section 8.11 shall be enforceable by the Financing Sources and (iii) the last sentence of Section 5.4 relating to amendment of the Confidentiality Agreement shall be enforceable by Carlyle Investment Management, L.L.C.; provided, however, that, if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect.

Section 8.7 Severability. If any term, provision, covenant or restriction hereof is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Notwithstanding the foregoing, the Parties intend that the remedies and limitations thereon contained in this Agreement, including Section 7.2, Section 7.3 and Section 8.10, shall be construed as integral provisions of this Agreement and that such remedies and limitations shall not be severable in any manner that increases liability or obligations of any Party (or the Guarantor or any Financing Source) or any of its stockholders, partners, members, Affiliates, directors, officers, employees or agents hereunder or under the Equity Commitment Letter, the Limited Guarantee or the Debt Commitment Letter.

Section 8.8 Assignment. Neither this Agreement nor any of the rights, interests, covenants or agreements hereunder shall be assigned by any of the Parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void; provided, however, that Parent and Merger Sub may by written notice to the Company (a) assign their rights under this Agreement, in whole or in part, to an Affiliate or (b) collaterally assign their rights under this Agreement to any Financing Sources or any agent or collateral trustee for Financing Sources, but in the case of clause (a) or (b), no such assignment will relieve Parent or Merger Sub of their obligations under this Agreement. This Agreement shall be binding on, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 8.9 Applicable Law; Jurisdiction; WAIVER OF JURY TRIAL.

(a) This Agreement, and all Actions and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity), that may be based on this Agreement, arise out of this Agreement or relate hereto or the negotiation, execution, performance or subject matter hereof, shall be governed by the Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. For any Action or cause of action that may be based on this Agreement, arise out of this Agreement or relate hereto or the negotiation, execution, performance or subject matter hereof, except as set forth in Section 8.9(b), each Party (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, (ii) agrees that all such Actions and causes of action shall be heard and determined exclusively under the foregoing clause (i), (iii) waives any objection to laying venue in any such Actions or cause of action in such courts, (iv) waives any objection that any such court is an inconvenient forum or does not have jurisdiction over any Party and (v) agrees that service of process upon such Party in any such Action or cause of action shall be effective if such process is given as a notice under Section 8.4. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR CAUSE OF ACTION THAT MAY BE BASED ON THIS AGREEMENT, ARISE OUT OF THIS AGREEMENT OR RELATE HERETO (INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THE FINANCING) OR THE NEGOTIATION, EXECUTION, PERFORMANCE OR SUBJECT MATTER HEREOF.

(b) Notwithstanding anything herein to the contrary, (i) no Party shall bring or support any Action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way related to this Agreement or any of the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Commitment Letter or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York or, if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof) and (ii) each Party waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action in any such court. The Parties hereto further agree that all of the provisions of Section 8.9(a) related to waiver of jury trial shall apply to any Action, cause of action, claim, cross-claim or third-party claim referenced in this Section 8.9(b).

Section 8.10 Remedies.

(a) The Parties acknowledge and agree that irreparable damage would occur in the event that any provision hereof was not performed under their specific terms or were otherwise breached by a Party and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, at any time prior to the termination hereof under Article VII, the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches hereof and to enforce specifically the performance of terms and provisions hereof, the Limited Guarantee and the Equity Commitment Letter, as applicable in each case without proof of actual damages (and each of the Company, Parent and Merger Sub waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which each Party is entitled at Law or in equity. For the avoidance of doubt, subject to Section 8.10(c), the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger, including to cause Parent to enforce the obligations of the Guarantor under the Equity Commitment Letter in order to cause the Equity Financing to be timely funded, in accordance with the terms and conditions set forth herein and therein. The Company, Parent and Merger Sub further agree not to assert (i) that, except as provided in Section 8.10(b), a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason or (ii) that a remedy of monetary damages would provide an adequate remedy for any such breach.

(b) Notwithstanding anything in this Agreement to the contrary, while the Company may pursue both a grant of specific performance and payment of the Parent Termination Fee, under no circumstances shall (i) the Company be entitled to receive (A) both a grant of specific performance which results in the consummation of the Merger (including the funding of any portion of the Financing, whether under this Agreement or the Commitment Letters, or the payment of any portion of the aggregate Merger Consideration), on the one hand, and be awarded any monetary damages (including the Parent Termination Fee), on the other hand, or (B) subject to Section 7.3(d)(i), both payment of any monetary damages whatsoever, on the one hand, and payment of the Parent Termination Fee, on the other hand, or (ii) Parent or Merger Sub be entitled to receive both payment of any monetary damages whatsoever, on the one hand, and payment of the Company Termination Fee, on the other hand; provided that, notwithstanding anything herein to the contrary, nothing in this Section 8.10(b) shall limit the ability of (x) the Company to enforce and recover any amounts under the Reimbursement and Indemnification Obligations while simultaneously seeking or receiving any grant of specific performance or other equitable relief, payment of the Parent Termination Fee and any fees, costs and expenses owed by Parent under Section 7.3(d)(i) or (y) Parent or Merger Sub to enforce and recover payment of the Company Termination Fee and any fees, costs and expenses owed by the Company under Section 7.3(d)(i).

(c) Notwithstanding anything to the contrary set forth in this Agreement, the Parties specifically acknowledge and agree that the Company shall not be entitled to any injunction, specific performance or other equitable relief or remedy to enforce the obligation of Parent or Merger Sub to cause the Equity Financing to be funded or to cause Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this

Agreement, including to effect the Closing in accordance with Section 1.3, unless and until (i) all conditions in Section 6.1 and Section 6.2, have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing; provided that such conditions are then capable of being satisfied) at the time when the Closing would have been required to occur, (ii) the financing provided for by the Debt Commitment Letter has been funded or will be simultaneously funded at the Closing if the Equity Financing is funded at the Closing, (iii) the Company has irrevocably notified Parent in writing that all conditions set forth in Section 6.3 have been satisfied or waived and the Company is ready, willing and able to consummate the Merger and (iv) Parent and Merger Sub fail to complete the Closing on the date the Closing is required to have occurred pursuant to Section 1.3.

Section 8.11 Non-Recourse. Notwithstanding anything to the contrary herein, except to the extent otherwise set forth in the Limited Guarantee and the Equity Commitment Letter, (a) this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of or related to this Agreement, may only be brought against the Persons who are expressly named as Parties hereto (and then only with respect to the specific obligations set forth herein with respect to such Person), and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or Representative of any Party has any liability for any obligations or liabilities of the Parties or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby, and (b) the Parties agree that none of the Financing Sources will have any liability to the Company or any of its Affiliates or Representatives, and none of the Company or any of its Affiliates or Representatives shall have any rights or claims against any of the Financing Sources, in each case, in any way relating to or arising out of this Agreement, the Debt Commitment Letter, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise; provided, however, that, notwithstanding the foregoing, nothing herein shall affect, modify or impair the rights, claims or remedies of Parent, Merger Sub or its Affiliates (including Parent’s post-Closing Subsidiaries), or the parties to the Commitment Letters (or definitive documentation with respect to the Financing), against the Financing Sources under the Debt Commitment Letter or such definitive documentation with respect to the Debt Financing, or otherwise in connection with, the Debt Financing or any of the transactions contemplated thereby or the performance of any services thereunder.

Section 8.12 Publicity. Parent and the Company shall develop a joint communications plan and each Party, from the date hereof until the earlier to occur of the Closing Date or the date of the termination of this Agreement in accordance with Section 7.1, shall (a) ensure that all press releases and other public statements or communications with respect to the transactions contemplated hereby are consistent with such joint communications plan and (b) unless otherwise restricted by applicable Law, consult with, and obtain the prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of, each other before issuing any press release or, to the extent practicable, otherwise making any public statement or communication with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, from the date hereof until the earlier to occur of the Closing Date or the date of the termination of this Agreement in accordance with Section 7.1, except to the extent disclosed in or consistent with the Proxy Statement in accordance with the provisions of Section 5.6, neither Parent nor the Company shall issue any press release or otherwise make any public statement or disclosure concerning any other Party or any other Party’s business, financial condition or results of operations without the consent of such other Party, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, each of the Parties agrees that, promptly following the date hereof, Parent and the Company shall issue a mutually acceptable initial joint press release announcing this Agreement and the transactions contemplated hereby. The provisions of this Section 8.12 shall not apply to (a) any public statement or disclosure by the Company relating to any Alternative Acquisition Proposal, which will be governed by Section 5.2, (b) any other public statement or disclosure made by the Company from and after any Change of Recommendation, (c) any public statement or disclosure made in connection with any Action between or among the Parties regarding this Agreement or the transactions contemplated hereby or (d) any communications made contained in confidential materials provided by Parent or its Affiliates or Representatives in connection with the arrangement of the Debt Financing in accordance with Section 5.8, and nothing in this Section 8.12 shall prevent Parent or its Affiliates from reporting or disclosing, on a confidential basis, to any of their actual or prospective limited partners or other actual or prospective investors, general information regarding this Agreement and the transactions contemplated hereby, in connection with their fundraising and reporting activities in the ordinary course of business, in each case, subject to the Confidentiality Agreement or customary confidentiality obligations or undertakings with respect to non-public information.

Section 8.13 Expenses. All fees and expenses incurred by the Parties shall be borne solely by the Party that has incurred such fees and expenses, except as otherwise provided herein (including that Parent shall be responsible for 100% of the filing fee under the HSR Act and any filing fees for similar Filings or notices under Antitrust Laws or regulations).

Section 8.14 Construction.

(a) No Strict Construction. The Parties have been represented by counsel during the negotiation and execution hereof and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in a Contract or other document shall be construed against the Party drafting such Contract or document. Each Party has participated in the drafting and negotiation hereof. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions hereof.

(b) Time. When calculating the period of time prior to which, within which or after which any act is to be done or step taken pursuant hereto, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Unless specified otherwise herein, any reference herein to a specific time shall be to such time in the North American Eastern Time Zone.

(c) Dollars. Unless otherwise specifically indicated, any reference herein to “$” means U.S. dollars.

(d) Gender and Number. Any reference herein to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(e) Articles, Sections and Headings. When a reference is made herein to an Article or a Section, such reference shall be to an Article or a Section hereof unless otherwise indicated. The table of contents and headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

(f) Include. Whenever the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”

(g) Hereof. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision hereof.

(h) Extent. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(i) Contracts; Laws. (i) Any Contract referred to herein or in the Company Disclosure Letter means such Contract as from time to time amended, modified or supplemented prior to the Closing, unless otherwise specifically indicated, and (ii) any Law defined or referred to herein means (1) such Law as from time to time amended, modified or supplemented prior to the date hereof, unless otherwise specifically indicated, and (2) any rules and regulations promulgated under such Law by a Governmental Authority.

(j) Persons. References to a person are also to its successors and permitted assigns.

(k) Exhibits and Company Disclosure Letter. The Exhibits hereto and the Company Disclosure Letter are incorporated and made a part hereof and are an integral part hereof. The Company Disclosure Letter shall be organized into sections that correspond to the Sections hereof. Any information disclosed in any section of a Company Disclosure Letter corresponding to a Section in Article III shall qualify such Section and any other Section in Article III, as applicable, if such information’s relevance to such other Section is reasonably apparent on its face. Each capitalized term used in any Exhibit or in the Company Disclosure Letter but not otherwise defined therein has the meaning given to such term herein. The Company Disclosure Letter may include items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts herein or in the Company Disclosure Letter, shall not be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes hereof or otherwise.

(l) Assets. Unless the context otherwise requires, any reference herein to “assets” shall include tangible assets (including real property) and intangible assets.

(m) Made Available. Any document or information shall be deemed to have been “made available” to Parent or the Company, as applicable, only if such document or information (i) has been uploaded to the Datasite electronic data room maintained by the Company and its Representatives in connection with the transactions contemplated hereby and was accessible to Parent as of one (1) day prior to the date hereof or (ii) is publicly available in the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) database as of one (1) day prior to the date hereof.

Section 8.15 Definitions.

(a) As used herein, each of the following underlined and capitalized terms has the meaning specified in this Section 8.15(a):

“Action” means any suit, action, proceeding, arbitration, audit, hearing, inquiry, dispute or investigation or subpoena (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Affiliate” means, for any Person, another Person that directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such first Person; provided that “control” (including the terms “controlled by” and “under common control with”), for the relationship between or among two (2) or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

“Antitrust Laws” means the HSR Act, the Sherman Antitrust Act, the Clayton Antitrust Act of 1914 and any other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade through mergers or acquisitions.

“Beneficially Own” means, for any Person related to any Equity Security, such Person having or sharing, directly or indirectly, through any Contract, relationship or otherwise, (i) the power to vote, or to direct the voting of, such Equity Security, (ii) the power to dispose of, or to direct the disposition of, such Equity Security or (iii) the ability to profit or share in any profit derived from a transaction in such Equity Security, and shall otherwise be interpreted consistent with the term “beneficial ownership,” as defined in Rule 13d-3 under the Exchange Act; provided that a Person shall be deemed to Beneficially Own any Equity Security that may be acquired by such Person under any Contract, relationship or otherwise or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such Equity Securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing); provided, further, that “Beneficial Ownership” and “Beneficially Owned” shall have a correlative meaning.

“Benefit Plan” means each (i) employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, (ii) bonus, stock option, stock purchase, restricted stock, equity or equity-based award, incentive, deferred compensation, retirement, pension, profit sharing, retiree medical, life insurance, supplemental retirement, vacation, medical, dental, vision, prescription or fringe benefit, relocation or expatriate benefit, perquisite, disability or sick leave benefit, employee assistance, supplemental unemployment benefit or other benefit Contracts, plans, programs, agreements or arrangements and (iii) employment, individual independent contractor, consultant or service provider, termination, severance, change in control, salary continuation, transaction bonus, retention or other Contracts, plans, programs, agreements or arrangements, in each case whether written or oral, other than any individual offer letters or employment agreements that are terminable “at will” or for convenience and without the payment, severance, termination or notice pay or other material obligations except as required by applicable Law.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or the banking institutions in New York, New York or Governmental Authorities in the State of Delaware are authorized or required by Law to be closed.

“Clean Team Agreement” means the Clean Team Confidentiality Agreement, dated as of April 8, 2022, by and between Carlyle Investment Management, L.L.C. and the Company.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act or similar state laws, and regulations and guidance issued thereunder.

“Code” means the Internal Revenue Code of 1986.

“Company Benefit Plan” means any Benefit Plan (i) to which any Company Entity is a party, (ii) sponsored, maintained or contributed to, or required to be maintained or contributed to, by any Company Entity or (iii) under which any Company Entity has any Liability (contingent or otherwise).

“Company Board” means the board of directors of the Company.

“Company Common Stock” means, collectively, the shares of Class A common stock, par value $0.01 per share, of the Company and the shares of Class B common stock, par value $0.01 per share, of the Company.

“Company Equity Award” means a Company Option or a Company Share Award.

“Company Government Bid” means any offer, quotation, bid or proposal to sell products or services to any Governmental Authority or any prime contractor prior to the Closing Date which, if accepted, would result in a Company Government Contract.

“Company Government Contract” means any Contract for the sale of goods or services for which the period of performance has not expired or terminated or for which final payment has not yet been received as of the date hereof that is by or between the Company or any Company Subsidiary, on the one hand, and any (i) Governmental Authority, (ii) prime contractor of a Governmental Authority in its capacity as a prime contractor or (iii) subcontractor with respect to any Contract of a type described in clauses (i) or (ii) above, on the other hand. A task, purchase, delivery or work order under a Company Government Contract shall not constitute a separate Company Government Contract, for purposes of this definition, but will be considered part of the Company Government Contract to which it relates.

“Company IT Assets” means computers (including laptops, tablets and mobile phones and devices), servers, workstations, routers, hubs, switches, data communications lines, networks, software, websites and all other information technology equipment and systems, and all documentation associated with the foregoing, in each case, that are used in the conduct of its business and owned by any Company Entity or licensed, leased or used as a service (i.e., IaaS, PaaS and SaaS offerings) by any Company Entity under any written agreement (excluding any public networks).

“Company Material Adverse Effect” means any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, (a) would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the Merger or (b) has had or would reasonably be expected to have a material adverse effect on the business, assets, financial condition, operations or results of operations of the Company Entities, taken as a whole; provided that no event, change, effect, development, state of facts, condition, circumstance or occurrence to the extent arising out of, relating to or resulting from any of the following shall be deemed, either alone or in combination, to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect: (i) any change in general U.S. or global economic conditions or trends (including inflation, interest rates or the price of commodities or raw materials); (ii) any change in (or that is the direct or indirect result of) general conditions of, or generally affecting, the industry or market in which any Company Entity operates; (iii) any change in general regulatory, legislative or political conditions or in securities, credit, financial, debt or other capital markets, in each case in the United States or any foreign jurisdiction; (iv) any change in applicable Law or GAAP (or authoritative interpretations thereof) after the date hereof or COVID-19 Measures; (v) any change in geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage, cyberattacks, insurrection, riots, social or civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, cyberattacks, insurrection, riots, social or civil unrest or terrorism; (vi) any hurricane, earthquake, flood or other natural disasters or any change resulting from weather conditions, epidemics, pandemics (including COVID-19) or any other disaster, calamity, act of god or force majeure event, or any escalation or worsening of any such disaster, calamity, act of god or force majeure event; (vii) the execution and delivery hereof, the public announcement, pendency or anticipated consummation hereof, the Merger or any other transaction contemplated hereby or the terms hereof or thereof (including the identity of Parent or Merger Sub) (other than for the purpose of Section 3.5), any action taken or omitted to be taken by the Company Entities required by the express terms of this Agreement or any action taken or omitted to be taken at the written request of or with the prior written consent of Parent; (viii) any decline, in and of itself, in the trading price or trading volume of the Company Common Stock or any failure by the Company to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period (provided that the underlying cause of any such decline or failure may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein); or (ix) any Action asserted by current or former stockholders of the Company

(in their capacity as such) alleging breach of fiduciary duty or violation of federal or state securities laws, in each case, relating to this Agreement or the transactions contemplated hereby, except in the case of each of clauses (i) – (vi), to the extent that any event, change, effect, development, state of facts, condition, circumstance and occurrence has a materially disproportionate adverse effect on the Company Entities, taken as a whole, as compared to other similarly-situated participants operating in the industries in which the Company Entities operate, in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been a Company Material Adverse Effect.

“Company Service Provider” means each director, officer, employee or other natural-person service provider of any Company Entity.

“Company Stock Plan” means the Management Incentive Plan of the Company, the 2016 Restatement of which was effective as of May 5, 2016.

“Company Stockholders” means the holders of shares of Company Common Stock.

“Confidentiality Agreement” means the letter agreement, dated February 18, 2022, by and between Carlyle Investment Management, L.L.C. and the Company.

“Constituent Documents” means, for any Person, the charter, the certificate or articles of incorporation, formation or partnership, bylaws, limited liability company, operating agreement or partnership agreement or comparable organizational documents of such Person, as the same may be amended, supplemented or otherwise modified from time to time.

“Contract” means any written or oral note, bond, debenture, mortgage, indenture, deed of trust, license, sublicense, lease, sublease, agreement or other contract, subcontract, agreement, commitment, instrument, understanding, franchise or obligation.

“COVID-19” means SARS-CoV-2 or COVID-19, and any variants, evolutions or mutations thereof or associated epidemics, pandemics or disease outbreaks and any treatments, therapies or vaccines therefor.

“COVID-19 Measures” means any Law, guideline or recommendation by any Governmental Authority (including the World Health Organization and the Centers for Disease Control and Prevention) in connection with or in response to COVID-19, including with respect to quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, return to work, vaccination or testing mandates, employment, human resources, customer/vendor engagement, real property or leased real property management, safety or otherwise, including the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and the Consolidated Appropriations Act, 2021 (Pub. L. 116-260), in each case together with any administrative or other guidance published with respect thereto by any Governmental Authority.

“DCSA” means the Defense Counterintelligence and Security Agency of the United States Department of Defense, or any successor thereto.

“Environmental Claim” means any Action alleging liability related to or arising out of any Environmental Law or Environmental Permit, including those related to an actual or alleged Release of, or human exposure to, any Hazardous Materials or violation of any Environmental Law or Environmental Permit.

“Environmental Laws” means all Laws related to pollution or protection of the environment or human health and safety, including laws related to releases or threatened releases of Hazardous Materials into the indoor or outdoor environment (including air, surface water, groundwater, land, surface and subsurface strata) or otherwise related to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Materials and all Laws related to endangered or threatened species of fish, wildlife and plants, and the management or use of natural resources.

“Environmental Permit” means any Permit required or issued pursuant to applicable Environmental Laws.

“Equity Securities” means, for any Person, any (i) shares or units of capital stock or voting securities, membership or limited liability company interests or units, partnership interests or other ownership interests (whether voting or nonvoting) in such Person, (ii) other interest or participation (including phantom shares, units or interests or stock appreciation rights) in such Person that confers on the holder thereof the right to receive a share of the profits and losses of, or distribution of assets of, such Person or a payment from such Person based on or resulting from the value or price of any of the interests in the foregoing clause (i), (iii) subscriptions, calls, warrants, options, market stock units, stock performance units, restricted stock units, derivative contracts, forward sale contracts or commitments of any kind or character related to, or entitling any Person or entity to purchase or otherwise acquire any of the interests in the foregoing clauses (i) and (ii) from such Person, or (iv) securities convertible into or exercisable or exchangeable for any of the interests in the foregoing clauses (i)–(iii).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, for any Person, each trade or business, whether or not incorporated, that, together with such Person, would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414(b), (c) or (m) of the Code.

“ESOP” means the Company’s Employee Stock Ownership Plan, effective January 1, 1999.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Credit Facility” means that certain Third Amended and Restated Credit Agreement, dated as of July 20, 2021, by and among the Company, Bank of America, N.A. (as Administrative Agent and L/C Issuer), PNC Bank, National Association (as Swing Line Lender), JP Morgan Chase Bank, N.A., TD Bank, N.A., U.S. Bank National Association and City National Bank (as Co-Documentation Agents), and PNC Capital Markets, LLC, TRUIST Bank, Capital One, National Association, and Citizens Bank, N.A. (as Co-Syndication Agents), and the other lender parties thereto.

“Financing Sources” means the Persons (including the parties to the Debt Commitment Letter) that have committed to provide, arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing, replacement financing or alternative financings in connection with the transactions contemplated hereby, including the parties to any purchase and sale agreements, commitment letters, joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together, in each case, with their Affiliates, officers, directors, employees and Representatives involved in the Debt Financing and their successors and assigns.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any U.S. or foreign federal, state, provincial or local governmental authority, court, government or self-regulatory organization, commission, arbitrator (public or private), tribunal or organization or any regulatory, administrative or other agency, body, administration, or any political or other subdivision, department or branch of any of the foregoing.

“Hazardous Materials” means (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and radon gas, (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants” or “pollutants” or words of similar meaning and regulatory effect or (iii) any other chemical, material or substance, exposure to which is prohibited, limited, or regulated by any applicable Environmental Law or which may result in liability arising from injury to persons, property or resources.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, for any Person, (i) the aggregate indebtedness for borrowed money, including any accrued interest, fees and cost or penalty associated with prepaying such indebtedness and any such obligations evidenced by bonds, debentures, notes or similar obligations, (ii) obligations under any deferred purchase price arrangements, (iii) capitalized lease obligations that are required to be classified as a balance sheet liability in accordance with GAAP, (iv) obligations under any sale and leaseback transaction, synthetic lease or tax ownership operating lease transaction (whether or not recorded on the balance sheet), (v) obligations related to hedging, swaps or similar arrangements, (vi) obligations related to the face amount of all letters of credit, bankers’ acceptances and similar obligations issued for the account of such Person, (vii) any securities or other equity instruments that under the body of accounting principles applicable to such Person are characterized as debt, (viii) all guarantee obligations of such Person for obligations of the kind referred to in the foregoing clauses (i)–(vii) and (ix) all obligations of the kind referred to in the foregoing clauses (i)–(viii) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any security interest on property (including accounts and contract rights) of such Person, whether or not such Person has assumed or become liable for the payment of such obligation, in each case, owed by such Person.

“Intellectual Property” means all of the following: (i) United States and foreign patents, patent applications, continuations, continuations-in-part, divisionals or reissues; (ii) United States federal and state and foreign trademark registrations, service marks and trade names, pending applications to register the foregoing, and common law trademarks, service marks, designs, logos, and other designations of origin; (iii) any and all copyrightable works of authorship, including but not limited to registered copyrights in both published works and unpublished works, unregistered copyrights in both published works and unpublished works, and applications to register copyrightable works of authorship; (iv) trade secrets, including, confidential or proprietary business information, know-how, concepts, methods, processes, specifications, inventions, formulae, reports, data, customer lists, mailing lists, business plans, or other material proprietary information; (v) all databases and data collections (to the extent deemed to be intellectual property); and (vi) all registered domain names.

“Knowledge” means the actual knowledge of (a) for Parent, the individuals set forth on Section 8.15(a) of the Parent Disclosure Letter under “Parent Knowledge Persons” (the “Parent Knowledge Persons”) and (b) for the Company, the individuals set forth on Section 8.15(a) of the Company Disclosure Letter under “Company Knowledge Persons” (the “Company Knowledge Persons”).

“Laws” means any law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order or other similar requirements enacted, adopted, promulgated, issue or applied by a Governmental Authority, including all Antitrust Laws and Environmental Laws.

“Lien” means any lien, security interest, deed of trust, mortgage, pledge, encumbrance, restriction on transfer, proxies, voting trusts or agreements, hypothecation, assignment, claim, right of way, defect in title, encroachment, easement, restrictive covenant, charge, license, option, right of first refusal or offer, deposit arrangement or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any restriction on the voting interest of any security, any restriction on the transfer of any security (except for those imposed by applicable securities Laws) or other asset or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Merger Sub Board” means the board of directors of Merger Sub.

“Nasdaq” means the Nasdaq Global Select Market.

“OFAC Lists” means the Specially Designated Nationals and Blocked Persons list and all other sanctions lists administered by OFAC.

“Ordinary Course of Business” means the ordinary course of business as conducted by the Company and Company Subsidiaries consistent with past practice; provided that deviations from such Ordinary Course of Business will not be deemed outside the “Ordinary Course of Business” to the extent such deviations were or are reasonably necessary with respect to actions taken (a) in response to COVID-19 to protect the health and safety of the Company’s or Company Subsidiaries’ employees, suppliers, customers, distributors and other individuals having business dealings with the Company or any of the Company Subsidiaries or (b) reasonably adopted to comply with any applicable Law or directive promulgated by any Governmental Authority related to COVID-19, including any COVID-19 Measures.

“Order” means any order, writ, injunction, decree, judgment, award, settlement or stipulation issued, promulgated, made, rendered or entered into by, with or under any Governmental Authority (in each case, whether temporary, preliminary or permanent).

“Parent Board” means the board of directors of Parent.

“Parent Disclosure Letter” means the disclosure letter delivered by Parent to the Company as of the date hereof.

“Parent Entities” means Parent and the Parent Subsidiaries (including, for the avoidance of doubt, Merger Sub).

“Parent Material Adverse Effect” means any event, change, effect, development, state of facts, condition, circumstance or occurrence that would reasonably be expected to have a material adverse effect on Parent’s or Merger Sub’s ability to consummate the Merger or any of the other transactions contemplated hereby in a timely manner upon the terms set forth herein.

“Parent Related Party” means Parent, Merger Sub, the Guarantor, the Financing Sources and any of their respective former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Representatives, Affiliates, members, managers, general or limited partners or assignees.

“Parent Subsidiary” means any Subsidiary of Parent (excluding the Company Entities).

“Permit” means any permit, license, registration, certificate, franchise, qualification, waiver, authorization, accreditation or similar right issued, granted or obtained by or from any Governmental Authority.

“Permitted Lien” means (i) statutory Liens for current Taxes, assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on, for any Company Entity, the most recent audited balance sheet included in the Company SEC Financial Statements in accordance with GAAP, (ii) Liens or imperfections of title related to Liabilities, or securing Indebtedness, for any Company Entity as disclosed in the Company SEC Financial Statements, in each case, publicly filed prior to the date hereof, (iii) for any real property, ordinary course Liens in favor of landlords and prime landlords granted under applicable leases or zoning, building or other restrictions, variances, covenants, restrictive covenants, declarations, rights of way, encumbrances, encroachments, easements and minor irregularities or defects in title, none of which (1) interfere, individually or in the aggregate, in any material respect with the present use of or occupancy of such real property, (2) have a material effect on the value or use of such real property or (3) would materially impair the ability to transfer such real property; (iv) nonexclusive, revocable licenses of Intellectual Property in the Ordinary Course of Business; (v) carrier’s, warehousemen’s, mechanic’s, materialmen’s, repairmen’s or other similar Lien incurred in the Ordinary Course of Business for amounts not yet due and payable; (vi) Liens that are removed prior to the Closing; and (vii) such other Liens which would not, individually or in the aggregate, impair in any material respect the ordinary conduct of the business of the Company and the Company Subsidiaries as currently conducted or detract in any material respect from the use, occupancy, value or marketability of the property affected by such Lien.

“Person” means any individual, corporation, partnership (limited or general), limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Personal Information” means any data and other information related to an identified or identifiable natural person, where an “identifiable natural person” is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data or an online identifier or to one (1) or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of such natural person, and “personal information”, “personal data”, and “personal health information” each as defined by applicable Laws relating to the collection, use, sharing, storage, and/or disclosure of information about an identifiable individual. Personal Information includes pseudonymized data.

“Privacy/Cybersecurity Requirements” means all Laws, Contracts, policies, standards, rules, public statements or guidance applicable to: (i) privacy or Personal Information, (ii) the collection, retention, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), access, disposal, destruction or disclosure of or other activity regarding Personal Information or (iii) cybersecurity, including the Company Entities’ internal and public-facing privacy policies, plans and procedures, any public statements made by any Company Entity related to the foregoing, and any rules of self-regulatory, industry or other organizations in which any Company Entity is or has been a member related to Personal Information or cybersecurity.

“Release” means any release, spill, emission, leaking, pumping, emitting, depositing, discharging, injecting, escaping, leaching, dispersing, dumping, pouring, disposing or migrating into, onto or through the environment (including air, surface water, ground water, land surface or subsurface strata).

“Representatives” means, for any Person, such Person’s officers, directors, employees, consultants, agents, financial advisors, attorneys, accountants, other advisors, Affiliates and other representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Specified Business Conduct Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, all Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions and all other applicable Laws relating to bribery, corruption, kick-backs or other improper payments, (ii) all Laws imposing trade sanctions on any Person, including, all Laws administered by OFAC, all sanctions Laws or embargos imposed or administered by the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury or the European Union and all anti-boycott or anti-embargo Laws, (iii) all Laws relating to the import, export, re-export, transfer of information, data, goods, and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce and the International Traffic in Arms Regulations administered by the U.S. Department of State, and (iv) all anti-money laundering Laws (including related to recordkeeping and reporting requirements), including the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986, the UK Proceeds of Crime Act of 2002 and the UK Terrorism Act of 2000.

“Subsidiary” means, for any Person, any corporation, limited liability company, partnership or other entity, whether incorporated or unincorporated, (i) of which at least a majority of the Equity Securities in, or other interests having by their terms voting power to elect a majority of the board of directors (or other governing body or Person(s) performing similar functions or has similar authority) of, such corporation, limited liability company, partnership or other entity is Beneficially Owned or, directly or indirectly, controlled by such Person or by any one (1) or more of its Subsidiaries or by such Person and one (1) or more of its Subsidiaries, or (ii) that would be required to be consolidated in such Person’s financial statements in accordance with GAAP.

“Tax Return” means any report, return, document, declaration, claim for refund or other information filed or required to be filed with any Governmental Authority related to Taxes (whether or not a payment is required to be made related to such filing), including information returns and any documents related to or accompanying payments of estimated Taxes or related to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information, and including any amendment thereof and any schedule or attachment thereto.

“Taxes” means any and all federal, state, local, foreign or other taxes, charges, levies, fees or other assessments of any kind in the nature of (or similar to) taxes (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto), including taxes or other similar charges on or related to income, franchises, windfall or other profits, gross receipts, property, abandoned or unclaimed property, escheat, capital, sales, use, transfer, inventory, license, capital stock, payroll, employment, unemployment, social security, workers’ compensation, severance, stamp, occupation, premium or net worth, and taxes or other similar charges in the nature of excise, withholding, ad valorem, value added, estimated taxes or custom duties, and including any liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract or otherwise.

“Willful Breach” means an intentional and willful failure to perform any covenant or obligation of this Agreement, in any material respect that is the consequence of an act or omission by a Party with the knowledge by a Parent Knowledge Person, in the case of Parent, or a Company Knowledge Person, in the case of the Company, that the taking of such act or failure to take such act would cause or could reasonably be expected to cause such a breach of this Agreement.

(b) In addition to the defined terms in Section 8.15(a), as used herein, each capitalized term listed below has the meaning specified in the Section opposite such term.

Acceptable Confidentiality Agreement	Section 5.2(g)(i)
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.2(d)
Alternative Acquisition Proposal	Section 5.2(g)(ii)
Alternative Financing	Section 5.8(d)
Annual Cap	Section 5.7(c)
Antitrust Division	Section 5.5(b)
Bankruptcy and Equitable Exceptions	Section 3.4(a)
Book-Entry Share	Section 2.1(c)
Cancelled Shares	Section 2.1(a)(i)
Capitalization Date	Section 3.3(a)
Certificate	Section 2.1(c)
Certificate of Merger	Section 1.2
Change of Recommendation	Section 5.2(d)
Closing	Section 1.3
Closing Date	Section 1.3
Commitment Letters	Section 4.7
Company	Preamble
Company Board Recommendation	Section 3.4(b)
Company Capital Stock	Section 3.3(a)
Company Class A Common Stock	Section 3.3(a)
Company Class B Common Stock	Section 3.3(a)
Company Disclosure Letter	Article III
Company Entities	Section 3.2
Company Financial Advisor	Section 3.21
Company Leased Real Property	Section 3.13(b)(ii)
Company Material Contract	Section 3.15(a)
Company Option	Section 2.4(a)
Company Option Consideration	Section 2.4(a)
Company Owned Real Property	Section 3.13(b)
Company Policy	Section 3.19(b)
Company Preferred Stock	Section 3.3(a)
Company Qualified Plan	Section 5.11(c)
Company Real Property	Section 3.13(b)(ii)
Company Real Property Leases	Section 3.13(b)(ii)
Company Record Date	Section 5.6(c)
Company Registered Intellectual Property	Section 3.17(a)
Company SEC Documents	Section 3.6(a)

Company SEC Financial Statements	Section 3.6(b)
Company Share Award	Section 2.4(b)
Company Share Award Consideration	Section 2.4(b)
Company Stockholder Approval	Section 3.4(a)
Company Stockholder Litigation	Section 5.12
Company Stockholders Meeting	Section 5.6(c)
Company Subsidiaries	Section 3.2
Company Termination Fee	Section 7.3(a)
Consent	Section 3.5(b)
Continuing Employee	Section 5.11(a)
DCSA Notification	Section 5.5(f)
DDTC	Section 5.5(e)
Debt Commitment Letter	Section 4.7
DGCL	Recitals
Dissenting Share	Section 2.3
Effective Time	Section 1.2
Engagement Letter	Section 4.7
Equity Commitment Letter	Section 4.7
Equity Financing	Section 4.7
FAR	Section 3.5(b)
FAR System	Section 3.5(b)
Fee Letter	Section 4.7
Filing	Section 3.5(b)
Financing	Section 4.7
Foreign Interests	Section 4.4(e)
FTC	Section 5.5(b)
Guarantor	Recitals
HSR Clearance	Section 6.1(c)
Indemnified Persons	Section 5.7(a)
Intervening Event	Section 5.2(g)(iii)
ITAR	Section 3.5(b)
Legal Restraint	Section 6.1(b)
Liabilities	Section 3.6(g)
Limited Guarantee	Recitals
Merger	Recitals
Merger Consideration	Section 2.1(a)(ii)
Merger Sub	Preamble
Merger Sub Stockholder Consent	Section 5.6(d)
New Plans	Section 5.11(b)
NISPOM	Section 3.5(b)
Nonqualified Plans	Section 5.11(e)
OFAC	Section 4.4(c)
Outside Date	Section 7.1(b)(i)
Outstanding Company Equity Securities	Section 3.3(a)
Parent	Preamble
Parent Qualified Plan	Section 5.11(c)

Parent Termination Fee	Section 7.3(c)
Parent Welfare Company Benefit Plans	Section 5.11(b)
Parties	Preamble
Paying Agent	Section 2.2(a)
Payment Fund	Section 2.2(b)
Per Share Merger Consideration	Section 2.1(a)(ii)
Proxy Statement	Section 5.6(a)
Reimbursement and Indemnification Obligations	Section 5.8(h)
Sarbanes Oxley Act	Section 3.6(a)
Specified Intellectual Property Agreements	Section 3.17(b)
Superior Acquisition Proposal	Section 5.2(g)(iii)
Surviving Corporation	Section 1.1
Takeover Laws	Section 3.4(b)
Voting Agreement	Recitals

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement all as of the date first written above.

MOOSE BIDCO, INC.

By:	/s/ Dayne Baird
Name: Dayne Baird
Title: Secretary

MOOSE MERGER SUB, INC.

By:	/s/ Dayne Baird
Name: Dayne Baird
Title: Secretary

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement all as of the date first written above.

MANTECH INTERNATIONAL CORPORATION

By:	/s/ Kevin M. Phillips
Name: Kevin M. Phillips
Title: Chairman of the Board, CEO and President

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

Exhibit 99.1

VOTING AGREEMENT

VOTING AGREEMENT, dated as of May 13, 2022 (this “Voting Agreement”), among Moose Bidco, Inc. (“Parent”), and the stockholders of ManTech International Corporation, a Delaware corporation (the “Company”), listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

W I T N E S S E T H :

WHEREAS, concurrently with the execution and delivery of this Voting Agreement, Parent, Moose Merger Sub, Inc., a Delaware corporation (“Merger Subsidiary”), and the Company are entering into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for, among other things, the merger of Merger Subsidiary with and into the Company, subject to the terms and conditions set forth therein;

WHEREAS, as of the date hereof, the Stockholders are the record and beneficial owners of the number of shares of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”), and the number of shares of Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock”) set forth across from such Stockholder’s name on Schedule A hereto (such shares of Class A Common Stock and such shares of Class B Common Stock, together with any other Class A Common Stock or Class B Common Stock of which the Stockholder acquires record or beneficial ownership during the period during which this Voting Agreement remains in effect, collectively, the “Subject Shares”); and

WHEREAS, as an inducement to Parent and Merger Subsidiary to enter into the Merger Agreement and consummate the transactions contemplated thereby, each Stockholder has agreed to enter into this Voting Agreement and vote all of such Stockholder’s Subject Shares as set forth in this Voting Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants (severally and not jointly and) solely as to himself or itself to Parent as follows:

(a) Authority; Enforceability. Such Stockholder (i) if a legal entity or trust, is duly organized, validly existing under the laws of its jurisdiction of organization or (ii) if an individual, has legal competence and capacity to enter into this Voting Agreement. Such Stockholder has all requisite power and authority to execute this Voting Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Stockholder of this Voting Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder (including, with respect to any Stockholder that is a trust, any action on the part of such Stockholder’s trustee(s)).

(b) Execution; Delivery. Such Stockholder has duly executed and delivered this Voting Agreement, and this Voting Agreement constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with such Stockholder’s terms, except as limited by the Bankruptcy and Equitable Exceptions. If Stockholder is an individual and is married, and any of the Subject Shares constitute community property or spousal approval is otherwise necessary for this Voting Agreement to be legal, binding and enforceable, such Stockholder’s spouse has delivered with this Voting Agreement a Spousal Consent in the form attached hereto as Annex A and this Voting Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable against Stockholder’s spouse in accordance with its terms.

(c) No-Conflicts. No consent, approval or authorization of, or registration or filing with, any Governmental Authority or any other Person is required to be obtained or made by or with respect to such Stockholder in connection with the execution, delivery and performance of this Voting Agreement or the consummation of the transactions contemplated hereby, other than such reports, schedules or statements under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Voting Agreement and the transactions contemplated hereby. None of the execution and delivery of this Voting Agreement by such Stockholder, the performance by such Stockholder of any of such Stockholder’s covenants, agreements or obligations under this Voting Agreement, or the consummation by such Stockholder of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both), (i) result in any breach of any provision of such Stockholder’s organizational documents, if applicable, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination or acceleration under, any of the terms, conditions or provisions of any contract to which such Stockholder is a party, (iii) violate, or constitute a breach under, any applicable Law to which such Stockholder or any of such Stockholder’s properties or assets are subject or (iv) result in the creation of any Lien upon the Subject Shares, except, in the case of any of the foregoing clauses (ii), (iii) and (iv), as would not, individually or in the aggregate, prevent, delay or impair the ability of such Stockholder to perform such Stockholder’s obligations under this Voting Agreement.

(d) The Subject Shares. Such Stockholder (together with Stockholder’s spouse if Stockholder is married and the Subject Shares constitute community property under applicable Law) is the record and beneficial owner of the Subject Shares listed on Schedule A across from such Stockholder’s name, free and clear of any Lien (other than Liens created by this Voting Agreement and restrictions under applicable securities laws). None of the Subject Shares listed on Schedule A across from such Stockholder’s name are subject to any voting trust or other agreement with respect to the voting of the Subject Shares, other than this Voting Agreement. Such Stockholder has the sole right to vote the Subject Shares listed on Schedule A across from such Stockholder’s name and, except for this Voting Agreement, such Stockholder is not party to or bound by (x) any option, warrant, purchase right or other contract that would (either alone or in connection with one or more events or developments (including after the satisfaction or waiver of any conditions precedent thereunder)) require such Stockholder to, directly or indirectly, transfer any of the Subject Shares or (y) any voting trust, proxy or other contract with respect to the voting or, direct or indirect, transfer of any of the Subject Shares.

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(e) No Proceedings. As of the date hereof, there are no (i) Actions pending or, to such Stockholder’s knowledge, threatened against such Stockholder or any of such Stockholder’s assets that, if adversely decided or resolved, or (ii) outstanding orders to which such Stockholder or any of such Stockholder’s assets are subject or bound, in either case, which would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the ability of such Stockholder to perform such Stockholder’s obligations under this Voting Agreement.

(f) Acknowledgment. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Voting Agreement.

Section 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

(a) Authority; Enforceability. Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Parent has all requisite corporate power and authority to execute this Voting Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Voting Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent.

(b) Execution; Delivery. Parent has duly executed and delivered this Voting Agreement, and this Voting Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as limited by the Bankruptcy and Equitable Exceptions. No consent of, or registration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Voting Agreement or the consummation of the transactions contemplated hereby, other than (i) reports, schedules or statements by Parent under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Voting Agreement and the transactions contemplated hereby and (ii) such consents, registrations or filings the failure of which to be obtained or made would not have a material adverse effect on Parent’s ability to perform its obligations hereunder.

(c) Acknowledgment. Parent understands and acknowledges that each Stockholder is entering into this Voting Agreement in reliance upon Parent’s execution, delivery and performance of the Merger Agreement.

Section 3. Covenants of the Stockholders.

(a) Voting. Subject to Section 3(b) hereof, each Stockholder hereby covenants and agrees as follows:

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(i) at any meeting of stockholders of the Company, however called, or in any other circumstances upon which a vote is sought, each Stockholder shall: (A) appear at each such meeting or otherwise cause such Stockholder’s Subject Shares to be counted as present for purposes of a quorum; and (B) to the extent that the Subject Shares are entitled to vote thereon, vote (or cause to be voted) such Stockholder’s Subject Shares in favor of the adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement, and any related proposal recommended by the Company’s Board of Directors that is intended to facilitate the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

(ii) at any meeting of stockholders of the Company, however called, or in any other circumstances upon which a vote is sought, each Stockholder shall, to the extent that the Subject Shares are entitled to vote thereon, vote (or cause to be voted) such Stockholder’s Subject Shares against (A) any Alternative Acquisition Proposal or any proposal related to any Alternative Acquisition Proposal, (B) against any change in the Board of Directors or (C) any action that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger or the other transactions contemplated by the Merger Agreement; and

(iii) each Stockholder shall not, directly or indirectly, (A) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement, understanding or agreement with respect to the sale, transfer, pledge, assignment or other disposition of, or limitation on the voting rights of, or any economic interest in (any such action, a “Transfer”) any Subject Shares to any Person other than pursuant to the Merger, provided that such Stockholder shall be permitted to Transfer any Subject Shares to such Stockholder’s Permitted Transferee (as defined below), in each case, if and only if such Stockholder, prior to and as a condition to the effectiveness of such Transfer, causes each such Permitted Transferee to execute a counterpart signature page to this Voting Agreement and deliver the same to Parent and the Company, pursuant to which such Permitted Transferee agrees to be a “Stockholder” pursuant to, and to be bound by, this Voting Agreement with respect to such Subject Shares that are the subject of such Transfer, (B) enter into any voting arrangement, whether by proxy, power of attorney, voting trust, voting agreement or otherwise, with respect to any Subject Shares, or (C) commit or agree to take any of the foregoing actions.

For the purpose hereof, the term “Permitted Transferee ” means, with respect to any Stockholder, (i) a spouse and any lineal descendant, ancestor or sibling (by birth or adoption) and any spouse of any such lineal descendant, ancestor or sibling of such Stockholder, (ii) any trust, the trustees of which include only such Stockholder or persons named in clause (i) and the beneficiaries of which include only such Stockholder or persons named in clauses (i) and/or (ii), (iii) if the Stockholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust, (iv) any corporation, limited liability company, partnership or similar entity, the stockholders, members, and general or limited partners of which include only such Stockholder and/or persons named in clauses (i), (ii) and/or (iii), (v) a charitable organization established by Stockholder and/or persons named in clauses (i), (ii) and/or (iii), contributions to which are deductible for federal income, estate, or gift tax purposes and a majority of whose governing board at all times consists of such Stockholder and/or persons named in

4

clauses (i), (ii) and/or (iii), or any successor to such charitable organization meeting this clause (v) of this definition or (vi) upon the death of any Stockholder, the executor, administrator, or personal representative of the estate of such deceased Stockholder, or the guardian or conservator of such Stockholder if such Stockholder is adjudged disabled or incompetent by a court of competent jurisdiction, acting in his or her capacity as such; provided, however, that no Person shall be a Permitted Transferee of any shares of Class B Common Stock unless such Person is a “Permitted Transferee” (as defined in the Second Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof).

(b) Notwithstanding anything in clause (a) above or any other provision of this Voting Agreement to the contrary, in the event the Company Board makes a Change of Recommendation in accordance with the Merger Agreement, the obligations, covenants and restrictions of the Stockholders set forth in clauses (a)(i) and (a)(ii) above shall be modified such that, for the purposes of such clauses, the “Subject Shares” shall refer only to such number of shares of Company Common Stock that would (in the aggregate including the shares held by each Stockholder party hereto) represent, as at the time of such vote, 33% of the total voting power of the outstanding shares of Company Common Stock.

(c) Appraisal Rights. Each Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the Merger.

(d) Acquisition Proposals. Each Stockholder hereby represents and warrants that such Stockholder has read Section 5.2 of the Merger Agreement. From the date hereof until the earlier of the Effective Time and the termination of the Merger Agreement, each Stockholder agrees that such Stockholder will not, directly or indirectly, and shall not authorize or permit any Representative to act on such Stockholder’s behalf to, (i) take any action that the Company is prohibited from taking pursuant to Section 5.2 of the Merger Agreement or (ii) make any Alternative Acquisition Proposal or knowingly encourage any inquiries, proposals or offers (either publicly or to the Company or its Affiliates or Representatives) that would reasonably be expected to lead to or constitute an Alternative Acquisition Proposal. Notwithstanding anything herein to the contrary, each Stockholder, its Affiliates and its and their respective Representatives may engage in the activities described in Section 5.2(b) of the Merger Agreement and prohibited by this Section 2(d) with respect to any Alternative Acquisition Proposal to the extent that the Company is permitted to engage in such activities pursuant to the terms of the Merger Agreement; but only if such Stockholder and its Affiliates and its and their respective Representatives each comply with the terms of the Merger Agreement as if they were the Company.

(e) General Covenants. Each Stockholder agrees that such Stockholder shall not: (i) enter into any contract with any Person or take any other action that violates or conflicts in any material respect with or would reasonably be expected to violate or conflict with in any material respect, or result in or give rise to a violation of or conflict in any material respect with, such Stockholder’s representations, warranties, covenants and obligations under this Voting Agreement with respect to any Subject Shares that remain subject to this Voting Agreement from time to time; or (ii) take any action that could restrict or otherwise impair such Stockholder’s legal power, authority and right to comply with and perform such Stockholder’s covenants and obligations under this Voting Agreement.

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(f) Each Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement or any other disclosure document required in connection with the Merger Agreement or the transactions contemplated thereby such Stockholder’s identity and beneficial ownership of the Subject Shares and the nature of such Stockholder’s commitments under this Voting Agreement to the extent required by applicable Law. Unless required by applicable law, each Stockholder shall not, and shall cause its Representatives not to, make an Alternative Acquisition Proposal or, subject to Section 3(b) and 3(d), any press release, public announcement or other communication with respect to the business or affairs of the Company, Parent or Merger Sub, including this Voting Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, or any Alternative Acquisition Proposal without the prior written consent of Parent.

(g) Subject to Section 3(b), each Stockholder shall notify Parent and the Company promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional shares of Company Capital Stock by such Stockholder after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Capital Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), all of which shall be considered Subject Shares and be subject to the terms of this Voting Agreement as though owned by such acquiring Stockholder on the date hereof.

Section 4. Termination. This Voting Agreement shall terminate automatically without any notice or other action by any Person upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the date of any modification, waiver or amendment to any provision of the Merger Agreement that is effected without the Stockholders’ prior written consent and affects the economics or material terms of the Merger Agreement in a manner that is adverse to the Company or its stockholders (including any reduction of the amount or change in the form of the Merger Consideration or the reduction of, or imposition of any conditions, requirements or restrictions (which are inconsistent with the Merger Agreement) on, a Stockholder’s right to receive the consideration payable to such Stockholder pursuant to the Merger Agreement as in effect on the date hereof), or (d) the mutual written consent of the Stockholders and Parent.

Section 5. General Provisions.

(a) Amendments. This Voting Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b) Notices. All notices and other communications hereunder shall be in writing (including email) and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or sent by email to the Company and Parent in accordance with Section 8.4 of the Merger Agreement and to a Stockholder at such Stockholder’s address set forth on such Stockholder’s signature page hereto (or at such other address for a party as shall be specified by like notice).

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(c) Interpretation. The Section headings herein are for convenience of reference only, do not constitute part of this Voting Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Voting Agreement is made to a Section, such reference shall be to a Section of this Voting Agreement unless otherwise indicated. Unless otherwise indicated, whenever the words “include,” “includes” or “including” are used in this Voting Agreement, they shall be deemed to be followed by the words “without limitation.” The term “or” is not exclusive.

(d) Severability. If any term, provision, covenant or restriction of this Voting Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(e) Counterparts. This Voting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f) Entire Agreement; No Third-Party Beneficiaries. This Voting Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Voting Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Voting Agreement. Except as set forth in Section 5(l) of this Voting Agreement, and except for the Company, which shall be an intended third party beneficiary of this Voting Agreement with standing to enforce the provisions hereof against the parties hereto as if the Company were a party hereto, this Voting Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

(g) Governing Law; Consent to Jurisdiction.

(i) This Voting Agreement, and all Actions and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity), that may be based on this Voting Agreement, arise out of this Voting Agreement or relate hereto or the negotiation, execution, performance or subject matter hereof, shall be governed by the Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

(ii) For any Action or cause of action that may be based on this Voting Agreement, arise out of this Voting Agreement or relate hereto or the negotiation, execution, performance or subject matter hereof, each party hereto (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or, to the extent

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such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, (B) agrees that all such Actions and causes of action shall be heard and determined exclusively under the foregoing clause (A), (C) waives any objection to laying venue in any such Actions or cause of action in such courts, (D) waives any objection that any such court is an inconvenient forum or does not have jurisdiction over any party hereto and (v) agrees that service of process upon such party in any such Action or cause of action shall be effective if such process is given by registered mail addressed to it at the address set forth in Section 8.4 of the Merger Agreement or on the applicable signature page hereto.

(h) Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR CAUSE OF ACTION THAT MAY BE BASED ON THIS VOTING AGREEMENT, ARISE OUT OF THIS VOTING AGREEMENT OR RELATE HERETO OR THE NEGOTIATION, EXECUTION, PERFORMANCE OR SUBJECT MATTER HEREOF.

(i) Assignment; Successors. No party may assign, delegate or otherwise transfer, by operation of law or otherwise, any of such party’s rights or obligations under this Voting Agreement without the consent of each other party hereto; provided that Parent may, without the consent of any Stockholder, assign its rights under this Voting Agreement to any Party to which it assigns its rights under the Merger Agreement. Any purported assignment not permitted under this Section 5(i) shall be null and void. Without limiting any other rights Parent may have hereunder in respect of any Transfer of the Subject Shares, each Stockholder agrees that this Voting Agreement and the obligations hereunder shall attach to the Subject Shares beneficially owned by such Stockholder and shall be binding upon any person to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder’s heirs, guardians, administrators, representatives or successors.

(j) Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any provision hereof was not performed under their specific terms or were otherwise breached by a party and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, at any time prior to the termination hereof, each party hereto shall each be entitled to an injunction or injunctions to prevent breaches hereof and to enforce specifically the performance of terms and provisions of this Voting Agreement in each case without proof of actual damages (and each party hereto waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which each Party is entitled at Law or in equity. Each party hereto further agrees not to assert (i) that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason or (ii) that a remedy of monetary damages would provide an adequate remedy for any such breach.

(k) Capacity as Stockholder. Notwithstanding anything herein to the contrary, (a) each Stockholder signs this Voting Agreement solely in its, his or her capacity as a stockholder of the Company, and not in any other capacity and this Voting Agreement shall not limit or otherwise affect the actions of such Stockholder, any Affiliate thereof or any of their respective

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Representatives or designees in its capacity, if applicable, as an officer, director, employee or agent of the Company, and (b) nothing herein shall in any way restrict a director, officer, employee or agent of the Company in the taking of any actions (or failure to act) in his or her capacity as such, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director, officer, employee or agent of the Company from taking any action in his or her capacity as such.

(l) Non-Recourse. All Actions (whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, arise out of or relate to this Voting Agreement or the negotiation, execution, performance or non-performance of this Voting Agreement (including any representation or warranty made in or in connection with this Voting Agreement or as an inducement to enter into this Voting Agreement) may be made by any party hereto only against the Persons that are expressly identified as parties hereto. No Person who is not a named party to this Voting Agreement, including any director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or Representative of any named party to this Voting Agreement that is not itself a named party to this Voting Agreement (“Non-Party Affiliates”), shall have any liability (whether in Contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) to any party to this Voting Agreement for any obligations or liabilities arising under, in connection with or related to this Voting Agreement or for any claim based on, in respect of, or by reason of this Voting Agreement or its negotiation or execution; and each party hereto or thereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates. The parties to this Voting Agreement acknowledge and agree that the Non-Party Affiliates are intended third-party beneficiaries of this Section 5(l). Nothing in this Voting Agreement precludes the parties hereto or any Non-Party Affiliates from exercising any rights under the Merger Agreement or any other agreement to which they are specifically a party or an express third party beneficiary thereof, and nothing in this Voting Agreement shall limit the liability or obligations of any Non-Party Affiliates under the Merger Agreement or any other agreement to which they are specifically a party.

(m) No Ownership Interest. Except as otherwise provided herein, nothing contained in this Voting Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. Except as otherwise provided herein, all rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to manage, direct, restrict, regulate, govern, or administer any of the policies or any power or authority to direct the Stockholders in the voting of any of the Subject Shares, except as otherwise provided herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

MOOSE BIDCO, INC.

By
Name:	Dayne Baird
Title:	Secretary

[Signature Page - Voting Agreement]

IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

STOCKHOLDERS:

George J. Pedersen

Address:

2251 Corporate Park Drive Suite 600
Herndon, Virginia 20171 with a copy to (which shall not constitute notice):

[Signature Page - Voting Agreement]

IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

STOCKHOLDERS:

The Pedersen GST 2022 Trust

By:
Name:	Jennifer A. Warren
Title:	Trustee

Address:

2251 Corporate Park Drive Suite 600
Herndon, Virginia 20171 with a copy to (which shall not constitute notice):

[Signature Page - Voting Agreement]

IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

STOCKHOLDERS:

The Pedersen Nonexempt 2022 Trust

By:
Name:	Jennifer A. Warren
Title:	Trustee

Address:

2251 Corporate Park Drive Suite 600
Herndon, Virginia 20171

with a copy to (which shall not constitute notice):

[Signature Page - Voting Agreement]

Exhibit 99.2

Carlyle to Acquire ManTech in All-Cash Transaction Valued at Approximately $4.2 Billion

ManTech shareholders to receive $96.00 in cash per share

HERNDON, Va., May 16, 2022 — ManTech International Corporation (Nasdaq: MANT) (“ManTech” or the “Company”), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced that it has entered into a definitive agreement to be acquired by funds managed by global investment firm Carlyle (NASDAQ: CG) in an all-cash transaction with a total enterprise value of approximately $4.2 billion.

Under the terms of the transaction, ManTech shareholders will receive $96.00 per share in cash, which represents a 32% premium to ManTech’s unaffected closing share price of $72.82 on February 2, 2022, the last trading day prior to published media reports regarding a potential strategic process for the Company, and a 17% premium to the closing stock price of $81.97 on May 13, 2022.

“We have always admired ManTech’s unwavering commitment to support national security customers and their critical missions through differentiated capabilities and technology solutions. ManTech’s talented employees and leadership team have built a remarkable Company with strong market positions across the federal government,” said Dayne Baird, a Managing Director on Carlyle’s Aerospace & Government Services team. “Through this partnership, we look forward to leveraging our sector expertise and resources to accelerate growth and innovation and to drive greater value for customers and employees.”

“This announcement is an important milestone for ManTech and a testament to our growth and the leadership position we have built since our founding by George Pedersen more than 50 years ago,” said ManTech Chairman, Chief Executive Officer and President Kevin M. Phillips. “Following a comprehensive review of strategic alternatives, our Board determined that this transaction is in the best interest of our shareholders and provides them with the most compelling value maximization outcome, offering liquidity at a significant premium. We look forward to leveraging Carlyle’s deep knowledge and experience investing in and growing companies, as we deliver stronger outcomes for our customers and increased opportunities for our employees.”

Transaction Details

The transaction was unanimously approved by ManTech’s Board of Directors, which recommends that ManTech shareholders vote in favor of the transaction. The transaction is expected to close in the second half of calendar 2022, subject to approval by ManTech shareholders, receipt of regulatory approvals and other customary closing conditions.

Stockholders holding shares of common stock representing 49.2% of the current outstanding voting power of the ManTech common stock have entered into a voting agreement pursuant to which they have agreed, among other things, to vote their shares of common stock in favor of the transaction, subject to certain conditions.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor and King & Spalding LLP is serving as legal counsel to ManTech in connection with the transaction.

Robert W. Baird & Co. is serving as financial advisor and Latham & Watkins LLP is serving as legal advisor to Carlyle in connection with the transaction.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence and federal civilian agencies. In business for more than 53 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems engineering and software application development solutions that support national and homeland security. Additional information on ManTech can be found at www.mantech.com.

About Carlyle

Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $325 billion of assets under management as of March 31, 2022, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs nearly 1,900 people in 26 offices across five continents. Further information is available at www.carlyle.com. Follow Carlyle on Twitter @OneCarlyle.

Additional Information about the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving ManTech International Corporation (“ManTech”) and Carlyle. A meeting of the stockholders of ManTech will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. ManTech expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of ManTech and will contain important information about the proposed Merger and related matters. STOCKHOLDERS OF MANTECH ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MANTECH AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by ManTech with the SEC at the SEC’s website at www.sec.gov.

ManTech and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ManTech’s stockholders in connection with the proposed transaction will be set forth in ManTech’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by ManTech’s stockholders. You may also find additional information about ManTech’s directors and executive officers in ManTech’s definitive proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2022, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements concerning ManTech and the proposed transaction between ManTech and Carlyle. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, the inability to obtain required regulatory approvals or satisfy other conditions to the closing of the proposed transaction; unexpected costs, liabilities or delays in connection with the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the significant transaction costs associated with the proposed transaction and other risks that may imperil the consummation of the proposed transaction, which may result in the transaction not being consummated within the expected time period or at all; negative effects of the announcement, pendency or consummation of the transaction on the market price of ManTech’s common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; the inability of ManTech to retain and hire key personnel; the risk that certain contractual restrictions contained in the business combination agreement during the pendency of the proposed transaction could adversely affect ManTech’s ability to pursue business opportunities or strategic transactions; and failure to maintain ManTech’s relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts during the pendency of the transaction.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this communication are cautioned not to place undue reliance on such forward-looking statements. ManTech assumes no obligation to update or revise the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.

Contacts:

ManTech Investor Relations Stephen Vather VP, M&A and Investor Relations (703) 218-6093 Stephen.Vather@ManTech.com	ManTech Media Sheila Blackwell VP, Enterprise Marketing & Communications (301) 717-7345 Sheila.Blackwell@ManTech.com

Carlyle Brittany Berliner (202) 813-4839 Brittany.Berliner@Carlyle.com